As filed with the Securities and Exchange Commission on August 4, 1998
                                                 Registration No. 333-
                                                 Registration No. 333-
                                                 Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------


                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------


                            GST NETWORK FUNDING, INC.
                                  GST USA, INC.
                          GST TELECOMMUNICATIONS, INC.
           (Exact name of Registrants as specified in their charters)


           DELAWARE                                      4813                                     13-4001870
           DELAWARE                    (Primary Standard Industrial Classification                83-0310464
           CANADA                                   Code Number)                               Not Applicable
   (State or other jurisdiction                                                               (I.R.S. Employer
of incorporation or organization)                                                             Identification No.)

                            GST NETWORK FUNDING, INC.
                                  GST USA, INC.
                          GST TELECOMMUNICATIONS, INC.
                                4001 MAIN STREET
                           VANCOUVER, WASHINGTON 98663
                                 (360) 906-7100

   (Address and telephone number of registrants' principal executive offices)

                      ------------------------------------


                               DANIEL L. TRAMPUSH
                            GST NETWORK FUNDING, INC.
                                  GST USA, INC.
                          GST TELECOMMUNICATIONS, INC.
                             CHIEF FINANCIAL OFFICER
                                4001 MAIN STREET
                           VANCOUVER, WASHINGTON 98663
                            TELEPHONE: (360) 906-7100
                            FACSIMILE: (360) 906-7150
    (Name, address and telephone number of agent for service for registrants)

                      ------------------------------------


                                    Copy to:

                              DAVID J. ADLER, ESQ.
                     OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                 505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                            TELEPHONE: (212) 753-7200
                            FACSIMILE: (212) 755-1467

                      ------------------------------------


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED EXCHANGE OFFER: As soon as practicable after this Registration Statement becomes effective.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /


                                              CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                                                         Proposed Maximum
        Title of Each Class of                Amount to be        Proposed Maximum      Aggregate Offering         Amount of
      Securities to be Registered              Registered     Offering Price Per Note         Price            Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
10 1/2% Senior Secured Discount Exchange      $302,281,818         $604.56(2)             $302,281,818(2)          $89,173.14
Notes Due 2008(1)
==================================================================================================================================

(1) The conditional assumption of, and the conditional guarantee of principal and interest on, the Notes is also being registered hereby.
(2) Represents Accreted Value of a Note and of all of the Notes, respectively, at May 31, 1998.


                      ------------------------------------


         THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PROSPECTUS (Subject to Completion)
DATED AUGUST 4, 1998

                                OFFER TO EXCHANGE
             10 1/2% SENIOR SECURED DISCOUNT EXCHANGE NOTES DUE 2008
                                       FOR
                                 ALL OUTSTANDING
                 10 1/2% SENIOR SECURED DISCOUNT NOTES DUE 2008
   ($302,281,818 MILLION AGGREGATE ACCRETED VALUE OUTSTANDING AT MAY 31, 1998)

                                       OF

                            GST NETWORK FUNDING, INC.

     WHICH, UNDER CERTAIN CIRCUMSTANCES, MAY BE ASSUMED BY GST USA, INC. AND
                   GUARANTEED BY GST TELECOMMUNICATIONS, INC.


                               THE EXCHANGE OFFER
                  WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME
                     ON __________ __, 1998, UNLESS EXTENDED


                                 --------------


         SEE "RISK FACTORS" IMMEDIATELY FOLLOWING THE PROSPECTUS SUMMARY FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE NEW NOTES.

                                 --------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
           ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
             ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                                 --------------

                   THE DATE OF THIS PROSPECTUS IS _____, 1998

                                                        (CONTINUED ON NEXT PAGE)

(COVER PAGE CONTINUED)

         GST Network Funding, Inc., a Delaware corporation ("GST Network"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Exchange Offer"), to exchange $1,000 principal amount at maturity of its 10 1/2% Senior Secured Discount Exchange Notes Due 2008 (the "New Notes") for each $1,000 principal amount at maturity of its outstanding 10 1/2% Senior Secured Discount Notes Due 2008 (the "Old Notes"). The offer and sale of the New Notes are being registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Registration Statement (as defined herein) of which this Prospectus constitutes a part. As of May 31, 1998, $302.3 million Accreted Value of the Old Notes was outstanding. The Exchange Offer is being made pursuant to the terms of the registration rights agreement (the "Registration Rights Agreement") dated May 4, 1998, by and among GST Network, GST USA, Inc. ("GST USA"), GST Telecommunications, Inc. ("GST"), and Morgan Stanley & Co. Incorporated ("Morgan Stanley"), Bear, Stearns & Co. Inc. ("Bear Stearns"), Credit Suisse First Boston Corporation ("Credit Suisse First Boston") and SBC Warburg Dillon Read Inc. ("Warburg Dillon Read" and together with Morgan Stanley, Bear Stearns and Credit Suisse First Boston, the "Placement Agents") as Placement Agents, pursuant to the terms of the Placement Agreement dated April 29, 1998, by and among GST Network, GST and the Placement Agents. The New Notes and the Old Notes are collectively referred to herein as the "Notes." As used herein, the term "Holder" means a holder of the Notes.

         THE NOTES ARE SENIOR, SECURED OBLIGATIONS OF GST NETWORK, AND WILL BE UNCONDITIONALLY AND IRREVOCABLY ASSUMED BY GST USA AND GUARANTEED BY GST, ON MAY 1, 2003, OR EARLIER IF PERMITTED UNDER THE TERMS OF GST USA'S AND GST'S
OUTSTANDING INDEBTEDNESS. Neither GST USA will be liable on, nor will GST guarantee the Notes until they are assumed by GST USA. There is a substantial risk that GST USA may be unable to assume the Notes by May 1, 2003. See "Risk Factors -- Possible Inability of GST USA to Assume, GST to Guarantee and GST Network to Redeem the Notes."

         If and when the Notes are assumed by GST USA, the Notes will be senior, secured indebtedness of GST USA and GST USA's obligations under the Notes will be fully and unconditionally guaranteed on an unsubordinated basis by GST (the "Note Guarantee"). The Note Guarantee will be senior, unsecured indebtedness of GST. At June 30, 1998, GST Network had no outstanding borrowings other than the Notes. GST Network is a wholly-owned, special purpose finance subsidiary of GST USA, and GST USA and GST are each holding companies. GST USA is a wholly-owned subsidiary of GST that owns, directly or indirectly, the capital stock of all but one of GST's operating subsidiaries.

         GST Network will accept for exchange any and all Old Notes that are validly tendered and not withdrawn on or prior to 5:00 p.m., New York City time, on the date the Exchange Offer expires, which will be __________ __, 1998 [20 BUSINESS DAYS AFTER COMMENCEMENT OF THE EXCHANGE OFFER], unless the Exchange Offer is extended (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any aggregate minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain conditions, which may be waived by GST Network, and to the terms and provisions of the Registration Rights Agreement. Old Notes may be tendered only in denominations of $1,000 aggregate principal amount at maturity and integral multiples thereof. GST Network has agreed to pay the expenses of the Exchange Offer. See "The Exchange Offer."

         Any waiver, extension or termination of the Exchange Offer will be publicly announced by GST Network through a release to the Dow Jones News Service and as otherwise required by applicable law or regulations.

         The Notes were issued in a private placement (the "May Offering") under an indenture (the "Indenture"), dated as of May 4, 1998, by and among GST Network, GST, GST USA and United States Trust Company of New York (in such capacity, the "Trustee"). The New Notes will be obligations of GST Network (until such time as they may be assumed by GST USA) and are entitled to the benefits of the Indenture. The Indenture provides that GST Network must use all of the net proceeds of the May Offering (in addition to any cash on hand) to purchase United States government securities (the "Pledged Securities") and must pledge the Pledged Securities to the Trustee for the benefit of the Holders. In addition, in consideration for GST Network making the financing through the May Offering available to GST USA and for GST Network facilitating the purchase of GST USA's equipment, GST USA has agreed to reimburse GST Network for any fees or expenses incurred by GST Network in connection therewith and to pay GST Network a commitment fee in an amount equal to 4.5% per annum of the amount by which the aggregate principal amount at maturity of the Notes exceeds the aggregate principal amount of all Intercompany Notes (as hereinafter defined) then held as security for the Notes. Such commitment fee shall be paid semiannually, in arrears, on each May 1 and November 1, commencing November 1, 1998, by GST USA issuing to GST Network promissory notes (the "Fee Notes") guaranteed by GST. The Notes are secured by a first priority security interest in the Pledged Securities and in the accounts established therefor (the "Pledge Account") and by a first priority security interest in the Fee Notes. Upon written request from GST Network to the Trustee, Pledged Securities will be released from the Pledge Account in order to finance the cost (including, without limitation, the cost of design, development, construction, acquisition, installation or integration) of Acquired Equipment (the "Acquired Equipment Cost"); provided that the cost of design, development, construction, installation and integration of the Acquired Equipment shall not exceed 50% of the aggregate Acquired Equipment Cost. Immediately upon the acquisition of any Acquired Equipment, GST Network must grant a first priority security interest in such Acquired Equipment to the Trustee for the benefit of the holders of the Notes. GST USA will purchase the Acquired Equipment from GST Network for an amount equal to the Acquired Equipment Cost and will issue a senior secured promissory note guaranteed by GST in an amount equal to the Acquired Equipment Cost payable to GST Network (an "Intercompany Note"). Each Intercompany Note will mature on May 1, 2003. GST Network will grant a first priority security interest in all Intercompany Notes to the Trustee for the benefit of the holders of the Notes. The Trustee and the holders of the Notes will be entitled to foreclose upon the Fee Notes, the Intercompany Notes and the Acquired Equipment upon the occurrence of an Event of Default under the Notes. See "Risk Factors--Insufficiency of Acquired Equipment to Satisfy the Notes upon Liquidation."

         The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes, except that the offer and sale of the New Notes have been registered under the Securities Act. Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the Indenture. Following consummation of the Exchange Offer, the Holders of Old Notes will continue to be subject to the existing restrictions upon transfer thereof and GST Network will have no further obligation to such Holders to provide for the registration under the Securities Act of the offer and sale of the Old Notes held by them. Following the completion of the Exchange Offer, none of the Notes will be entitled to the contingent increase in interest rate provided pursuant to the Registration Rights Agreement. See "The Exchange Offer."

         The Notes will mature on May 1, 2008. The Old Notes were and the New Notes are being sold at a substantial discount from their principal amount and there will not be any accrual of interest thereon prior to November 1, 2003. Each Note will have a principal amount at maturity of $1,000 and had an Accreted Value of $604.56 at May 31, 1998. Interest on the Notes will be paid in cash at a rate of 10 1/2% per annum on each May 1 and November 1, commencing November 1, 2003.

         The Notes will be redeemable at the option of GST USA, in whole or in part, at any time or from time to time, on or after May 1, 2003, initially at 105.250% of their principal amount at maturity, plus accrued and unpaid interest, declining ratably to 100% of their principal amount at maturity, plus accrued and unpaid interest on or after May 1, 2006. If on May 1, 2003, GST USA is prohibited by its outstanding indebtedness from assuming all of the Notes, GST Network will redeem, upon not less than 10 nor more than 30 days' notice, the portion of the Notes that cannot be assumed, at 105.250% of their principal amount at maturity plus accrued and unpaid interest to the date of redemption. In addition, upon a Change of Control (as hereinafter defined), GST Network or GST USA, as the case may be, will be required to make an offer to purchase the Notes at a purchase price equal to 101% of their principal amount plus accrued interest. See "Description the New Notes -- Mandatory Redemption," "-- Optional Redemption," and "-- Repurchase of Notes Upon Change of Control."

         Based upon no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5,
1991) and Shearman & Sterling (available July 2, 1993), GST Network believes that New Notes issued pursuant to this Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a Holder thereof other than (i) a broker-dealer who purchased such Old Notes directly from

GST Network to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" (within the meaning of Rule 405 of the Securities Act) of GST Network, GST USA or GST, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Holder is acquiring the New Notes in the ordinary course of its business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. Holders of Old Notes who tender in the Exchange Offer with the intention to participate in a distribution of the New Notes may not rely upon the position of the staff of the Commission enunciated in the above-referenced no-action letters, and, in the absence of an exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Holders of Old Notes wishing to participate in the Exchange Offer must represent to GST Network in the Letter of Transmittal that such conditions have been met.

         Each broker-dealer (other than an "affiliate" of GST Network, GST USA or GST) that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. GST Network has agreed that, for a period of 180 days after the consummation of the Exchange Offer, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." Any broker-dealer who is an affiliate of GST Network, GST or GST USA may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

         The New Notes constitute a new issue of securities with no established trading market. GST Network does not intend to list the New Notes on any United States securities exchange or to seek approval for quotation through any automated quotation system. GST Network has been advised by the Placement Agents that, following completion of the Exchange Offer, they currently intend to make a market in the New Notes; however, the Placement Agents are not obligated to do so and any market-making activities with respect to the New Notes may be discontinued at any time. The Placement Agents may act as principal or agent in such transactions. There can be no assurance that an active trading market for the New Notes will develop. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a Holder's ability to sell untendered Old Notes could be adversely affected.

         This Prospectus, together with the Letter of Transmittal, is being sent to all registered Holders of Old Notes as of _____________ __, 1998.

         GST Network will not receive any proceeds from this Exchange Offer. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

         No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus and the Letter of Transmittal and, if given or made, such information or representation must not be relied upon as having been authorized by GST Network, GST USA, GST or the Exchange Agent (as defined herein). This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the New Notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus shall not, under any circumstances, create any implication that the information herein is correct at any time subsequent to its date.

                           ---------------------------

                                TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----

AVAILABLE INFORMATION.......................................................1
INCORPORATION OF CERTAIN DOCUMENTS
    BY REFERENCE............................................................2
PROSPECTUS SUMMARY..........................................................4
RISK FACTORS...............................................................14
THE EXCHANGE OFFER.........................................................30
USE OF PROCEEDS............................................................36
SELECTED FINANCIAL DATA....................................................37
MANAGEMENT'S DISCUSSION AND
    ANALYSIS OF FINANCIAL CONDITION
    AND RESULTS OF OPERATIONS..............................................42
BUSINESS...................................................................57
CERTAIN RELATIONSHIPS AND RELATED
    TRANSACTIONS...........................................................72
DESCRIPTION OF THE NEW NOTES...............................................74
DESCRIPTION OF INDEBTEDNESS AND
 REDEEMABLE PREFERRED SHARES..............................................105
CERTAIN UNITED STATES FEDERAL
 INCOME TAX CONSIDERATIONS................................................111
CERTAIN CANADIAN TAX
 CONSIDERATIONS...........................................................115
PLAN OF DISTRIBUTION......................................................117
LEGAL MATTERS.............................................................118
EXPERTS...................................................................118
INDEX TO FINANCIAL STATEMENTS.............................................F-1

                           ---------------------------

                              AVAILABLE INFORMATION

         GST Network, GST USA and GST have filed with the Commission a Registration Statement on Form S-4 under the Securities Act with respect to the New Notes offered in the Exchange Offer. For the purposes hereof, the term "Registration Statement" means the original Registration Statement and any and all amendments thereto. In accordance with the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the schedules and exhibits thereto. Each statement made in this Prospectus concerning a document filed as an exhibit to the Registration Statement is qualified in its entirety by reference to such exhibit for a complete statement of its provisions. For further information pertaining to GST Network, GST USA, GST and the New Notes offered in the Exchange Offer, reference is made to such Registration Statement, including the exhibits and schedules thereto and the financial statements, notes and schedules filed as a part thereof. The Registration Statement (and the exhibits and schedules thereto) may be inspected and copied at the public reference facilities maintained by the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, or at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, Suite 1300, New York, New York 10048. Any interested party may obtain copies of all or any portion of the Registration Statement and the exhibits thereto at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, Room 1024, Washington, D.C. 20549. In addition, registration statements and other filings made with the Commission through its Electronic Data
Gathering, Analysis and Retrieval ("EDGAR") system are publicly available through the Commission's site on the Internet's World Wide Web, located at http://www.sec.gov.

         GST and GST USA are, and upon effectiveness of this Registration Statement GST Network will be, subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file or will file reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Chicago,

Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         The Indenture requires GST Network, or GST USA if and when the Notes are assumed, and GST to file with the Commission the annual, quarterly and other reports required by Sections 13(a) and 15(d) of the Exchange Act, regardless of whether such Sections are applicable to GST Network, GST USA or GST. GST Network or GST USA, as the case may be, and GST will supply without cost to each Holder of Notes, and file with the Trustee under the Indenture, copies of the audited financial statements, quarterly reports and other reports that GST Network or GST USA, as the case may be, and GST are required to file with the Commission pursuant to Sections 13(a) and 15(d) of the Exchange Act.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         GST's Transition Report on Form 10-K for the period ended December 31, 1997, Annual Report on Form 10-K for the fiscal year ended September 30, 1997, Quarterly Report on Form 10-Q for the three month period ending March 31, 1998, and the Current Reports on Form 8-K dated June 15, 1998, May 4, 1998, February 27, 1998 and January 6, 1998 are incorporated by reference in this Prospectus and shall be deemed to be a part hereof.

         GST USA's Transition Report on Form 10-K for the period ended December 31, 1997, as amended, Annual Report on Form 10-K for the fiscal year ended
September 30, 1997, Quarterly Report on Form 10-Q for the three months ended March 31, 1998, and the Current Reports on Form 8-K dated May 4, 1998 and February 27, 1998 are incorporated by reference in this Prospectus and shall be deemed to be a part hereof.

         All subsequent reports filed by the Company on Forms 10-K, 10-Q, 8-K or otherwise, prior to the termination of this offering, are deemed to be incorporated by reference in this Prospectus and shall be deemed to be a part hereof from the date of filing of such documents.

         GST and GST USA hereby undertake to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Written requests for such copies should be directed to GST Telecommunications, Inc. at 4001 Main Street, Vancouver, Washington 98663, Attention: Chief Financial Officer. Oral requests should be directed to such individual (telephone number (360) 906-7100).

                           --------------------------

         No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by GST Network, GST USA or GST. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. The delivery of this Prospectus at any time does not imply that information contained herein is correct as of any time subsequent to its date.

THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL GST NETWORK ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

         THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM GST TELECOMMUNICATIONS, INC. AT 4001 MAIN STREET, VANCOUVER, WA 98663, ATTENTION: CHIEF FINANCIAL OFFICER, (360) 906-7100. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE ON OR BEFORE ________, 1998 [FIVE BUSINESS DAYS PRIOR TO THE DATE ON WHICH THE FINAL INVESTMENT DECISION MUST BE MADE].

                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS THE CONTEXT OTHERWISE REQUIRES, THE TERM "COMPANY" MEANS THE CONSOLIDATED BUSINESS OPERATIONS OF GST AND ITS SUBSIDIARIES, INCLUDING GST USA AND GST NETWORK; THE TERMS "FISCAL" AND "FISCAL YEAR" REFER TO THE COMPANY'S FISCAL YEARS, INCLUDING THE THIRTEEN MONTHS ENDED SEPTEMBER 30, 1994 ("FISCAL 1994"), THE FISCAL YEAR ENDED SEPTEMBER 30, 1995 ("FISCAL 1995"), THE FISCAL YEAR ENDED SEPTEMBER 30, 1996 ("FISCAL 1996"), THE FISCAL YEAR ENDED SEPTEMBER 30, 1997 ("FISCAL 1997"), THE FISCAL YEAR ENDING DECEMBER 31, 1998 ("FISCAL 1998") AND THE FISCAL YEAR ENDING DECEMBER 31, 1999 ("FISCAL 1999"); "1997 THREE MONTH PERIOD" REFERS TO THE THREE MONTHS ENDED DECEMBER 31, 1997 AND "1996 THREE MONTH PERIOD" REFERS TO THE THREE MONTHS ENDED DECEMBER 31, 1996; AND, UNLESS OTHERWISE INDICATED, ALL DOLLAR AMOUNTS ARE IN U.S. DOLLARS. ALL FINANCIAL STATEMENTS HAVE BEEN PREPARED IN ACCORDANCE WITH U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. INDUSTRY FIGURES WERE OBTAINED FROM REPORTS PUBLISHED BY THE FEDERAL COMMUNICATIONS COMMISSION (THE "FCC"), THE U.S. DEPARTMENT OF COMMERCE AND OTHER INDUSTRY SOURCES, ALL OF WHICH THE COMPANY HAS NOT INDEPENDENTLY VERIFIED. AS USED IN THIS PROSPECTUS, THE TERM "ISSUER" MEANS GST NETWORK UNTIL SUCH TIME AS GST USA MAY BECOME THE OBLIGOR ON THE NOTES, AFTER WHICH THE TERM "ISSUER" MEANS GST USA. CERTAIN INFORMATION
CONTAINED IN THIS SUMMARY AND ELSEWHERE IN THIS PROSPECTUS, INCLUDING INFORMATION UNDER "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND INFORMATION WITH REGARD TO THE COMPANY'S PLANS AND STRATEGY FOR ITS BUSINESS AND RELATED FINANCING, ARE FORWARD-LOOKING STATEMENTS. SEE "RISK FACTORS" FOR A DISCUSSION OF IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS.

                                   THE COMPANY

         The Company provides a broad range of integrated telecommunications products and services, primarily to business customers located in California, Hawaii and other western continental States. As a facilities-based competitive local exchange carrier ("CLEC"), the Company operates state-of-the-art, digital telecommunications networks that represent an alternative to incumbent local exchange carriers ("ILECs"). The Company's full line of products, which offer a "one-stop" customer-focused solution to the telecommunications services requirements of its customers, include local dial tone, long distance, Internet, data transmission and private line services.

         The Company's digital networks currently serve 40 markets in Arizona, California, Hawaii, Idaho, New Mexico, Texas and Washington. In addition, the Company has networks under construction which, when completed, will expand its regional footprint to Oregon. The Company's 14 high capacity digital switches enable it to deliver switched local services and as of March 31, 1998 the Company had sold over 76,000 access lines.

         The Company also constructs, markets and manages longhaul fiber optic facilities in Arizona, California and Hawaii. The Company's longhaul fiber optic facilities currently extend over 900 route miles and approximately 1,700 route miles are under construction and expected to become operational over the next 12 months.

         Management believes that the formation of an integrated regional network through the interconnection of the Company's individual networks with longhaul fiber optic facilities will provide significant competitive and economic advantages. In addition to providing the Company with a larger addressable market, the interconnection of its networks is expected to allow the Company to carry a portion of its intra-regional telecommunications traffic on-net, thereby improving operating margins by reducing payments to other carriers for use of their facilities. In addition, increasing demand for high bandwidth capacity has created opportunities for the Company to sell or lease capacity on its network to other communications carriers.

         The Company plans to build specific network segments or to lease capacity as economically justified and as the demands of its customers warrant. Management believes that pursuing this "smart-build" approach should permit the Company to provide for ongoing capital expenditures on a "success basis" and allow the Company to build its customer base through an increased focus on sales, marketing and operations support systems. "Smart builds" also provide the Company with the ability to address attractive service areas selectively throughout its targeted markets.

TELECOMMUNICATIONS SERVICES STRATEGY

         In conjunction with its network expansion, the Company has developed a strategy to leverage its existing facilities and infrastructure, customer base and experience by providing a broad range of integrated telecommunications services to meet the voice and data needs of its end-user customers. The Company focuses on medium to large-sized businesses that have significant telecommunications requirements. The Company, through its established sales channels, offers: (i) bundled telecommunications services; (ii) flexible pricing and customized products and services; and (iii) an enhanced level of customer service. To meet its customers' needs, the Company offers a number of telecommunications services, including:

         LOCAL SERVICES. Where authorized, the Company offers both switched and dedicated local service. Dedicated local service involves a fixed communications link, usually between an end-user and a long distance carrier's point-of-presence ("POP"). With a switch, it is possible for the Company to direct traffic to any end-user or long distance carrier provided that the Company has an interconnection agreement with the connecting carriers. The Company plans to continue to install switching equipment in its targeted markets. Once a switch is operational, where regulatory conditions and interconnection agreements permit, the Company intends to offer local dial tone, in addition to enhanced services such as integrated services digital network ("ISDN"), Centrex, voice mail and other custom calling features.

         LONG DISTANCE SERVICES. The Company offers basic and enhanced long distance services, such as toll free, and calling card services, targeting primarily business customers purchasing between $200 and $15,000 of services per month as well as resellers and other carriers. Currently, the Company provides these services by reselling the services of certain major long distance carriers and intends to carry an increasing portion of this traffic over its own network facilities. In April 1998, the Company acquired ICON Communications Corp. ("ICON"), a switch-based reseller of long distance and local services located in Seattle, Washington, for approximately $23.8 million in cash. In March 1998, the Company acquired KLP, Inc. (d/b/a Call America-Phoenix) ("Call America-Phoenix"), a reseller of long distance service located in Phoenix, Arizona, for approximately $3.8 million in cash.

         DATA SERVICES. The Company offers national and international frame relay services on its own frame relay network and through interconnection agreements with other data service providers. Under these agreements, the Company and such data service providers have agreed to link their data networks and terminate one another's traffic. The Company has deployed frame relay switches in 21 markets in the western United States. Such switches can provide both frame relay and Internet services. The Company offers data networking services such as asynchronous transfer mode ("ATM"), high speed LAN connectivity service, frame relay and high capacity access to the Internet and plans to offer video conferencing and multi-media networking in the future. The Company has one ATM switch commercially operational in each of Los Angeles and Ontario, California.

         INTERNET SERVICES. The Company presently offers Internet-related services in most of its markets, such as dedicated Internet access, Web site development and hosting, provides local exchange service and upstream transport for local Internet Service Providers ("ISPs") and electronic commerce services and is in the process of developing various Internet software applications. The Company also offers dial-up Internet access to customers in Portland (Oregon), Vancouver (Washington), the State of Hawaii and select markets in California, including San Francisco, and intends to begin offering such services in the Los Angeles and Houston metropolitan areas in 1998. In March 1998 the Company acquired the business of Whole Earth Networks, LLC ("Whole Earth"), a San Francisco-based full-service ISP, for approximately $9.0 million in cash and the assumption of certain liabilities.

RECENT DEVELOPMENTS

         In February 1998, the Company sold its remaining 63% interest in NACT Telecommunications, Inc. ("NACT") for net proceeds of approximately $85.0 million (the "NACT Sale"). NACT produces advanced telecommunications switching platforms with integrated applications software and network telemanagement capabilities.

         In May 1998, GST Network sold $500,000,000 principal amount at maturity of the Old Notes in the May Offering. The net proceeds of the May Offering of approximately $288.9 million will be used to finance the purchase and installation of Acquired Equipment. Until such time as purchases are made, such net proceeds have been invested in United States government securities in which the holders of the Notes have been granted a first priority security interest. See "Description of the New Notes."

         On June 15, 1998 the Company announced that John Warta had retired as Chairman of the Board and Chief Executive Officer of the Company. Mr. Warta remains a director of the Company. The Board of Directors of the Company has appointed Robert Ferchat, a director of the Company and the Chairman of the Board and Chief Executive Officer of BCE Mobile Communications, Inc. to the position of Chairman of the Board of the Company and Joseph Basile, Jr., the President, Chief Operating Officer and a director of the Company, as acting Chief Executive Officer.

FINANCING PLAN

         The Company plans capital expenditures of approximately $325.0 million and $300.0 million for Fiscal 1998 and Fiscal 1999, respectively. The majority of these expenditures will be made to continue to fund the expansion of the Company's infrastructure, including the development and construction of additional networks and longhaul fiber optic facilities and the purchase and installation of switches and related equipment. The Company believes that the cash on hand, including the proceeds from the May Offering (which may be used solely for the purchase and installation of Acquired Equipment) will provide the Company with sufficient funds to expand its business as presently planned and to fund its operating expenses through October 1999. Thereafter, the Company expects to require additional financing. The extent of additional financing required will depend upon the rate of the Company's expansion and the success of its business. There can be no assurance that additional financing will be available to the Company, or if available that it can be obtained on acceptable terms or within the limitations contained in the Company's financing agreements. See "Risk Factors--Significant Capital Requirements," "Use of Proceeds," and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                   SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

The Exchange Offer..................  Pursuant to the Exchange Offer,  New Notes
                                      will be issued in exchange for outstanding
                                      Old  Notes   validly   tendered   and  not
                                      withdrawn.  The Accreted  Value of the New
                                      Notes  will  be  equal  to that of the Old
                                      Notes  and New  Notes  will be  issued  in
                                      denominations   of  $1,000  in   principal
                                      amount  at  maturity   and  any   integral
                                      multiple of $1,000 in excess thereof.  GST
                                      Network  will issue New Notes to tendering
                                      Holders  of  Old  Notes  as   promptly  as
                                      practicable after the Expiration Date.

Resale   ..........................   Based upon an  interpretation by the staff
                                      of the  Commission  set forth in no-action
                                      letters  issued  to  third  parties,   GST
                                      Network believes that the New Notes issued
                                      pursuant to the Exchange Offer in exchange
                                      for Old Notes may be offered  for  resale,
                                      resold and  otherwise  transferred  by any
                                      Holder thereof (other than broker-dealers,
                                      as set forth  below,  and any such  Holder
                                      that is an "affiliate," within the meaning
                                      of Rule 405 under the  Securities  Act, of
                                      GST  Network,  GST  USA  or  GST)  without
                                      compliance  with  the   registration   and
                                      prospectus   delivery  provisions  of  the
                                      Securities  Act,  provided  that  such New
                                      Notes are acquired in the ordinary  course
                                      of such  Holder's  business  and that such
                                      Holder has no arrangement or understanding
                                      with  any  person  to  participate  in the
                                      distribution  of  such  New  Notes.   Each
                                      broker-dealer  (other than an affiliate of
                                      GST Network, GST USA or GST) that receives
                                      New Notes for its own  account in exchange
                                      for Old  Notes  that  were  acquired  as a
                                      result of  market-making  or other trading
                                      activity  must  acknowledge  that  it will
                                      deliver a prospectus  in  connection  with
                                      any resale of such New  Notes.  The Letter
                                      of   Transmittal   states   that   by   so
                                      acknowledging and delivering a prospectus,
                                      such  broker-dealer  will not be deemed to
                                      admit that it is an  "underwriter"  within
                                      the meaning of the  Securities  Act.  This
                                      Prospectus,   as  it  may  be  amended  or
                                      supplemented  from  time to  time,  may be
                                      used by such  broker-dealer  in connection
                                      with  resales  of New  Notes  received  in
                                      exchange  for Old  Notes  where  such  New
                                      Notes were acquired by such  broker-dealer
                                      as a result of market-making activities or
                                      other trading activities.  GST Network has
                                      agreed  that,  for a  period  of 180  days
                                      after the  Expiration  Date,  it will make
                                      this  Prospectus  available  to  any  such
                                      broker-dealer  for use in connection  with
                                      any   such    resale.    See    "Plan   of
                                      Distribution."  Any Holder who  tenders in
                                      the Exchange  Offer with the  intention to
                                      participate,   or  for  the   purpose   of
                                      participating,  in a  distribution  of the
                                      New  Notes or who is an  affiliate  of GST
                                      Network,  GST USA or GST  may not  rely on
                                      the   position   of  the   staff   of  the
                                      Commission  enunciated  in  EXXON  CAPITAL
                                      HOLDINGS  CORPORATION  (available  May 13,
                                      1988),  MORGAN STANLEY & CO.  INCORPORATED
                                      (available  June 5,  1991) and  SHEARMAN &
                                      STERLING  (available July 2, 1993) and, in
                                      the  absence  of an  exemption  therefrom,
                                      must  comply  with  the  registration  and
                                      prospectus  delivery  requirements  of the
                                      Securities   Act  in  connection   with  a
                                      secondary resale  transaction.  Failure to
                                      comply  with  such  requirements  in  such
                                      instance   may   result  in  such   Holder
                                      incurring liabilities under
                                      the Securities Act for which the Holder is not indemnified by GST Network, GST USA or GST.

                                      The Exchange Offer is not being made to, nor will GST Network accept surrenders for exchange from, Holders of Old Notes in any jurisdiction in which this Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

Expiration Date...................    5:00 p.m.,  New York City time, on _______
                                      __,   1998   [20   BUSINESS   DAYS   AFTER
                                      COMMENCEMENT   OF  THE  EXCHANGE   OFFER],
                                      unless the Exchange Offer is extended,  in
                                      which  case  the  term  "Expiration  Date"
                                      means  the  latest  date and time to which
                                      the  Exchange   Offer  is  extended.   Any
                                      extension,   if  made,  will  be  publicly
                                      announced  through  a  release  to the Dow
                                      Jones  News   Service  and  as   otherwise
                                      required by applicable law or regulations.

Conditions to the
  Exchange Offer.................     The  Exchange  Offer is subject to certain
                                      conditions,  which  may be  waived  by GST
                                      Network.   See  "The  Exchange   Offer  --
                                      Conditions  to the  Exchange  Offer."  The
                                      Exchange Offer is not conditioned upon any minimum principal amount at maturity of Old Notes being tendered.

Procedures for Tendering Old
 Notes............................    Each Holder of Old Notes wishing to accept
                                      the Exchange Offer must complete, sign and
                                      date  the  Letter  of  Transmittal,  or  a
                                      facsimile thereof,  in accordance with the
                                      instructions contained herein and therein,
                                      and mail or  otherwise  deliver the Letter
                                      of  Transmittal,  or a facsimile  thereof,
                                      together   with   the  Old   Notes  to  be
                                      exchanged    and   any   other    required
                                      documentation   to  United   States  Trust
                                      Company of New York, as Exchange Agent, at
                                      the address set forth  herein and therein.
                                      By executing a Letter of Transmittal, each
                                      Holder will represent to GST Network,  GST
                                      USA and GST that, among other things,  the
                                      New  Notes   acquired   pursuant   to  the
                                      Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the Holder, that neither the Holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such New Notes and that neither the Holder nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of GST Network, GST
                                      USA or GST.

Special Procedures for
  Beneficial Owners...............    Any  beneficial  owner whose Old Notes are
                                      registered   in  the  name  of  a  broker,
                                      dealer,  commercial bank, trust company or
                                      other  nominee and who wishes to tender in
                                      the  Exchange  Offer  should  contact such
                                      registered  Holder  promptly  and instruct
                                      such  registered  Holder to tender on such
                                      beneficial   owner's   behalf.   If   such
                                      beneficial  owner  wishes to tender on his
                                      own behalf,  such  beneficial  owner must,
                                      prior  to  completing  and  executing  the
                                      Letter of  Transmittal  and delivering his
                                      Old   Notes,   either   make   appropriate
                                      arrangements to register  ownership of the
                                      Old Notes in such
                                      owner's   name  or   obtain   a   properly
                                      completed  bond power from the  registered
                                      Holder.   The   transfer   of   registered
                                      ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

Guaranteed Delivery Procedures......  Holders  of Old  Notes  who wish to tender such Old Notes and whose Old Notes are not
                                      immediately   available   or  who   cannot
                                      deliver their Old Notes and a properly completed Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date may tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Procedures for Tendering."

Acceptance of Old Notes and
  Delivery of New Notes............   Subject   to   certain    conditions   (as
                                      described  more  fully  in  "The  Exchange
                                      Offer  --   Conditions   to  the  Exchange
                                      Offer"),   GST  Network  will  accept  for
                                      exchange  any and all Old  Notes  that are
                                      properly  tendered in the  Exchange  Offer
                                      and not withdrawn, prior to 5:00 p.m., New
                                      York City time,  on the  Expiration  Date.
                                      The  New  Notes  issued  pursuant  to  the
                                      Exchange   Offer  will  be   delivered  as
                                      promptly  as  practicable   following  the
                                      Expiration Date.

Withdrawal Rights................     Subject  to  the   conditions   set  forth
                                      herein,   tenders  of  Old  Notes  may  be
                                      withdrawn  at any time prior to 5:00 p.m.,
                                      New  York  City  time,  on the  Expiration
                                      Date.   See   "The   Exchange   Offer   --
                                      Withdrawal of Tenders."

Certain United States
  Federal Income Tax
  Considerations.................     The  exchange  pursuant  to  the  Exchange
                                      Offer  should  not  constitute  a  taxable
                                      exchange for United States  federal income
                                      tax  purposes.  Each  New Note  should  be
                                      treated as having been  originally  issued
                                      at  the  time   the  Old  Note   exchanged
                                      therefor  was   originally   issued.   See
                                      "Certain  United States Federal Income Tax
                                      Considerations."

Exchange Agent...................     United  States Trust  Company of New York,
                                      the  Trustee  under  the   Indenture,   is
                                      serving as exchange  agent (the  "Exchange
                                      Agent") in  connection  with the  Exchange
                                      Offer. For information with respect to the Exchange Offer, the telephone number for the Exchange Agent is (800) 548-6565 and the facsimile number for the Exchange
                                      Agent is (212) 780-0592.


SEE "THE EXCHANGE OFFER" FOR MORE DETAILED INFORMATION CONCERNING THE TERMS OF THE EXCHANGE OFFER.

                      SUMMARY DESCRIPTION OF THE NEW NOTES

         The Exchange Offer applies to $302.3 million aggregate Accreted Value of Old Notes as of May 31, 1998. The form and terms of the New Notes will be the same in all material respects as the form and terms of the Old Notes, except that the offer and sale of the New Notes will be registered under the Securities Act and, therefore, the New Notes will not bear legends restricting the transfer thereof. Upon consummation of the Exchange Offer, none of the Notes will be entitled to registration rights under the Registration Rights Agreement. The New Notes will evidence the same debt as the Old Notes, will be entitled to the benefits of the Indenture and will be treated as a single class thereunder with any Old Notes that remain outstanding. See "Description of the New Notes."

Issuer   .....................     GST    Network.    The    Notes    will    be
                                   unconditionally  and  irrevocably  assumed by
                                   GST USA  and  guaranteed  by  GST,  on May 1,
                                   2003, or earlier if permitted under the terms
                                   of   GST   USA's   and   GST's    outstanding
                                   indebtedness.   See  "Risk  Factors--Possible
                                   Inability  of  GST  USA  to  Assume,  GST  to
                                   Guarantee  and  GST  Network  to  Redeem  the
                                   Notes"   and    "Description   of   the   New
                                   Notes--Structure and Security."

Securities Offered............     $302.3 million aggregate Accreted Value of 10
                                   1/2% Senior Secured Discount Exchange Notes due 2008 as of May 31, 1998.

Maturity .....................     May 1, 2008.

Yield and Interest............     The Old  Notes  were  sold  at a  substantial
                                   discount  from  their  principal   amount  at
                                   maturity,  and there will not be any  payment
                                   of interest on the Notes prior to November 1,
                                   2003.  For a discussion of the federal income
                                   tax treatment of the Notes under the original
                                   issue  discount  rules,  see "Certain  United
                                   States  Federal  Income Tax  Considerations."
                                   The Notes will fully accrete to face value on
                                   May 1, 2003.  From and after May 1, 2003, the
                                   Notes  will  bear  interest,  which  will  be
                                   payable  in  cash,  at a rate of 10 1/2%  per
                                   annum   on  each  May  1  and   November   1,
                                   commencing November 1, 2003.

Security.....................      The  New  Notes  will  be  identical  in  all
                                   material  respects  to the forms and terms of
                                   the  corresponding  Old Notes.  The Indenture
                                   provides  that as of the  Closing  Date,  GST
                                   Network  must use all of the net  proceeds of
                                   the  May   Offering   to   purchase   Pledged
                                   Securities and pledge the Pledged  Securities
                                   to the Trustee for the benefit of the holders
                                   of the Notes. In addition,  as of the Closing
                                   Date, in consideration for GST Network making
                                   the  financing   through  this  May  Offering
                                   available  to GST USA  and  for  GST  Network
                                   facilitating   the   purchase  of  GST  USA's
                                   equipment,  GST USA has  agreed to  reimburse
                                   GST Network for any fees or expenses incurred
                                   by GST Network in connection therewith and to
                                   pay GST Network a commitment fee in an amount
                                   equal to 4.5%  per  annum  of the  amount  by
                                   which  the  aggregate   principal  amount  at
                                   maturity of the Notes exceeds the aggregate principal amount of all Intercompany Notes then held as security for the Notes. Such commitment fee shall be paid semiannually, in arrears, on each May 1 and November 1, commencing November 1, 1998, by GST USA issuing to GST Network Fee Notes guaranteed by GST. The Notes will be secured by a first priority security interest in the Pledged
                                   Securities,  the Pledge  Account  and the Fee
                                   Notes.

                                   GST Network has used the net proceeds of the May Offering to purchase Pledged Securities which, upon written request from GST Network to the Trustee, will be released from the
                                   Pledge Account in order to finance the cost (including, without limitation, the cost of
                                   design,      development,       construction,
                                   acquisition, installation or integration) of Acquired Equipment (the "Acquired Equipment Cost"); provided that the cost of design, development, construction, installation and integration of the Acquired Equipment shall not exceed 50% of the aggregate Acquired Equipment Cost. Immediately upon the acquisition of any Acquired Equipment, GST Network must grant a first priority security interest in such Acquired Equipment to the Trustee for the benefit of the holders of the Notes. GST USA will purchase the Acquired Equipment from GST Network for an amount equal to the Acquired Equipment Cost and will issue a senior secured promissory note guaranteed by GST in an amount equal to the Acquired Equipment Cost payable to GST Network (an "Intercompany Note"). Each Intercompany Note will mature on May 1, 2003. GST Network will grant a first priority security interest in all Intercompany Notes to the Trustee for the benefit of the holders of the Notes. The Trustee and the holders of the Notes will be entitled to foreclose upon the Fee Notes, the Intercompany Notes and the Acquired Equipment upon the occurrence of an Event of Default under the Notes. See "Risk Factors--Insufficiency of Acquired Equipment to Satisfy the Notes upon Liquidation."

Optional Redemption................The Notes are redeemable at the option of GST
                                   USA, in whole or in part, at any time or from time to time, on or after May 1, 2003, initially at 105.250% of their principal amount at maturity, plus accrued and unpaid interest, declining ratably to 100% of their principal amount at maturity, plus accrued and unpaid interest on or after May 1, 2006. See "Description of the Notes--Optional Redemption."

Mandatory Redemption...............If on May 1,  2003 GST USA is  prohibited  by the terms of any indebtedness outstanding on the Closing Date from assuming all of the Notes, GST Network will redeem, upon not less than 10 nor more than 30 days' notice, the portion of the Notes that cannot be assumed, at 105.250% of their principal amount at maturity plus accrued and unpaid interest to the date of redemption. There can be no assurance that GST Network will have sufficient funds to make such redemption. See "Risk Factors--Possible Inability of GST USA to Assume, GST to Guarantee and GST Network to Redeem the Notes."

Additional Amounts.................Any payments in respect of the Fee Notes, the
                                   Intercompany Notes, or after May 1, 2003, the Notes, made by GST will be made without withholding or deduction for Canadian taxes except as required by law or the interpretation or administration thereof, in which case GST will pay such additional amounts as may be necessary so that the net amount received by GST Network or the holders of the Notes, as the case may be, after such withholding or deduction will not be less than the amount that would have been received in the absence of such withholding or deduction. See "Description of the New Notes--Additional Amounts."

Redemption for
  Changes in Canadian
  Withholding Taxes................After GST USA has become  the  obligor on the
                                   Notes, in the event that, as a result of certain changes affecting Canadian withholding taxes, GST becomes obligated to pay additional amounts in accordance with the Indenture, the Notes will be redeemable, as a whole but not in part, at the option of GST at any time at 100% of their principal amount plus accrued interest. See "Description of the New Notes--Optional Redemption."

Change of Control..................Upon a Change of Control  (as  defined in the
                                   Indenture), GST Network or GST USA, as the case may be, will be required to make an offer to purchase the Notes at a purchase price equal to 101% of their Accreted Value on the date of purchase plus accrued interest. There can be no assurance that GST Network or GST USA will have sufficient funds available at the time of any Change of Control to make any required debt payment (including repurchases of the Notes).

                                   See "Description of the New Notes--Repurchase of Notes upon a Change of Control."

Ranking  ..................        The Notes are secured, senior indebtedness of
                                   GST  Network  and,  once  assumed by GST USA,
                                   will be secured,  senior  indebtedness of GST
                                   USA.  The  Note   Guarantee  will  be  senior
                                   unsecured  indebtedness  of GST.  As of March
                                   31,   1998,   GST  had   $796.9   million  of
                                   indebtedness outstanding,  GST USA had $623.1
                                   million of  indebtedness  outstanding and GST
                                   Network  had no  indebtedness.  After GST USA
                                   assumes  the  Notes,  the  Notes and the Note
                                   Guarantee will be effectively subordinated to
                                   all  liabilities  of GST USA's  subsidiaries,
                                   including  trade  payables.  As of March  31,
                                   1998, the  subsidiaries of GST USA other than
                                   GST Network had approximately  $442.2 million
                                   of   liabilities   (excluding    intercompany
                                   payables),   including   $401.0   million  of
                                   indebtedness.  See "Risk Factors--Substantial
                                   Indebtedness,"   "--Possible   Inability   to
                                   Service     Debt;     Refinancing     Risks,"
                                   "--Structure of GST Network, GST USA and GST;
                                   Secured  Indebtedness;  Ranking of Notes" and
                                   "Description  of  Certain   Indebtedness  and
                                   Redeemable Preferred Shares."

Certain Covenants..................The  Indenture   contains  certain  covenants
                                   which, among other things, prohibit GST Network from incurring any indebtedness other than the Notes and from creating any liens other than liens for the benefit of the holders of the Notes. In addition, the Indenture restricts the ability of GST and its Restricted Subsidiaries (including GST
                                   USA) to: incur additional indebtedness; create liens; engage in sale-leaseback transactions; pay dividends or make distributions in respect of their capital stock; make investments or make certain other restricted payments; sell assets; create restrictions on the ability of Restricted Subsidiaries to make certain payments; issue or sell capital stock of Restricted Subsidiaries; enter into transactions with shareholders or affiliates; and consolidate, merge or sell all or substantially all of their assets. See "Description of the New Notes--Covenants."

Conditional Guarantee..............If and when the Notes are assumed by GST USA,
                                   GST USA's obligations under the Notes will be fully and unconditionally guaranteed on an unsubordinated basis by GST. However, the Note Guarantee shall not be enforceable against GST in an amount in excess of the net worth of GST at the time that determination of such net worth is, under applicable law, relevant to the enforceability of such Note Guarantee. Such net worth shall include any claim of GST against GST USA for reimbursement and any claim against any other guarantor for contribution.

Settlement at DTC..................Transfers of Notes  between  participants  in
                                   The Depository Trust Company ("DTC") will be effected in the ordinary way in accordance with DTC rules and will be settled in next-day funds.

Book-Entry;
  Delivery and
  Form   ..........................Notes sold in  reliance  on Rule 144A will be represented by one or more permanent global Notes in definitive, fully registered form, deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC. Notes sold in offshore transactions in reliance on Regulation S initially will be represented by one or more temporary global Notes in definitive, fully registered form, deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC for the accounts of Euroclear and Cedel Bank. The temporary global Notes will be exchangeable for permanent global Notes 40 days after the Closing Date upon certification that the beneficial interests in such global Notes are owned by non-U.S. persons. Institutional Accredited Investors that are not Qualified Institutional Buyers will receive certificates for the Notes owned by them, which cannot then be traded through the facilities of DTC, except in connection with a transfer to a Qualified Institutional Buyer or a transfer pursuant to Regulation S. See "Description of the New Notes-- Book-Entry; Delivery and Form."

                                  RISK FACTORS

         See "Risk Factors" beginning at page 14 for a discussion of certain factors relating to an investment in the Notes, including risks relating to the Company's historical and anticipated operating losses and negative EBITDA.

                                  RISK FACTORS

         AN INVESTMENT IN THE NOTES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. THE FOLLOWING RISK FACTORS, TOGETHER WITH THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS, SHOULD BE CONSIDERED WHEN EVALUATING AN INVESTMENT IN THE NOTES.

HISTORICAL AND ANTICIPATED FUTURE OPERATING LOSSES AND NEGATIVE EBITDA

         The Company has incurred and expects to continue to incur increasing operating losses and negative EBITDA while it expands its business and builds its customer base. The Company has incurred significant increases in expenses associated with these activities and there can be no assurance that an adequate customer base with respect to any or all of its services will be achieved or sustained. The Company does not expect to achieve a significant market share for any of its services. The Company had net income of approximately $19.5 million, an operating loss of approximately $24.8 million and negative EBITDA of $14.8 million for the three months ended March 31, 1998, a net loss of approximately $39.6 million, an operating loss of approximately $21.9 million and negative EBITDA of $12.0 million for the 1997 Three Month Period and a net loss of approximately $113.3 million, an operating loss of approximately $86.5 million and negative EBITDA of $51.9 million for Fiscal 1997. There can be no assurance that the Company will achieve or sustain profitability or generate positive EBITDA. In February 1998, the Company consummated the NACT Sale, yielding net proceeds of approximately $85.0 million. Without NACT, the Company would have had a net loss of $40.4 million and negative EBITDA of $14.4 million for the 1997 Three Month Period and a net loss of $117.8 million and negative EBITDA of $59.0 million for Fiscal 1997. EBITDA consists of loss before interest, income taxes, depreciation and amortization and other income and non-cash expenses. EBITDA is provided because it is a measure commonly used in the telecommunications industry. It is presented to enhance an understanding of the Company's operating results and is not intended to represent cash flow or results of operations in accordance with generally accepted accounting principles for the periods indicated. See "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         At December 31, 1997, the Company had a U.S. net operating loss carryforward of approximately $130.4 million and a Canadian net operating loss carryforward of approximately Cdn. $11.1 million. While such loss carryforwards are available to offset future taxable income of the Company, the Company does not expect to generate sufficient taxable income so as to utilize all or a substantial portion of such loss carryforwards prior to their expiration. Further, the utilization of net operating loss carryforwards against future taxable income is subject to limitation if the Company experiences an "ownership change" as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), and the analogous provision of the Income Tax Act (Canada) (the "Canada Act").

DEVELOPMENT AND EXPANSION RISK AND POSSIBLE INABILITY TO MANAGE GROWTH

         The Company is in the early stages of its operations. Certain of its networks have only recently become commercially operational and the Company has only recently begun to deploy switches in its networks. The success of the Company will depend, among other things, upon the Company's ability to "smart build" and assess potential markets, design fiber backbone routes that provide ready access to a substantial customer base, secure financing, obtain required rights-of-way, building access and governmental permits, implement expanded interconnection and collocation with facilities owned by ILECs, achieve a sufficient customer base, service customers it has targeted using its "smart build" approach, and upon subsequent developments in state and federal regulations. The Company has begun to target Tier 1 cities and competition in such markets is expected to be significantly greater than in the Tier 2 and Tier 3 cities in which the Company is currently operating. There can be no assurance that any networks to be developed or further developed will be completed on schedule, at a commercially reasonable cost or within the Company's specifications. In addition, the expansion of the Company's business has involved and is expected to continue to involve acquisitions, which could divert the resources and management time of the Company and require integration with the Company's existing operations. There can be no assurance that any acquired business will be successfully integrated into the Company's operations or that any such business will meet the Company's expectations. The Company's future performance will depend, in part, upon its ability to manage its growth effectively, which will require it to continue to implement and improve its operating, financial and accounting systems, to expand, train and manage its employee base and to effectively manage the integration of acquired businesses. These factors and others could adversely affect the expansion of the Company's customer base and service offerings. The Company's inability either to expand in accordance with its plans or to manage its growth could have a material adverse effect on its business, financial condition and results of operations. See "Business."

SIGNIFICANT CAPITAL REQUIREMENTS

         The Company estimates that its capital expenditures will be approximately $325.0 million in Fiscal 1998 and $300.0 million in Fiscal 1999. The Company believes that the proceeds of the May Offering and its cash on hand, including the remaining proceeds from the NACT Sale, the public offering (the "1997 Public Offering") of 6,440,000 common shares, without par value of GST (the "Common Shares") at $12 per share and $144.0 million principal amount of 12 3/4% Senior Subordinated Accrual Notes due 2007 (the "Accrual Notes"), the sale (the "Secured Notes Offering") by GST Equipment Funding of $265.0 million of its 13 1/4% Senior Secured Notes due 2007 (the "Secured Notes") (which, other than the amount pledged to fund the first six interest payments on the Secured Notes, is being used to purchase equipment) and borrowings expected to be available under a credit facility (the "Tomen Facility") with Tomen America Inc. and its affiliates ("Tomen") and an equipment financing agreement with Siemens Telecom Networks ("Siemens"), will provide sufficient funds for the Company to expand its business as presently planned and to fund its operating expenses through October 1999. Thereafter, the Company expects to require additional financing. In the event that the Company's plans or assumptions change or prove to be inaccurate, or the foregoing sources of funds prove to be insufficient to fund the Company's growth and operations, or if the Company consummates acquisitions, the Company may be required to seek additional capital (or seek additional capital sooner than currently anticipated). Sources of financing may include public or private debt or equity financing by the Company or its subsidiaries, sales of assets or other financing arrangements. There can be no assurance that additional financing would be available to the Company, or, if available, that it could be obtained on acceptable terms or within the limitations contained in the Company's financing arrangements. Failure to obtain such financing could result in the delay or abandonment of some or all of the Company's development and expansion plans and expenditures and could have a material adverse effect on the Company. Such failure could also limit the ability of the Company to make principal and interest payments on its outstanding indebtedness, including the Notes. The Company has no material working capital or other credit facility under which it may borrow for working capital and other general corporate purposes. There can be no assurance that such a facility will be available to the Company in the future or that if such a facility were available, that it would be available on terms and conditions acceptable to the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

SUBSTANTIAL INDEBTEDNESS

         At March 31, 1998, the Company had outstanding on a consolidated basis approximately $796.9 million of indebtedness and $54.6 million of mandatorily redeemable preferred stock. In addition, the accretion of original issue discount will cause a $106.9 million increase in liabilities by December 15, 2000 relating to the 13 7/8% Senior Discount Notes due 2005 of GST USA (the "Senior Notes") and the 13 7/8% Convertible Senior Subordinated Discount Notes due 2005 of GST (the "Convertible Notes" and together with the Senior Notes, the "1995 Notes") sold in December 1995, a $116.2 million increase in liabilities relating to the Accrual Notes by November 15, 2002 and a $200.0 million increase in liabilities by May 1, 2003 relating to the Notes. The indentures relating to the 1995 Notes (the "1995 Indentures"), the indenture relating to the Secured
Notes (the "Secured Notes Indenture"), the indenture relating to the Accrual Notes (the "Accrual Notes Indenture") and the indenture relating to the Notes (the "Indenture" and together with the 1995 Indentures, the Secured Notes Indenture and the Accrual Notes Indenture, the "Indentures") limit, but do not prohibit, the incurrence of additional indebtedness by the Company. At March 31, 1998, the Company had $30.5 million of availability under the Tomen Facility to finance the development and construction of additional networks, if and to the extent that proposals for funding projects are approved by Tomen. The Company expects to incur substantial additional indebtedness in the future. The Company has entered into an agreement with Siemens (the "Siemens Loan Agreement") that provides for up to an aggregate of $226.0 million in equipment financing, of which $116.0 million is presently available to the Company (and of which $7.9 million had been provided at March 31, 1998). The Company may seek to increase the amount available up to $226.0 million on an as-needed basis, subject to the negotiation and execution of mutually satisfactory documentation. The Company also entered into an agreement (the "NTFC Loan Agreement") with NTFC Capital Corp. for up to $50.0 million of additional equipment financing (all of which had been provided at March 31, 1998). There can be no assurance that any additional financing will be available to the Company on acceptable terms or at all. See "Description of Certain Indebtedness and Redeemable Preferred Shares."

         The level of the Company's indebtedness could have important consequences to its future prospects, including the following: (i) limiting the ability of the Company to obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements or other purposes; (ii) requiring that a substantial portion of the Company's cash flow from operations, if any, be dedicated to the payment of principal of and interest on its indebtedness and other obligations; (iii) limiting its flexibility in planning for, or reacting to changes in, its business; (iv) the Company will be more highly leveraged than some of its competitors, which may place it at a competitive disadvantage; and (v) increasing its vulnerability in the event of a downturn in its business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

POSSIBLE INABILITY TO SERVICE DEBT; REFINANCING RISKS

         In connection with the buildout of its networks and expansion of CLEC services, the Company has been experiencing increasing negative EBITDA. The Company's earnings before fixed charges were insufficient to cover fixed charges for the three months ended March 31, 1998, the 1997 Three Month Period, Fiscal 1997 and Fiscal 1996 by $46.7 million, $42.0 million, $127.0 million and $62.9 million, respectively, and the Company's EBITDA minus capital expenditures and interest expense for the three months ended March 31, 1998, the 1997 Three Month Period, Fiscal 1997 and Fiscal 1996 was negative $77.9 million, negative $77.6 million, negative $315.3 million and negative $152.7 million, respectively. There can be no assurance that the Company will be able to improve its earnings before fixed charges or EBITDA or that it will be able to meet its debt service obligations. As the Company does not currently have a revolving credit facility, if a shortfall occurs, alternative financing would be necessary in order for the Company to meet its liquidity requirements and there can be no assurance that such financing would be available. In such event, the Company could face substantial liquidity problems. In addition, the Company anticipates that cash flow from operations will be insufficient to pay interest in cash on both the 1995 Notes when such interest becomes payable in June 2001 and on the Secured Notes starting in November 2000 once the amount pledged to fund the first six interest payments on the Secured Notes is paid and to repay the 1995 Notes, the Secured Notes, the Accrual Notes and the Notes at maturity and that such indebtedness will need to be refinanced. There can be no assurance that the Company will be able to effect such refinancings. The ability of the Company to meet its obligations and to effect such refinancings will be dependent upon, among other things, the future performance of the Company, which will be subject to prevailing economic conditions and to financial, business and other factors, including factors beyond the control of the Company. Failure by the Company to meet its obligations could result in a default on its indebtedness, including the 1995 Notes, the Secured Notes, the Accrual Notes and the Notes, which would permit the holders of substantially all of the Company's indebtedness to accelerate the maturity thereof. In such event, the Company may not be able to meet its obligations on the Notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Certain Indebtedness and Redeemable Preferred Shares."

INSUFFICIENCY OF ACQUIRED EQUIPMENT TO SATISFY THE NOTES UPON LIQUIDATION

         In the event that GST Network (or upon the assumption of the Notes by GST USA, GST USA) were to be unable to pay amounts due under the Notes and (following the assumption of the Notes by GST USA) GST were to default under the Note Guarantee, holders of the Notes would be entitled to foreclose on the Pledged Securities, Acquired Equipment, Fee Notes and the Intercompany Notes (collectively, the "Collateral") to satisfy indebtedness under the Notes. A substantial portion of the value of the Acquired Equipment will consist of the cost of designing, constructing, acquiring, installing and integrating such equipment. In addition, because the telecommunications industry is subject to rapidly changing technologies and frequent new product introductions, the value of the Acquired Equipment may decline over time. The value of the Acquired Equipment may also decline due to the availability and price of competing products and technologies, evolving industry standards and regulatory requirements and depreciation. Further, a foreclosure will not result in the realization of the full fair market value of the Acquired Equipment because such value may be affected by the removal from an integrated network of the Acquired Equipment and because of costs associated with such foreclosure. Therefore, in the event of foreclosure, the value of the Acquired Equipment will not satisfy the Notes in full.

         Further, the right of the Trustee to repossess and dispose of the Collateral upon the occurrence of a default under the Notes is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against GST Network or, after the sale of any Acquired Equipment to GST USA, GST USA, prior to the Trustee's having disposed of the Collateral. Under Title XI of the United States Code (the "Bankruptcy Code"), a secured creditor such as the Trustee is prohibited from disposing of security repossessed from a debtor in a bankruptcy case without bankruptcy court approval. Moreover, the Bankruptcy Code prohibits a secured creditor from disposing of collateral even though the debtor is in default under the applicable debt instruments if the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution of the value of the collateral as a result of the stay of disposition during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payment under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Trustee could dispose of the Collateral or whether or to what extent holders of Notes would be compensated for any delay in payment or loss of value of the Collateral through the requirement of "adequate protection."

         In addition, notwithstanding anything to the contrary described above, unless an event of default under the Indenture shall have occurred and be continuing, GST Network or GST USA, as the case may be, will have the right to remain in possession and retain exclusive control of the Acquired Equipment, will have the right to freely utilize the Acquired Equipment and will have the right to collect, invest and dispose of any income thereon.

MAINTENANCE OF SECURITY INTEREST IN COLLATERAL

         Under the terms of a Collateral Pledge and Security Agreement made by GST Network to the Trustee for the benefit of the holders of the Notes, GST Network and, upon the sale of the Acquired Equipment to GST USA, GST USA are required to secure the Notes and the Intercompany Notes, respectively, by granting liens on the Acquired Equipment. GST Network and GST USA are required to file UCC-1 Financing Statements in each state in which Acquired Equipment will be located and to maintain such security filings in effect under the relevant provisions of the Uniform Commercial Code as in effect in each such state. Although failure to do so may result in an event of default under the Notes, such failure may allow other creditors of GST Network or, after the sale of the Acquired Equipment to GST USA, GST USA, or owners or mortgagees of property on which Acquired Equipment is installed, to obtain rights in such Acquired Equipment that are equal or superior to those of the holders of the Notes. This could result in some or all of the value of the Acquired Equipment not being available to the holders of the Notes to satisfy the Notes in the event of a default. Such failure could arise, among other reasons, because of the failure to file continuation statements prior to the expiration of each five-year period after the initial filing.

POSSIBLE INABILITY OF GST USA TO ASSUME, GST TO GUARANTEE AND GST NETWORK TO REDEEM THE NOTES

         The Indenture provides that GST USA will assume and become a direct obligor on the Notes and GST will guarantee the Notes on May 1, 2003, or earlier if permitted under the 1995 Indentures, the Secured Notes Indenture and the Accrual Notes Indenture. The Indenture provisions requiring GST USA to assume, and GST to guarantee, the Notes, unless consents are obtained, require GST to repay all indebtedness then outstanding that by its terms would prohibit such assumption or guarantee. The failure of GST USA to assume the Notes, or of GST to guarantee the Notes, would result in a default under the Notes and the Intercompany Notes. See "Description of the New Notes--Events of Default." A default under the Notes and the Intercompany Notes could result in a default under other indebtedness of the Company, including the 1995 Notes, the Secured Notes and the Accrual Notes, which would permit the holders of substantially all of the Company's indebtedness to accelerate the maturity thereof.

         In the event of a default on the Notes prior to the time GST USA becomes a direct obligor on the Notes, and in the event the holders of the Notes or the Trustee foreclose on the collateral securing the Notes and such collateral is insufficient to pay all amounts due on the Notes, the holders will not have a claim against GST USA or GST under the Notes or the Notes Guarantee, other than under the Fee Notes and the Intercompany Notes pledged to secure the Notes and to the extent GST Network is otherwise a creditor of GST USA or GST. However, the obligations of GST USA under the Fee Notes and the Intercompany Notes, and of GST under the guarantee thereof, may be less than the principal of and accrued interest on the Notes. To the extent there is a shortfall, GST USA and GST will not be liable to holders of the Notes for amounts due on the Notes prior to the time that GST USA becomes a direct obligor. GST Network will have no assets other than the collateral securing the Notes, which, upon foreclosure after a default upon the Notes, may not be sufficient to repay all amounts due on the Notes. See "--Insufficiency of Acquired Equipment to Satisfy the Notes upon Liquidation."

FINANCIAL AND OPERATING RESTRICTIONS IMPOSED BY EXISTING INDEBTEDNESS

         The Company's financing arrangements impose significant operating and financial restrictions on the Company. Such restrictions affect, and in certain cases significantly limit or prohibit, among other things, the ability of the Company to incur additional indebtedness or to create liens on its assets, sell assets, engage in mergers or acquisitions or make investments. Failure to comply with any such covenant could result in a default thereunder, which could result in an acceleration of such indebtedness. See "Description of Certain Indebtedness and Redeemable Preferred Shares."

STRUCTURE  OF GST NETWORK,  GST USA AND GST;  SECURED  INDEBTEDNESS;  RANKING OF
NOTES

         GST and GST USA are each holding companies and none of GST, GST USA or GST Network conducts any operations. The principal assets of GST consist of the common stock of GST USA, and the principal asset of GST USA consists of the common stock of its subsidiaries. Neither GST USA nor GST will be liable on the Notes until they are assumed by GST USA. GST USA must rely upon payments from its subsidiaries to generate the funds necessary to meet its obligations, including the payment of principal of and interest on the Fee Notes and the Intercompany Notes and, after its assumption thereof, the Notes. GST must rely upon dividends and other payments from GST USA's subsidiaries should it be required to make any payments under the Note Guarantee. The subsidiaries, however, are legally distinct from GST and GST USA and such subsidiaries will have no obligation, contingent or otherwise, to pay amounts due pursuant to the Notes or the Note Guarantee or to make funds available for such payment, although GST USA will be obligated to make payments on the Fee Notes and any Intercompany Notes. See "--Possible Inability of GST USA to Assume, GST to Guarantee and GST Network to Redeem the Notes." GST USA's subsidiaries will not guarantee the Notes. The ability of GST USA's subsidiaries to make such payments to GST USA will be subject to, among other things, the availability of funds, the terms of such subsidiaries' indebtedness and applicable state laws. Pursuant to credit agreements under the Tomen Facility, GST USA's subsidiaries that own and operate the Southern California, Tucson and Albuquerque and Hawaii networks may not pay any dividends or make any distributions on their capital stock. Subsequent network financings, if any, under the Tomen Facility are expected to include similar prohibitions.

         As of March 31, 1998, the Company and its subsidiaries had $405.8 million of secured indebtedness outstanding, including the Secured Notes and indebtedness under the Tomen Facility, the Siemens Loan Agreement and the NTFC Loan Agreement. The Secured Notes are secured by all of the equipment purchased with the proceeds thereof as well as certain intercompany notes issued by GST USA. The indebtedness under the Tomen Facility is secured by the stock, and substantially all of the assets, of the Company's subsidiaries that own the Southern California, Tucson, Albuquerque and Hawaii networks and subsequent financings, if any, under the Tomen Facility are expected to be secured in a similar manner. The indebtedness under the Siemens Loan Agreement and the NTFC Loan Agreement are each secured by the equipment purchased with the proceeds thereof. In addition, the Indentures permit the Company and its subsidiaries to incur additional secured indebtedness. See "Description of Certain Indebtedness and Redeemable Preferred Shares." In the event that a default were to occur with respect to any secured indebtedness incurred by the Company or its subsidiaries and the holders thereof were to foreclose on the collateral, the holders of such indebtedness would be entitled to payment out of the proceeds of their collateral prior to any holders of any other indebtedness, including the Notes. In the event of any bankruptcy, liquidation or reorganization of GST, holders of secured indebtedness would have a claim, prior to the claim of the holder of the Notes, on the assets of GST and its subsidiaries securing such indebtedness. In addition, to the extent that the value of such collateral is insufficient to satisfy such secured indebtedness, holders of amounts of such secured indebtedness remaining outstanding would be entitled to share pari passu with holders of the Notes with respect to any other assets of GST and its subsidiaries (other than Acquired Equipment and any Intercompany Notes or other assets securing the Notes). Assets remaining after satisfaction of the claims of the holders of secured indebtedness may not be sufficient to pay amounts due on any or all of the Notes then outstanding.

         Claims of creditors of GST USA's subsidiaries, including trade creditors, will generally have priority as to the assets of such subsidiaries over the claims of GST Network, GST USA and the holders of GST Network's and GST USA's indebtedness, including the Notes, the Fee Notes, the Intercompany Notes and the Note Guarantee. Accordingly, after GST USA becomes the obligor on the Notes, the Notes and the Note Guarantee will be effectively subordinated to the liabilities (including trade payables) of the subsidiaries of GST USA, except with respect to any Acquired Equipment. At March 31, 1998, the subsidiaries of GST USA other than GST Network had approximately $442.2 million of liabilities (excluding intercompany payables), including $401.0 million of indebtedness, all of which was secured. After GST USA becomes the obligor on the Notes, to the extent the Acquired Equipment is foreclosed upon and is insufficient to repay all amounts due with respect to the Notes, the holders of the Notes would have a general, unsecured, unsubordinated claim against GST USA for the shortfall.

See   "--Insufficiency   of  Acquired   Equipment  to  Satisfy  the  Notes  upon
Liquidation" and "--Possible Inability of GST to Assume, GST to Guarantee and GST Network to Redeem the Notes."

DIFFICULTIES IN IMPLEMENTING LOCAL AND ENHANCED SERVICES

         The Company has deployed and plans to continue to deploy high capacity digital switches in the cities in which it operates or plans to operate networks, as well as in certain cities where the Company will rely on ILEC facilities for transmission. This enables the Company to offer a variety of switched access services, enhanced services and local dial tone. The Company expects negative EBITDA from its switched services during the 24 to 36 month period after a switch is deployed. For switches operating in conjunction with the Company's networks, the Company expects operating margins to improve as the network is expanded and larger volumes of traffic are carried on the Company's network. For switches operating in cities where the Company relies on ILEC facilities for transmission, the Company will experience lower or negative operating margins. The ILECs will be required to unbundle local tariffs and permit the Company to purchase only the origination and termination services it needs, thereby decreasing operating expenses. There can be no assurance that such unbundling will be effected in a timely manner and result in prices favorable to the Company. In addition, the Company's ability to successfully implement its switched and enhanced services will require the negotiation of resale agreements with ILECs and other CLECs and the negotiation of interconnection agreements with ILECs, which can take considerable time, effort and expense.

         In August 1996, the FCC released a decision (the "Interconnection Decision") implementing the interconnection portions of the Telecommunications Act of 1996 (the "Telecommunications Act"). The Interconnection Decision establishes rules for negotiating interconnection agreements and guidelines for review of such agreements by state public utilities commissions. On July 18, 1997, the Court of Appeals for the Eighth Circuit (the "Eighth Circuit") vacated certain portions of the Interconnection Decision, including provisions establishing a pricing methodology for unbundled elements and a procedure permitting new entrants to "pick and choose" among various provisions of existing interconnection agreements between ILECs and their competitors. On October 14, 1997 the Eighth Circuit issued a decision vacating additional FCC rules that will likely have the effect of increasing the cost of obtaining the use of combinations of an ILEC's unbundled network elements. The Eighth Circuit decision creates uncertainty about the rules governing pricing, terms and conditions of interconnection agreements, and could make negotiating and enforcing such agreements more difficult and protracted and may require renegotiation of existing agreements. The Company had negotiated a number of interconnection agreements with ILECs prior to the Eighth Circuit decision. There can be no assurance that the Company will be able to obtain interconnection agreements on terms acceptable to the Company. The Supreme Court has accepted for review the Eighth Circuit decisions. See "--Competition."

         The Company will generally be dependent on ILECs for provision of local telephone service through access to local loops, termination service and, in some markets, central office switches of such carriers. In addition, in certain markets the Company intends to obtain the local telephone services of the ILEC on a wholesale basis and resell that service to end users. Any successful effort by the ILEC to deny or substantially limit the Company's access to the ILEC's network elements or wholesale services could have a material adverse effect on the Company's ability to provide local telephone services. Although the Telecommunications Act imposes interconnection obligations on ILECs, there can be no assurance that the Company will be able to obtain access to such network elements or services at rates, and on terms and conditions, that permit the Company to offer local services at rates that are both profitable and competitive. As discussed above, the Eighth Circuit recently struck down certain FCC rules intended to govern such rates, terms and conditions.

         Many new carriers, including the Company, have experienced certain difficulties with respect to provisioning, interconnection and the operational support systems used by new carriers to order and receive network elements and wholesale services from the ILECs. These systems are necessary for new carriers such as the Company to provide local service to customers on a timely and competitive basis. In addition, the Telecommunications Act creates incentives for Regional Bell Operating Companies ("RBOCs") to permit access to their facilities by denying such carriers the ability to provide long distance services in their regions until they have met specified conditions opening the market to competition at the local level. However, the U.S. District Court for the Northern District of Texas has found these provisions unconstitutional, but this order has been stayed pending appeal. The RBOCs in the Company's markets have indicated their intent to seek authority to provide in-region long distance services but are not yet permitted to do so. U S WEST Communications, Inc. ("U S WEST") recently entered into a marketing arrangement with Qwest Communications International Inc. ("Qwest") under which U S WEST would market Qwest's long distance services and would be compensated by Qwest. A number of telecommunications companies, including the Company, have filed suit claiming that the arrangement would effectively allow U S WEST to offer long distance services before local competition had developed in the states it serves. The U.S. District Court enjoined U S WEST's engaging in such marketing pending the outcome of an FCC investigation of the arrangements. There can be no assurance that the RBOCs will be accommodating to the Company once they are permitted to offer in-region long distance service. Should the Company be unable to obtain the cooperation of an ILEC in a region, whether or not such ILEC has been authorized to offer in-region long distance service, the Company's ability to offer local services in such region on a timely and cost-effective basis would be adversely affected.

         The Company is a recent entrant into the newly created competitive local telecommunications services industry. The local dial tone services market was opened to competition due to the passage of the Telecommunications Act and related state and federal regulatory rulings. There are numerous operating complexities associated with providing these services. The Company is required to develop new products, services and systems and to develop new marketing initiatives to sell these services.

         The Company's switched services may not be profitable due to, among other factors, lack of customer demand, inability to secure access to facilities of ILECs at acceptable rates, competition from other CLECs and pricing pressure from the ILECs. The Company has very limited experience providing switched access and local dial tone services and there can be no assurance that the Company will be able to successfully implement its switched and enhanced services strategy. See "Business--Telecommunications Services Strategy."

RECENT COMMENCEMENT OF INTEGRATED MARKETING EFFORT

         The Company has only recently begun an integrated marketing effort of its telecommunication service offerings. Historically, the Company has marketed its access services primarily to long distance carriers and significant end-users of telecommunications services, and its long distance services to small businesses and consumers. Although the Company expects to market a variety of telecommunications services to all of its customers, there can be no assurance that the Company will be able to attract and retain new customers or retain and sell additional services to existing customers.

DEPENDENCE ON KEY CUSTOMERS

         The  Company's  five  largest  telecommunications   services  customers
accounted for approximately 20.5%, 16.8%, 20.8% and 46.9% of the Company's consolidated telecommunications services revenues for the three months ended March 31, 1998, the 1997 Three Month Period, Fiscal 1997 and Fiscal 1996, respectively. It is anticipated that during the early stages of development of individual networks, before obtaining a sufficient amount of end-user revenues, the Company will be dependent on a limited number of long distance carriers for a significant portion of its local revenues. While long distance carriers have high volume requirements and have utilized CLECs, they generally are more price sensitive than end-users. The loss of, or decrease of business from, one or more significant customers could have a material adverse effect on the business, financial condition and results of operations of the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

RISKS RELATING TO LONG DISTANCE BUSINESS

         For the three months ended March 31, 1998, the 1997 Three Month Period, Fiscal 1997 and Fiscal 1996, long distance represented 53.0%, 49.4%, 59.2% and 56.0% of the Company's consolidated telecommunications services revenues, respectively. The long distance business is extremely competitive and prices have declined substantially in recent years and are expected to continue to decline. In addition, the long distance industry has historically had a high average churn rate, as customers frequently change long distance providers in response to the offering of lower rates or promotional incentives by competitors.  See  "--Competition."  The  Company  relies on other  carriers  to provide transmission and termination services for a majority of its long distance traffic. The Company has resale agreements with long distance carriers to provide it with transmission services. Such agreements typically provide for the resale of long distance services on a per minute basis with minimum volume commitments. Negotiation of these agreements involves estimates of future supply and demand for transmission capacity as well as estimates of the calling pattern and traffic levels of the Company's future customers. In the event the Company fails to meet its minimum volume commitments, it may be obligated to pay underutilization charges and in the event it underestimates its need for transmission capacity, the Company may be required to obtain capacity through more expensive means. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Overview."

         Charges for access service for the origination and termination of long distance traffic have made up a significant portion of the Company's overall cost of providing long distance service. In May 1997, the FCC adopted changes to its interstate access rules that among other things reduce per-minute access charges and substitute new per-line flat rate monthly charges. The FCC also approved reductions in overall access rates, and established new rules to recover subsidies to support universal service and other public policies. The impact on these changes on the Company or its competitors is not yet clear. The Company could be adversely affected if it does not experience access cost reductions proportionally equivalent to those of its competitors. Insofar as Internet-based competitors continue to be exempt from these charges, they could enjoy a significant cost advantage in this area. See "Business-- Regulation."

PRICING PRESSURES AND RISKS OF INDUSTRY OVER-CAPACITY

         The long distance transmission industry has generally been characterized by over-capacity and declining prices since shortly after the AT&T Corp. ("AT&T") divestiture in 1984. The Company believes that, in the last several years, increasing demand has ameliorated the over-capacity and that pricing pressure has been reduced. However, the Company anticipates that prices for its wholesale longhaul services will continue to decline over the next several years. While demand continues to increase, the Company is aware that certain long distance carriers are expanding their capacity and believes that other long distance carriers, as well as potential new entrants to the industry, are constructing new fiber optic and other long distance transmission networks in the United States. Since the cost of the actual fiber (as opposed to construction costs) is a relatively small portion of the cost of building new transmission lines, persons building such lines are likely to install fiber that provides substantially more transmission capacity than will be needed over the short or medium term. Further, recent technological advances may greatly expand the capacity of existing and new fiber optic cable. Although such technological advances may enable the Company to increase its capacity, an increase in the capacity of the Company's competitors could adversely affect the Company's business. If industry expansion results in capacity that exceeds overall demand along any of the Company's routes, severe additional pricing pressure could develop. In addition, strategic alliances or similar transactions, such as the long distance capacity purchasing alliance among certain RBOCs announced in the spring of 1996, could result in additional pricing pressure on long distance carriers. Furthermore, the marginal cost of carrying an additional call over existing fiber optic cable is extremely low. As a result, within a few years, there may be dramatic and substantial price reductions. See "--Competition."

DEPENDENCE ON BILLING,  CUSTOMER  SERVICES AND  INFORMATION  SYSTEMS;  YEAR 2000
ISSUES

         Sophisticated information and processing systems are vital to the Company's growth and its ability to monitor costs, bill customers, provision customer orders and achieve operating efficiencies. Billing and information systems for the Company's historical lines of business have been produced largely in-house with partial reliance on third-party vendors. These systems have generally met the Company's needs due in part to the low volume of customer billing. As the Company transitions to the provisioning of local services and as its long distance and Internet operations continue to expand, the need for sophisticated billing and information systems will continue to increase. The Company's plans for the development and implementation of its billing systems rely, for the most part, on the delivery of products and services by third party vendors. Similarly, the Company is developing customer call centers to provision service orders. Information systems are vital to the success of the call centers, and the information systems for these call centers are largely being developed by third party vendors. Failure of these vendors to deliver proposed products and services in a timely and effective manner and at acceptable costs, failure of the Company to adequately identify all of its information and processing needs, failure of the Company's related processing or information systems, or the failure of the Company to upgrade systems as necessary could have a material adverse effect on the ability of the Company to reach its objectives, its financial condition and its results of operations.

         Many computer systems will experience difficulty processing dates beyond the year 1999 and will need to be modified prior to the year 2000. Failure to make such modifications could result in system failures or miscalculations causing disruptions of operations, including among others an inability to process transactions, send invoices or engage in normal business activities. The Company's core internal systems that have been recently implemented are year 2000 compliant. The remaining core internal systems are scheduled to be replaced by the second quarter of 1999 and are expected to be year 2000 compliant when installed. The Company is also completing a preliminary assessment of year 2000 issues not related to its core systems, including issues surrounding systems that interface with those operated by unrelated parties. Based on its initial evaluation, the Company does not believe that the cost of remedial actions will have a material adverse effect on the Company's results of operations and financial condition. There can be no assurance, however, that there will not be a delay in, or increased costs associated with, the implementation of changes as the program progresses, and failure to implement such changes could have an adverse effect on future results of operations.

COMPETITION

         The telecommunications industry is highly competitive. In most markets, the Company's principal competitor for local exchange services is the RBOC or GTE Corporation and its affiliated companies (collectively, the "GTE Companies"). Other competitors may include other CLECs, microwave and satellite carriers, wireless telecommunications providers and private networks built by large end-users. Potential competitors (using similar or different technologies) include cable television companies, utilities and RBOCs outside their current local service areas. In addition, the Company anticipates future competition from large long distance carriers, such as AT&T, MCI Communications Corporation ("MCI") and Sprint Corporation ("Sprint"), which have begun to offer integrated local and long distance telecommunications services. AT&T also has announced its intention to offer local services using a new wireless technology. Several companies have begun to offer telecommunications services over the Internet at rates substantially below current long distance rates. Companies offering telecommunications services over the Internet could enjoy a significant cost advantage because at this time they do not pay carrier access charges or universal service fees. The influx of competitors into the Company's markets and into markets that the Company may subsequently enter may result in more participants than can ultimately be successful in a given market. Consolidation of telecommunications companies and the formation of strategic alliances within the telecommunications industry, as well as the development of new technologies, could give rise to significant new competitors to the Company. In addition, a continuing trend toward business combinations and strategic alliances in the telecommunications industry may further enhance competition. For example, WorldCom Inc. ("WorldCom") acquired MFS Communications Company, Inc. ("MFS") and Brooks Fiber Properties Inc. ("Brooks") and has agreed to acquire MCI, each of which compete with the Company in several of the markets in which the Company operates. AT&T has agreed to acquire Teleport Communications Group, Inc. ("Teleport"), a CLEC that also competes with the Company in several markets. The Company cannot determine what effect such acquisitions will have on the Company's business, financial condition and results of operations.

         As a recent entrant in the integrated telecommunications services industry, the Company has not achieved and does not expect to achieve a significant market share for any of its services. In particular, the RBOCs, the GTE Companies and other local telephone companies have long-standing relationships with their customers, have financial, technical and marketing resources substantially greater than those of the Company, have the potential to subsidize competitive services with revenues from a variety of businesses and currently benefit from certain existing regulations that favor the ILECs over the Company in certain respects. While recent regulatory initiatives, which allow CLECs such as the Company to interconnect with ILEC facilities, provide increased business opportunities for the Company, such interconnection opportunities have been accompanied by increased pricing flexibility for and relaxation of regulatory oversight of the ILECs. For example, the FCC granted ILECs additional flexibility in pricing their interstate special and switched access services on a central office specific basis. Under this pricing scheme, ILECs may establish pricing zones based on access traffic density and charge different prices for central offices in each zone. On February 8, 1997, new FCC rules became effective allowing ILECs to file streamlined tariffs on 15 days' notice for rate increases and seven days' notice for rate decreases. Unless the FCC acts during the notice period, such tariffs become effective at its end. The Company has begun to target Tier 1 cities and competition in such markets is expected to be significantly greater than in Tier 2 and Tier 3 cities in which the Company is currently operating.

         To the extent the Company interconnects with and uses ILEC networks to service its customers, the Company will be dependent upon the technology and capabilities of the ILECs to meet certain telecommunications needs of the Company's customers and to maintain its service standards. The Company will become increasingly dependent on interconnection with ILECs as switched services become a greater percentage of the Company's business. The Telecommunications Act imposes interconnection obligations on ILECs, but there can be no assurance that the Company will be able to obtain the interconnection it requires at rates, and on terms and conditions, that permit the Company to offer switched services at rates that are simultaneously competitive and profitable. See "-- Difficulties in Implementing Local and Enhanced Services." In the event that the Company experiences difficulties in obtaining high quality, reliable and reasonably priced service from the ILECs, the attractiveness of the Company's services to its customers could be impaired.

         The long distance telecommunications industry has relatively insignificant barriers to entry, numerous entities competing for the same customers and a high average churn rate, as customers frequently change long distance providers in response to the offering of lower rates or promotional incentives by competitors. The Company competes with major carriers such as AT&T, MCI, Sprint and WorldCom, as well as other national and regional long distance carriers and resellers, many of whom are able to provide services at costs that are lower than the Company's current costs. Many of these competitors have greater financial, technological and marketing resources than the Company. In addition, as a result of the Telecommunications Act, the RBOCs are expected to become competitors in the long distance telecommunications industry both outside of their service territory and upon the satisfaction of certain conditions, within their service territory. U S WEST recently entered into a marketing arrangement with Qwest under which U S WEST would market Qwest's long distance services and would be compensated by Qwest. A number of telecommunications companies, including the Company, have filed suit claiming that the arrangement would effectively allow U S WEST to offer long distance services before local competition had developed in the states it serves. The U.S. District Court enjoined U S WEST's engaging in such marketing pending the outcome of an FCC investigation of the arrangements. SBC Communications Corporation ("SBC") has challenged the constitutionality of the provisions conditioning RBOC entry into in-region long distance service. The U.S. District Court has determined that the provision of the Telecommunications Act that prohibits RBOC entry into long distance markets is unconstitutional. A stay of that decision has been granted pending a decision by the United States Court of Appeals for the Fifth Circuit (the "Fifth Circuit"). See "Business-- Regulation."

         The Company believes that the principal competitive factors affecting its long distance operations are pricing, customer service, accurate billing, clear pricing policies and, to a lesser extent, variety of services. The ability of the Company to compete effectively will depend upon its continued ability to maintain high quality, market driven services at prices generally equal to or below those charged by its competitors. To maintain its competitive posture, the Company believes that it must be in a position to reduce its prices in order to meet reductions in rates, if any, by others. Any such reductions could adversely affect the Company.

         The Company's longhaul business is subject to intense competition. See "--Pricing Pressures and Risks of Industry Over-Capacity."

         The Internet services market is highly competitive. There are no substantial barriers to entry, and the Company expects that competition will continue to intensify. The Company's competitors in this market include Internet service providers, other telecommunications companies, online services providers and Internet software providers. Many of these competitors have greater financial, technological and marketing resources than those available to the Company.

         On February 25, 1998, U S WEST petitioned the FCC to allow it to build and operate packet- and cell-switched data networks across LATA boundaries, to permit it to carry interLATA data traffic incident to its provision of digital subscriber line services, to not require it to make those data services available on a discounted resale basis and to not require it to make the non-bottleneck elements of such services available on an unbundled basis. On June 9, 1998, SBC filed a similar petition with the FCC. The Company provides certain services with which U S WEST and SBC's proposed services would compete if the petitions were granted by the FCC.

         The World Trade Organization ("WTO") agreement on basic telecommunications services could increase the Company's competition for telecommunication services both domestically and internationally. Under this agreement, the United States and other members of the WTO committed themselves to opening their telecommunications markets to competition and foreign ownership and to adopting regulatory measures to protect competitors against anticompetitive behavior by dominant telephone companies, effective in some cases as early as January 1, 1998. See "Business--Competition" and "--Regulation."

         The Company believes that providers of wireless services increasingly will offer, in addition to products that supplement a customer's wireline communications, wireline replacement products that may result in wireless services becoming the customer's primary mode of communication. Competition with providers of wireless services may be intense. Many of the Company's potential wireless competitors have substantially greater financial, technical, marketing, sales, manufacturing and distribution resources than the Company. Furthermore, the FCC has made spectrum available through public auction over the past several years for use in wireless communications and began offering additional spectrum in February 1998. This additional spectrum is intended by the FCC to be used for broadband, data and video transmission but its use in wireless local loop is also possible.

GOVERNMENT REGULATION

         The Company's networks and the provision of switched and private line services are subject to significant regulation at the federal, state and local levels. Delays in receiving required regulatory approvals or the enactment of new adverse regulation or regulatory requirements may have a material adverse effect upon the Company. The FCC exercises jurisdiction over the Company with respect to interstate and international services. Additionally, the Company files tariffs with the FCC. On October 29, 1996, the FCC approved an order that eliminates the tariff filing requirements for interstate domestic long distance service provided by non-dominant carriers such as the Company. On February 13, 1997, the United States Court of Appeals for the District of Columbia Circuit stayed the FCC order. In addition, the Company must obtain prior FCC authorization for installation and operation of international facilities and international long distance services. State regulatory commissions exercise jurisdiction over the Company to the extent it provides intrastate services. As such a provider, the Company is required to obtain regulatory authorization and/or file tariffs at state agencies in most of the states in which it operates. Certificates of authority to provide services can generally be conditioned, modified, cancelled, terminated or revoked for failure to comply with rules and regulations. Fines and other penalties may also be imposed. Local authorities regulate the Company's access to municipal rights-of-way. The networks are also subject to numerous local regulations such as building codes and licensing. Such regulations vary on a city by city and county by county basis. See "Business--Regulation." There can be no assurance that the FCC or state commissions will grant required authority or refrain from taking action against the Company if it is found to have provided services without obtaining the necessary authorizations. If authority is not obtained or if tariffs are not filed, or are not updated, or otherwise do not fully comply with the tariff filing rules of the FCC or state regulatory agencies, third parties or regulators could challenge these actions. Such challenges could cause the Company to incur substantial legal and administrative expenses.

         The Telecommunications Act provides for a significant deregulation of the domestic telecommunications industry, including the local exchange, long distance and cable television industries. The Telecommunications Act remains subject to judicial review and additional FCC and state rulemakings, and thus it is difficult to predict what effect the legislation will have on the Company and its operations. There are currently many regulatory actions underway and being contemplated by federal and state authorities regarding interconnection pricing and other issues that could result in significant changes to the business conditions in the telecommunications industry. There can be no assurance that these changes will not have a material adverse effect upon the Company.

         In addition to requirements placed on ILECs, the Telecommunications Act subjects the Company to certain federal regulatory requirements upon the Company's provision of local exchange service in a market. All ILECs and CLECs must interconnect with other carriers, provide nondiscriminatory access to rights-of-way, offer reciprocal compensation for termination of traffic and provide dialing parity and telephone number portability. The Telecommunications Act also requires all telecommunications carriers to ensure that their services are accessible to and usable by persons with disabilities.

         On May 8, 1997, the FCC released an order establishing a significantly expanded federal telecommunications subsidy regime. For example, the FCC established new subsidies for services provided to qualifying schools and libraries with an annual cap of $2.25 billion and for services provided to rural health care providers with an annual cap of $400 million. The FCC also expanded
the  federal  subsidies  to  low-income   consumers.   Providers  of  interstate
telecommunications service, such as the Company, as well as certain other entities, must pay for these programs. The Company's share of these federal subsidy funds will be based on its share of certain defined telecommunications end-user revenues. The revenues for the high cost and low income fund are the Company's estimated quarterly interstate and gross end-user telecommunications revenues. The revenues for the schools and libraries and rural health care fund are the Company's estimated quarterly intrastate, interstate and international gross end-user telecommunications revenues. The contribution factors issued by the FCC for the first, second and third quarters of 1998 are 3.19%, 3.14% and 3.14%, respectively, for the high cost and low income fund and .72%, .76% and
 .75%, respectively, for the schools, libraries and rural healthcare fund. The amounts contributed may be billed to customers. The Company has been billed for such contributions and on an annualized basis, the amounts billed would have represented less than 1% of total revenues for Fiscal 1997. In the May 8th order, the FCC also announced that it will soon revise its rules for subsidizing service provided to consumers in high cost areas. Several parties have appealed the May 8th order. Such appeals have been consolidated and transferred to the Fifth Circuit where they are currently pending. In addition, on July 3, 1997, several ILECs filed a petition for stay of the May 8th order with the FCC. That petition is pending.

         The FCC released a Report to Congress on April 10, 1998 concerning its implementation of the telecommunications subsidy provisions of the Telecommunications Act. The FCC clarified that entities that provide transmission capacity to Internet service providers are providing telecommunications services subject to contribution requirements. The FCC indicated that it would address the issue of whether ISPs would contribute to a universal service fund based on the utilization of their own transmission facilities at a later date and whether certain ISP services such as phone-to-phone IP telephony are telecommunications services subject to universal service fund contribution and access charge payments.

         In a combined Report and Order and Notice of Proposed Rulemaking released on December 24, 1996, the FCC made changes and proposed further changes in the interstate access charge structure. In the Report and Order, the FCC removed restrictions on ILECs' ability to lower access prices and relaxed the regulation of new switched access services in those markets where there are other providers of access services. If this increased pricing flexibility is not effectively monitored by federal regulators, it could have a material adverse effect on the Company's ability to compete in providing interstate access services. On May 16, 1997, the FCC released an order revising its access charge rate structure. The new rules substantially increase the costs that ILECs subject to the FCC's price cap rules ("price cap LECs") recover through monthly, non-traffic sensitive access charges and substantially decrease the costs that price cap LECs recover through traffic sensitive access charges. In the May 16th order, the FCC also announced its plan to bring interstate access rate levels more in line with cost. The plan will include rules that grant price cap LECs increased pricing flexibility upon demonstrations of increased competition (or potential competition) in relevant markets. The manner in which the FCC implements this approach to lowering access charge levels could have a material effect on the Company's ability to compete in providing interstate access services. Several parties have appealed the May 16th order. Those appeals have been consolidated and transferred to the United States Court of Appeals for the Eight Circuit where they are currently pending.

         In addition, federal regulations impose restrictions on foreign ownership of communications service providers utilizing radio frequencies, including microwave radio facilities, and cellular and personal communication service ("PCS") facilities. The operations of GST Telecom Hawaii, Inc. ("GST Hawaii"), a wholly-owned subsidiary of GST that conducts the Company's business in Hawaii, use, among other transmission facilities, microwave radio facilities operating pursuant to FCC licenses granted to Pacwest Network, Inc. ("PNI"), an entity that is controlled by John Warta, a director of the Company and the Company's former Chairman of the Board and Chief Executive Officer. As a result of changes in federal policies, it is the intention of the Company and PNI to reach an agreement to transfer such microwave facilities and associated licenses to the Company, subject to FCC approval. The FCC also has the authority, which it is not presently exercising, to impose restrictions on foreign ownership of communications service providers not utilizing radio frequencies. In the event the FCC exercises such authority, it could have a material adverse effect on the Company's CLEC and other businesses. See "Business-- Regulation."

NEED TO ADAPT TO TECHNOLOGICAL CHANGE

         The telecommunications industry is subject to rapid and significant changes in technology, with the Company relying on third parties for the development of and access to new technology. The effect of technological changes on the business of the Company cannot be predicted. The Company believes its future success will depend, in part, on its ability to anticipate or adapt to such changes and to offer, on a timely basis, services that meet customer demands.

LITIGATION RISKS

         The Company is involved in various legal proceedings. An action was commenced against NACT alleging that its telephone systems incorporating prepaid debit card features infringe upon a patent issued in 1987. The Company and GST USA were added as defendants to such action in August 1997. Concurrent with the NACT Sale, the Company and World Access, Inc. entered into an agreement whereby the Company generally will bear 50% of any damages in the action, including reasonable attorneys' fees, losses, liabilities, claims and assessments, royalties and license fees provided that if a court determines that the patent is valid and that it has been infringed, the Company's liability associated with future royalties, license fees, refunds and cost of product replacement or modification is limited to $2.0 million. An unfavorable decision in such action could have a material adverse effect on the Company. Other legal proceedings to which the Company is a party could have an adverse effect on the Company. See "Business--Legal Proceedings."

POSSIBLE INABILITY TO RECOVER PAYMENTS MADE TO MAGNACOM

         Magnacom Wireless, L.L.C. ("Magnacom"), a company 99% owned by PNI, which is controlled by John Warta, a director of the Company and the Company's former Chairman of the Board and Chief Executive Officer, has acquired various PCS licenses. Magnacom holds 30 MHz (C Block) PCS licenses for eleven markets in Arizona, Arkansas, New Mexico, Oregon and Utah. Magnacom was the winning bidder for 10 MHz licenses in the FCC's F Block in 13 markets in Hawaii, Idaho, Oregon and Washington in an FCC auction. Magnacom has obtained authority to effect a reorganization with PCS Plus Holdings Corporation ("PCS Plus Holdings"), another company controlled by Mr. Warta (the "Reorganization") and of which Mr. Warta and Stephen Irwin, Vice Chairman of the Board and Secretary of the Company, serve as officers and directors.

         Magnacom and the Company have entered into a master services and facilities agreement (the "Magnacom Services Agreement") with an initial term of five years pursuant to which (i) the Company has been designated a non-exclusive reseller of PCS telephone services in the markets in which Magnacom has obtained licenses, and (ii) Magnacom has granted the Company a right of first refusal to provide switched local and long distance services and other enhanced telecommunications services, to all of Magnacom's resellers in markets where the Company has operational networks provided that the Company's rates and other terms of service are competitive. Magnacom has agreed to sell PCS minutes to the Company at $.05 per minute, subject to downward adjustment to equal the most favorable rates offered to Magnacom's other resellers (but in no event less than Magnacom's cost). In connection with the Magnacom Services Agreement, as of March 31, 1998, the Company had paid Magnacom approximately $14.4 million as prepayments for future PCS services. In addition, the Company has made advances to Magnacom aggregating $818,000 at July 28, 1998 on account of certain operating expenses of Magnacom.

         The Company has been granted an option to acquire up to PNI's entire interest in Magnacom (currently 99%). The exercise of the option will be subject to compliance with all applicable FCC regulations relating to prior approval of any transfer of control of PCS licenses, including those relating to foreign ownership or control and requirements regarding the ownership of C and F block licenses and interests in C and F block licensees. Accordingly, until such time as FCC regulations or administrative action permit the Company to own in excess of 25% of Magnacom, the option by its terms is limited to a 24% interest in Magnacom and the option is to be modified to provide that the Company own no more than a 25% interest in Magnacom or PCS Plus Holdings upon exercise thereof. The Company, Magnacom, PNI and a prospective financing source are currently in negotiations with respect to the modification of existing arrangements. There can be no assurance that such negotiations will result in such a modification or that such a modification will be more favorable to the Company.

         In addition, the Company may issue a warrant to purchase up to 4% of the then outstanding Common Shares in connection with financing for Magnacom. If such warrant is issued, the Company will record a one-time noncash charge, in an amount equal to the value of the warrant. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         The provision of wireless telecommunications service by Magnacom will be dependent upon its ability to obtain the financing necessary to make payments to the FCC under the terms of its licenses, to obtain working capital and to build the required facilities, including the purchase of telecommunications equipment. There can be no assurance that Magnacom will obtain such financing or be able to provide PCS services. In such event, the Company would likely be unable to recover its payments to Magnacom. See "Business--Magnacom."

DEPENDENCE ON KEY PERSONNEL

         The efforts of a small number of key management and operating personnel will largely determine the Company's success and the loss of any of such persons could adversely affect the Company. The success of the Company also depends in part upon its ability to hire and retain highly skilled and qualified operating, marketing, financial and technical personnel. The competition for qualified personnel in the telecommunications industry is intense and, accordingly, there can be no assurance that the Company will be able to hire or retain necessary personnel.

DEPENDENCE ON RIGHTS-OF-WAY AND OTHER THIRD PARTY AGREEMENTS

         The Company must obtain easements, rights-of-way, entry to premises, franchises and licenses from various private parties, actual and potential competitors and state and local governments in order to construct and operate its networks. There can be no assurance that the Company will obtain rights-of-way and franchise agreements on acceptable terms or that current or potential competitors will not obtain similar rights-of-way and franchise agreements that will allow them to compete against the Company. If any of the existing franchise or license agreements were terminated or not renewed and the Company were forced to remove its fiber optic cables or abandon its networks in place, such termination could have a material adverse effect on the Company. See "Business--Legal Proceedings" and "--Regulation."

RISK OF JOINT INVESTMENTS

         The Company has invested in one joint venture and may enter into additional joint ventures in the future. There are risks in participating in joint ventures, including the risk that the other joint venture partners may at any time have economic, business or legal interests or goals that are inconsistent with those of the joint venture or the Company. The risk is also present that a joint venture partner may be unable to meet its economic or other obligations to the venture and that the Company may be required to fulfill some or all of those obligations. In addition, to the extent that the Company participates in international joint ventures, the operations of such ventures will be subject to various additional risks not present in the Company's domestic joint ventures, such as fluctuations in currency exchange rates, nationalization or expropriation of assets, import/export controls, political instability, limitations on foreign investment, restrictions on the ability to convert currencies and the additional expenses and risks inherent in conducting operations in geographically distant locations with customers speaking different languages and having different cultural approaches to the conduct of business.

         As of February 28, 1998, the Company had invested approximately $3.7 million to acquire 3.6 million shares and warrants to purchase 750,000 additional shares in a publicly-traded Canadian corporation (subsequently renamed GST Global Telecommunications Inc., "Global"). At that date, Global had approximately 14.7 million shares outstanding (approximately 28.7 million shares on a fully diluted basis, excluding any additional shares that may be issued to the Company as discussed below). The Company asserts that Global is to issue to the Company a minimum of 3,000,000 and up to an additional 5,000,000 common shares of Global, subject to regulatory approval in consideration for the transfer by the Company to Global of its rights to acquire a telecommunications project in Mexico (the "Bestel Project"). Global has asserted that the Company is only entitled to receive up to 3,000,000 additional common shares of Global, subject to the approval of its board of directors and regulatory approval. To date, Global has not issued any common shares to the Company in respect of such transfer. See "Business--GST Global Telecommunications Inc."

RISKS OF INVESTMENT IN A CANADIAN CORPORATION

         GST is a corporation incorporated under the Canada Business Corporations Act. Certain of the directors and the Company's professional advisors are residents of Canada or otherwise reside outside of the U.S. All or a substantial portion of the assets of such persons are or may be located outside of the U.S. It may be difficult for U.S. noteholders to effect service of process within the United States upon GST or upon such directors or professional advisors or to realize in the U.S. upon judgments of U.S. courts predicated upon civil liability of GST or such persons under U.S. federal securities laws. GST has been advised that there is doubt as to whether Canadian courts would (i) enforce judgments of U.S. courts obtained against GST or such directors or professional advisors predicated solely upon the civil liabilities provisions of U.S. federal securities laws, or (ii) impose liabilities in original actions against GST or such directors and professional advisors predicated solely upon such U.S. laws. However, a judgment against GST predicated solely upon civil liabilities provisions of such U.S. federal securities laws may be enforceable in Canada if the U.S. court in which such judgment was obtained has a basis for jurisdiction in that matter that would be recognized by a Canadian court. In addition, GST's status as a Canadian company could, under certain circumstances limit the ability of GST to hold or control radio frequency licenses in the United States.

ORIGINAL ISSUE DISCOUNT; POSSIBLE UNFAVORABLE TAX AND OTHER LEGAL CONSEQUENCES FOR HOLDERS OF THE NOTES AND THE COMPANY

         The Notes were issued at a substantial discount from their principal amount and there will be no periodic payments in cash of interest on the Notes prior to November 1, 2003. Consequently, purchasers of the Notes generally will be required to include amounts in gross income for United States federal income tax purposes in advance of receipt of the cash payments to which the income is attributable.

         If a bankruptcy case under the U.S. Bankruptcy Code were to be commenced by or against GST Network after the issuance of the Notes, the claim of a holder of Notes might be limited to an amount equal to the sum of (i) the initial offering price for the Notes and (ii) that portion of the original issue discount that would not be deemed to constitute "unmatured interest" for purposes of the U.S. Bankruptcy Code. Any original issue discount that was not amortized as of the time of any such bankruptcy filing would constitute "unmatured interest."

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS

         This Prospectus contains forward-looking statements, including statements regarding the Company's expected financial position, business and financing plans. These forward-looking statements reflect the Company's views with respect to future events and financial performance. The words, "believe," "expect," "plans" and "anticipate" and similar expressions identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations (the "Cautionary Statements") are disclosed in this Prospectus, including, without limitation, in conjunction with the forward-looking statements included in this Prospectus and under "Risk Factors." All subsequent written and oral forward-looking statements attributable to the Company, its subsidiaries or persons acting on the Company's behalf are expressly qualified in their entirety by the Cautionary Statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

EXCHANGE OF NOTES

         Under current United States tax laws, no gain or loss will be recognized by an exchanging Holder upon an exchange of the Old Notes for the New Notes. A Holder's basis in the New Notes will be the same as the Holder's basis in the Old Notes, and the Holder's holding period in the New Notes will include the period during which the Old Notes had been held by the Holder. If the exchange of the Old Notes for the New Notes were deemed by the Internal Revenue Service (the "Service") to constitute the exchange of a debt instrument for a modified instrument that differed materially either in kind or in extent, additional original issue discount could arise. However, under the relevant regulations issued by the Service, the New Notes should not be deemed to constitute a modification of the Old Notes, inasmuch as the New Notes reflect all of the terms and conditions of the Old Notes in registered form, which registration results from the original terms of the Old Notes. See "Certain United States Federal Income Tax Considerations."

LACK OF A PUBLIC MARKET

         The New Notes will constitute a new issue of securities with no established trading market. GST Network does not intend to list the New Notes on any United States securities exchange or to seek approval for quotation through any automated quotation system. GST Network has been advised by the Placement Agents that following completion of the Exchange Offer, the Placement Agents intend to make a market in the New Notes. However, the Placement Agents are not obligated to do so and any market-making activities with respect to the New Notes may be discontinued at any time without notice. Accordingly, no assurance can be given that an active public or other market will develop for the New Notes or as to the liquidity of or the trading market for the New Notes. If a trading market does not develop or is not maintained, Holders of the New Notes may experience difficulty in reselling the New Notes or may be unable to sell them at all. If a market for the New Notes develops, any such market may cease to continue at any time. If a public trading market develops for the New Notes, future trading prices of the New Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities and other factors, including the financial condition of the Company.

CONSEQUENCES OF THE EXCHANGE OFFER TO NON-TENDERING HOLDERS OF THE OLD NOTES

         In the event the Exchange Offer is consummated, GST Network will not be required to register any Old Notes not tendered and accepted in the Exchange Offer. In such event, Holders of Old Notes seeking liquidity in their investment would have to rely on exemptions to the registration requirements under the Securities Act. Following the Exchange Offer, none of the Notes will be entitled to the contingent increase in interest rate provided for (in the event of a failure to consummate the Exchange Offer in accordance with the terms of the Registration Rights Agreement) pursuant to the Registration Rights Agreement.

POSSIBLE TREATMENT OF THE NOTES AS EQUITY

         Although the Company believes that the Notes should be treated as indebtedness for United States income tax purposes, it is possible that the Notes may be treated as equity. In the unlikely event the Notes are treated as equity, the amount of any actual or constructive distributions on any such Note would first be taxable to the holder as dividend income to the extent of the issuer's current and accumulated earnings and profits, and next would be treated as a return of capital to the extent of the holder's tax basis in the Note, with any remaining amount treated as gain from the sale of a Note. As a result, until such time as the issuer has earnings and profits as determined for United States federal income tax purposes, distributions on any Note treated as equity will be a nontaxable return of capital and will be applied against and in the case of actual distributions reduce the adjusted tax basis of such Note in the hands of its holder (but not below zero). Further, payments on the Notes treated as equity to Non-U.S. Holders (as hereinafter defined) would not be eligible for the portfolio interest exception from United States withholding tax, and dividends thereon would be subject to United States withholding tax at a flat rate of 30% (or lower applicable treaty rate) and gain from their sale or other taxable disposition might also be subject to United States tax. In addition, in the event of equity treatment, neither GST Network nor GST USA, as the case may be, would ever be entitled to deduct interest on the Notes for United States federal income tax purposes.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

         The Old Notes were sold by GST Network on May 4, 1998 to the Placement Agents, which placed the Old Notes with certain institutional investors in reliance on Section 4(2) of, and Rule 144A under, the Securities Act. In connection with the sale of the Old Notes, GST Network entered into the Registration Rights Agreement, pursuant to which GST Network, GST USA and GST agreed to use their best efforts to consummate an offer to exchange the Old Notes for the New Notes pursuant to an effective registration statement on or before November 4, 1998. Unless the context requires otherwise, the term "Holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of GST Network or any other person who has obtained a properly completed bond power from the registered Holder, or any person whose Old Notes are held of record by DTC who desires to deliver such Old Notes by book-entry transfer at DTC.

         GST Network has not requested, and does not intend to request, an interpretation by the staff of the Commission with respect to whether the New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for sale, resold or otherwise transferred by any Holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Based upon interpretations by the staff of the Commission set forth in no-action letters issued to third parties, GST Network believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any Holder of such New Notes (other than any such Holder that is an "affiliate" of GST Network, GST USA or GST within the meaning of Rule 405 under the Securities Act and except in the case of broker-dealers, as set forth below) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holder's business and such Holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. Any Holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes or who is an affiliate of GST Network, GST USA or GST may not rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

         By tendering in the Exchange Offer, each Holder of Old Notes will represent to GST Network, GST USA and GST that, among other things, (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is such Holder, (ii) neither the Holder of Old Notes, nor any such other person, has an arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) if the Holder is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, neither the Holder, nor any such other person, is engaged in or intends to participate in the distribution of such New Notes and
(iv) neither the Holder nor any such other person is an "affiliate" of GST Network, GST USA or GST within the meaning of Rule 405 under the Securities Act or, if such Holder is an "affiliate," that such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

         Following the consummation of the Exchange Offer, Holders of Old Notes not tendered will not have any further registration rights and the Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

         Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, GST Network will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. Subject to the minimum denomination requirements of the New Notes, GST Network will issue $1,000 principal amount at maturity of New Notes in exchange for each $1,000 principal amount at maturity of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old

Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000 principal amount at maturity.

         The forms and terms of the New Notes will be identical in all material respects to the forms and terms of the corresponding Old Notes, except that the offer and sale of the New Notes will have been registered under the Securities Act and, therefore, the New Notes will not bear legends restricting the transfer thereof. The Exchange Offer is not conditioned upon any minimum aggregate principal amount at maturity of Old Notes being tendered for exchange. As of May 31, 1998, $302.3 million aggregate Accreted Value of the Old Notes was outstanding. This Prospectus, together with the Letter of Transmittal, is being sent to all Holders as of ________, 1998. Holders of Old Notes do not have any appraisal or dissenters' rights under the Indenture in connection with the Exchange Offer. GST Network intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.

         GST Network shall be deemed to have accepted validly tendered Old Notes when, as and if GST Network has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving the New Notes from GST Network. If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, such unaccepted Old Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

         Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. GST Network will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See " -- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

         The term "Expiration Date" shall mean 5:00 p.m., New York City time, on _____________, 1998 [20 BUSINESS DAYS AFTER THE COMMENCEMENT OF THE EXCHANGE OFFER], unless GST Network in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. Although GST Network has no current intention to extend the Exchange Offer, GST Network reserves the right to extend the Exchange Offer at any time and from time to time by giving oral or written notice to the Exchange Agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service. During any extension of the Exchange Offer, all Old Notes previously tendered pursuant to the Exchange Offer and not withdrawn will remain subject to the Exchange Offer. The date of the exchange of the New Notes for Old Notes will be the first Nasdaq National Market trading day following the Expiration Date.

         GST Network expressly reserves the right to (i) terminate the Exchange Offer and not accept for exchange any Old Notes if any of the events set forth below under " -- Conditions to the Exchange Offer" shall have occurred and shall not have been waived by GST Network and (ii) amend the terms of the Exchange Offer in any manner that, in its good faith judgment, is advantageous to the Holders of the Old Notes, whether before or after any tender of the Old Notes.

PROCEDURES FOR TENDERING

         The tender to GST Network of Old Notes by a Holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such Holder and GST Network in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal signed by such holder. A Holder of the Old Notes may tender such Old Notes by (i) properly completing and signing a Letter of Transmittal or a facsimile thereof (all references in this Prospectus to a Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with any corresponding certificate or certificates representing the Old Notes being tendered (if in certificated form) and any required signature guarantees, to the Exchange Agent at its address set forth in the Letter of Transmittal on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below.

         If tendered Old Notes are registered in the name of the signer of the Letter of Transmittal and the New Notes to be issued in exchange therefor are to be issued (and any untendered Old Notes are to be reissued) in the name of the registered holder (which term, for the purposes described herein, shall include any participant in DTC whose name appears on a security listing as the owner of Old Notes), the signature of such signer need not be guaranteed. In any other case, the tendered Old Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to GST Network and duly executed by the registered Holder and the signature on the endorsement or instrument of transfer must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act (any of the foregoing hereinafter referred to as an "Eligible Institution"). If the New Notes and/or the Old Notes not exchanged are to be delivered to an address other than that of the registered Holder appearing on the register for the Old Notes, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

         THE METHOD OF DELIVERY OF OLD NOTES, LETTER OF TRANSMITTAL AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO GST NETWORK.

         GST Network understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish an account with respect to the Old Notes at DTC for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in DTC's system may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with DTC's procedure for such transfer. Although delivery of the Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, an appropriate Letter of Transmittal with any required signature guarantee and all other revised documents must in each case be transmitted to and received or confirmed by the Exchange Agent at the address set forth in the Letter of Transmittal on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

         If the Holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Old Notes to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its office, on or prior to the Expiration Date, a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering Holder, the name(s) in which the Old Notes are registered and the certificate number(s) of the Old Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that, within three Nasdaq National Market trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, such Old Notes, in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at DTC), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Old Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), GST Network may, at its option, reject the tender. Copies of a Notice of Guaranteed Delivery, which may be used by Eligible Institutions for the purposes described in this paragraph, are available from the Exchange Agent.

         A tender will be deemed to have been received as of the date when (i) the tendering Holder's properly completed and duly signed Letter of Transmittal accompanied by the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at DTC), is received by the Exchange Agent or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of New Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect

(as provided above) by an Eligible Institution will be made only against submission of a duly signed Letter of Transmittal (and any other required documents) and deposit of the tendered Old Notes.

         All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Old Notes will be determined by GST Network, whose determination will be final and binding. GST Network reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of GST Network's counsel, be unlawful. GST Network also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Old Notes. None of GST Network, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. Any Old Notes received by the Exchange Agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived, or if Old Notes are submitted in an aggregate principal amount at maturity greater than the aggregate principal amount at maturity of Old Notes being tendered by such tendering Holder, will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

         In addition, GST Network reserves the right in its sole discretion (i) to purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date and (ii) to the extent permitted by applicable law, to purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers will differ from the terms of the Exchange Offer.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

         The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

         The party tendering Old Notes for exchange (the "Transferor") exchanges, assigns and transfers the Old Notes to GST Network and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Old Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire New Notes issuable upon the exchange of such tendered Old Notes, and that, when the same are accepted for exchange, GST Network will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by GST Network to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Notes or transfer ownership of such Old Notes on the account books maintained by DTC. All authority conferred by the Transferor will survive the death, bankruptcy or incapacity of the Transferor and every obligation of the Transferor will be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

         By executing a Letter of Transmittal, each Holder will make to GST Network, GST USA and GST the representations set forth above under the heading " -- Purpose and Effect of the Exchange Offer."

WITHDRAWAL OF TENDERS

         Tenders of Old Notes pursuant to the Exchange Offer are irrevocable, except that Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

         To be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at the address set forth in the Letter of Transmittal prior to 5:00 p.m., New York City time on the Expiration Date. Any such notice of withdrawal must specify the holder named in the Letter of Transmittal as having tendered Old Notes to be withdrawn, the certificate numbers and designation of Old Notes to be withdrawn, the principal amount of Old Notes delivered for exchange, a statement that such Holder is withdrawing his election to have such Old Notes exchanged, and the name of the registered Holder of such Old Notes, and must be signed by the Holder in the same manner as the original signature on the Letter of Transmittal

(including any required signature guarantees) or be accompanied by evidence satisfactory to GST Network that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Notes being withdrawn. The Exchange Agent will return the properly withdrawn Old Notes promptly following receipt of notice of withdrawal. If Old Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes or otherwise comply with DTC procedure. All questions as to the validity of notices of withdrawal, including time of receipt, will be determined by GST Network, and such determination will be final and binding on all parties.

CONDITIONS TO THE EXCHANGE OFFER

         Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, GST Network will not be required to issue New Notes in exchange for any properly tendered Old Notes not theretofore accepted and may terminate the Exchange Offer, or, at its option, modify or otherwise amend the Exchange Offer, if either of the following events occur:

         (i) any statute, rule or regulation shall have been enacted, or any action shall have been taken by any court or governmental authority which, in the reasonable judgment of GST Network, would prohibit, restrict or otherwise render illegal consummation of the Exchange Offer, or

         (ii) there shall occur a change in the current interpretation by the staff of the Commission which, in GST Network's reasonable judgment, might materially impair GST Network's ability to proceed with the Exchange Offer.

         GST Network expressly reserves the right to terminate the Exchange Offer and not accept for exchange any Old Notes upon the occurrence of either of the foregoing conditions (which represent all of the material conditions to the acceptance by GST Network of properly tendered Old Notes).

         The foregoing conditions are for the sole benefit of GST Network and may be waived by GST Network, in whole or in part, in its reasonable discretion. The foregoing conditions must be either satisfied or waived prior to termination of the Exchange Offer. Any determination made by GST Network concerning an event, development or circumstance described or referred to above will be final and binding on all parties.

EXCHANGE AGENT

         United States Trust Company of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

BY MAIL (REGISTERED OR CERTIFIED MAIL RECOMMENDED):

         United States Trust Company of New York
         P.O. Box 844
         Cooper Station
         New York, New York 10276-0844


BY OVERNIGHT COURIER:

         United States Trust Company of New York
         770 Broadway, 13th Floor
         Corporate Trust Operations Department
         New York, New York 10003


BY HAND DELIVERY:

         United States Trust Company of New York
         111 Broadway, Lower Level
         New York, New York 10006
         Attn: Corporate Trust Services

BY FACSIMILE:     (212) 780-0592 Confirm by Telephone: (800) 548-6565

                  (For Eligible Institutions Only)

FEES AND EXPENSES

         The expense of soliciting tenders will be borne by GST Network. The principal solicitation is being made by mail; however, additional solicitations may be made by telegraph, telephone or other means of electronic communication or in person by officers and regular employees of GST Network and its affiliates. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders.

         GST Network has not retained any dealer-manager or other soliciting agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. GST Network, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. GST Network may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, the Letter of Transmittal and related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for exchange.

         The expenses to be incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting and legal fees of GST Network, will be paid by GST Network.

         GST Network will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, New Notes, or Old Notes for principal amounts not tendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Old Notes tendered or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

ACCOUNTING TREATMENT

         The New Notes will be recorded at the same carrying value as the Old Notes as reflected in GST Network's accounting records on the date of the exchange because the exchange of the Old Notes for the New Notes is the completion of the selling process contemplated in the issuance of the Old Notes. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer and the unamortized expenses related to the issuance of the Old Notes will be amortized over the term of the New Notes.

OTHER

         Participation in the Exchange Offer is voluntary and Holders should carefully consider whether to accept. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

         No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by GST Network, GST USA or GST. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, shall create any implication that there has been no change in the affairs of GST Network, GST USA or GST since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) Holders of Old Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, GST Network may, at its discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to Holders of Old Notes in such jurisdiction.

         As a result of the making of the Exchange Offer, GST Network, GST USA and GST will have fulfilled a covenant contained in the Registration Rights Agreement. Holders of the Old Notes who do not tender their Old Notes in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture except for any such rights under the Registration Rights Agreement and except that the Old Notes will not be entitled to the contingent increase in interest rate provided for in the Old Notes. All untendered Old Notes will continue to be subject to the restrictions on transfer set forth in the Indenture and the Old Notes. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for untendered Old Notes could be adversely affected.

                                 USE OF PROCEEDS

         GST Network will not receive any cash proceeds from the issuance of the New Notes offered hereby. In consideration for issuing the New Notes as contemplated in this Prospectus, GST Network will receive in exchange Old Notes in like principal amount, the terms of which are identical in all material respects to the New Notes, except that the offer and sale of such New Notes will be registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof. Old Notes surrendered in exchange for New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in a change in the indebtedness of GST Network.

         The net proceeds received by GST Network from the May Offering were approximately $288.9 million. GST Network intends to use the net proceeds of the May Offering to finance the cost (including, without limitation, the cost of design, development, construction, acquisition, installation or integration) of Acquired Equipment for the continued expansion of the Company's infrastructure, including the development and construction of additional networks and longhaul fiber optic facilities; provided that the cost of design, development, construction, installation and integration of the Acquired Equipment shall not exceed 50% of the aggregate Acquired Equipment Cost. GST Network will thereafter sell such Acquired Equipment to GST USA for Intercompany Notes equal to the Acquired Equipment Cost.

                             SELECTED FINANCIAL DATA

GST NETWORK

         The selected financial data set forth below for the period from April 16, 1998 (date of inception) to May 31, 1998 is derived from the unaudited financial statements of GST Network. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the notes thereto included elsewhere in this Prospectus.


                                               Period from April 16, 1998 (date
                                                of inception) to May 31, 1998
                                                     (in thousands)
                                               ---------------------------------



STATEMENT OF OPERATIONS DATA:

Interest income....................................... $1,075

Commitment fee income.................................  1,688

Interest expense......................................  2,472

Income tax expense....................................    939
                                                      -------

Net loss..............................................  (648)
                                                      =======




                                                      May 31, 1998
                                                      -------------


BALANCE SHEET DATA (AT END OF PERIOD):

Restricted cash and investments........................$292,570

Total assets........................................... 305,173

Long term debt......................................... 302,282

Common shares and additional paid-in-capital...........   2,000

Accumulated deficit....................................    (648)
                                                       ---------

Shareholder's equity......................................1,352

GST USA

         The selected financial data set forth below for Fiscal 1994, Fiscal 1995, Fiscal 1996, Fiscal 1997 and the 1997 Three Month Period are derived from the audited consolidated financial statements of the GST USA. The selected consolidated financial data for the three months ended December 31, 1996, March 31, 1997 and 1998 is unaudited, but in the opinion of the management of GST USA, reflects all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of results for interim periods. Operating results for interim periods are not necessarily indicative of results to be expected for the full fiscal year. The selected consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the notes thereto incorporated by reference in this Prospectus.


                                Thirteen
                                 Months                   Year Ended                   Three Months Ended       Three Months Ended
                                  Ended                 September 30,                     December 31,              March 31,
                                September   ------------------------------------ ---------------------------------------------------
                                   30
                                 1994(a)        1995       1996(b)      1997(b)      1996(b)        1997(b)     1997(b)      1998
                               ----------   ------------  ---------  ----------- --------------  -----------------------------------
                                                                                 (in thousands)

STATEMENT OF OPERATIONS DATA:
Revenues:
 Telecommunication and other
 services....................  $   112     $ 11,118       $ 31,726   $ 80,234      $ 18,437       $ 25,940    $ 19,621   $ 27,522
 Telecommunication products..    5,889        7,563          9,573     21,982         4,780          7,300       5,073          0
                               -------      -------      ---------    -------       -------        -------     -------    -------
   Total revenues............    6,001       18,681         41,299    102,216        23,217         33,240      24,694     27,522
Operating loss................    (975)     (10,261)       (40,116)   (76,424)      (17,432)       (20,930)    (17,312)   (23,533)
Other expenses (income):
 Interest income..............     (89)        (241)        (4,927)    (6,315)         (693)        (4,077)       (383)    (4,909)
 Interest expense(c)..........      27          805         18,334     34,168         4,646         15,853       4,513     15,430
 Other, net...................   1,877          820          2,289     (7,237)           81            139      (7,492)   (61,248)
Income tax expense............     502(d)       166(d)         157        903             0            850         118          0
                                --------   ----------      --------   --------      --------       --------    --------   --------
Net income (loss)(e).......... $(3,492)     $(9,447)      $(55,558)  $(98,555)     $(21,413)      $(34,167)   $(14,108)   $ 27,194
                               ========     ========      =========  =========     =========      =========   =========   ========
Ratio of earnings to fixed
charges(f)...................       --           --             --         --            --             --          --          --

OTHER DATA:
Capital expenditures..........  $ 1,429    $ 33,905       $ 97,561   $225,743      $ 58,047       $ 46,663    $ 62,543    $ 41,760
EBITDA(g)...................... $  (591)   $ (7,532)      $(31,462)  $(50,257)     $(12,661)      $(11,809)   $(12,743)   $(14,271)

BALANCE SHEET DATA (AT END OF
PERIOD):
Cash, cash equivalents and
investments....................  $1,310    $  3,894       $ 46,717   $ 57,943                     $204,927                $237,025
Restricted cash and investments      --          --         16,000    171,750                      144,450                 135,197
Property and equipment.........   4,593      39,556        134,274    384,549                      433,110                 472,241
Accumulated depreciation.......    (222)     (1,545)        (6,777)   (20,620)                     (26,670)                (31,456)
Investment in joint ventures(h)   3,552       2,859          1,364          0                            0                       0
Total assets...................  18,887      71,421        277,673    710,875                      879,016                 929,493
Current portion of long-term de
  and capital lease obligationsbt   134         745          5,346      9,284                        9,498                   7,818
Long term debt and capital leas
  obligations (excluding current
  portion).....................      --      19,495        211,907    601,280                      605,807                 615,316
Common Shares..................  16,340      47,909         69,957     78,373                       78,462                  78,462
Accumulated deficit............  (3,678)    (13,125)       (68,683)  (167,238)                    (201,405)               (174,211)
Shareholders' equity...........  12,662      34,784          1,274    (88,865)                    (122,943)                (95,749)

--------------------
(a) GST USA was formed in August 1994 at which time the Company transferred all operating subsidiaries to GST USA. The consolidated financial statements as of and for the thirteen months ended September 30, 1994 reflect the results of operations, financial position and cash flows of the operating subsidiaries using the "as if" pooling of interests basis of accounting, as the entities were under common control during the period.

(b) Effective January 1, 1998, the Company transferred GST Call America, Inc. ("GST Call America") and TotalNet Communications, Inc. ("TotalNet"), previously direct wholly-owned subsidiaries of the Company, to GST USA. The financial results have been restated to reflect the operations of GST Call America and TotalNet from the dates such subsidiaries were acquired by the Company. The financial results have been restated in order to conform with the Company's presentation as the entities are under common control.

(c) Excludes capitalized interest of $291 for Fiscal 1995, $2,316 for Fiscal 1996, $15,170 for Fiscal 1997, $2,549 for the 1996 Three Month Period, $3,726 for the 1997 Three Month Period, $3,648 for the three months ended March 31, 1997 and $4,848 for the three months ended March 31, 1998. During the construction of GST USA's networks, the interest costs related to construction expenditures are considered to be assets qualifying for interest capitalization under FASB Statement No. 34 "Capitalization of Interest Cost."

(d) During Fiscal 1994 and the first eight months of Fiscal 1995, GST USA owned less than 80% of GST Telecom and was therefore unable to deduct for tax purposes the losses incurred by GST Telecom.

(e) Includes minority interest in (income) loss of subsidiaries of ($2) for Fiscal 1994, $2,364 for Fiscal 1995, $411 for Fiscal 1996, $(612) for
         Fiscal 1997, $53 for the 1996 Three Month Period, $(472) for the 1997 Three Month Period, $(40) for the three months ended March 31, 1997 and $0 for the three months ended March 31, 1998.

(f) The ratio of earnings to fixed charges is computed by dividing pretax income from continuing operations before fixed charges (other than capitalized interest) by fixed charges. Fixed charges consist of interest charges and amortization of debt expense and discount or premium related to indebtedness, whether expensed or capitalized and that portion of rental expense the Company believes to be representative of interest. For Fiscal 1994, Fiscal 1995, Fiscal 1996, Fiscal 1997, the 1996 Three Month Period, the 1997 Three Month Period, the three months ended March 31, 1997 and the three months ended March 31, 1998, earnings were insufficient to cover fixed charges by $2.8 million, $11.9 million, $58.1 million, $119.6 million, $24.0 million, $36.6 million, $25.0 million and $38.9 million, respectively.

(g) EBITDA consists of loss before interest, income taxes, depreciation and amortization and other income and noncash expense. EBITDA is provided because it is a measure commonly used in the industry. It is presented to enhance an understanding of GST USA's operating results and is not intended to represent cash flow or results of operations in accordance with generally accepted accounting principles for the periods indicated.

(h) Represents principally GST USA's then 50% ownership interest in Phoenix Fiber, the owner and operator of the Phoenix network. GST USA acquired the remaining 50% interest in Phoenix Fiber effective as of October 1, 1996.

THE COMPANY

         The selected consolidated financial data set forth below for Fiscal 1994, Fiscal 1995, Fiscal 1996, Fiscal 1997 and the 1997 Three Month Period are derived from the audited consolidated financial statements of the Company. The selected consolidated financial data for the 1996 Three Month Period and the three months ended March 31, 1997 and 1998 is unaudited, but in the opinion of the management of the Company, reflects all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. The selected consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the notes thereto incorporated by reference in this Prospectus. The selected consolidated financial data includes information with respect to NACT. In February 1998, the Company sold its remaining 63% interest in NACT in the NACT Sale.


                                THIRTEEN MONTHS            YEAR ENDED                THREE MONTHS ENDED      THREE MONTHS ENDED
                                ENDED SEPTEMBER           SEPTEMBER 30,                 DECEMBER 31,             MARCH 31,
                                     30,        --------------------------------    --------------------    --------------------
                                   1994(A)      1995           1996      1997        1996        1997(A)       1997       1998
                                   -------      ----           ----      ----        ----        -------       ----       ----
                                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Revenues:
  Telecommunication and other
       services...............    $   112     $ 11,118      $ 31,726   $  82,593   $  18,437    $  27,552    $ 19,619    $ 29,180
  Telecommunication products..      5,889        7,563         9,573      23,374       4,780        8,706       5,073         864
                                  -------     --------      --------   ---------   ---------    ---------   ---------    --------
       Total revenues.........      6,001       18,681        41,299     105,967      23,217       36,258      24,692      30,044
Operating loss..................   (1,337)     (11,631)      (42,597)    (86,543)    (17,988)     (21,855)    (17,708)    (24,807)
Other expenses (income):
  Interest income.............       (254)        (303)       (5,549)     (7,026)       (839)      (4,101)       (538)     (4,935)
  Interest expense(b).........         27          838        21,224      37,665       5,434       18,948       5,384      21,275
  Other, net..................      1,877        1,347         2,360      (5,359)        104        1,569      (6,928)    (60,635)
Income tax expense..............      502(c)       166(c)        157         903          --          850         118           0
                                  -------      -------      --------   ---------    --------    ---------   ---------     -------
Net income (loss)(d)............  $(3,491)    $(11,315)    $(60,378)  $(113,338)  $ (22,634)    $ (39,593)  $ (15,784)    $19,488
                                  =======      ========     ========   =========   =========    =========   =========     ========
Net income (loss) per share:
  Basic(e)....................    $  (.35)    $   (.82)    $  (3.18)  $   (4.71)  $   (1.02)    $   (1.39)  $   (0.68)    $   0.56
                                  =======     =========    =========  ==========  ==========   ==========  ==========      =======
  Diluted(e)..................    $  (.35)    $   (.82)    $  (3.18)  $   (4.71)  $   (1.02)    $   (1.39)  $   (0.68)    $   0.46
                                  =======     =========    =========  ==========  ==========   ==========   ==========      =======
Weighted average number of
 Common Shares outstanding:
   Basic.......................     9,879       13,781       18,988      24,703      22,237        30,804      23,158       35,035
   Diluted.....................     9,879       13,781       18,988      24,703      22,237        30,804      23,158       44,715
OTHER DATA:
Capital expenditures............  $ 1,486     $ 33,922     $ 97,561   $ 225,743   $  58,047     $  46,663   $  62,543     $ 41,760
EBITDA(f).......................     (779)      (8,807)     (33,936)    (51,881)    (13,208)      (12,032)    (13,137)     (14,820)
Ratio of earnings to fixed
 charges(g).....................        -            -            -           -           -             -           -            -
BALANCE SHEET DATA (AT END OF
    PERIOD):
Cash, cash equivalents and
  investments...................  $ 5,062     $  6,895     $ 66,519   $  59,184                $ 206,672                  $240,277
Restricted cash and investments.       --           --       16,000     171,750                  144,450                   135,197
Property and equipment..........    4,805       39,583      134,714     385,252                  433,680                   472,290
Accumulated depreciation........     (221)      (1,550)      (7,139)    (20,738)                 (26,785)                  (31,630)
Investment in joint
  ventures(h)...................    3,552        2,859        1,364          --          --           --                        --
Total assets....................   26,769       73,125      301,701     728,405                  898,174                   948,121
Current portion of long-term
  debt and capital lease
  obligations...................       --          959        5,554      10,656                   10,865                     9,181
Long term debt and capital
  lease obligations (excluding
 current portion)...............       --       19,746      234,127     628,043                  777,286                   787,686
Redeemable Preferred Shares.....       --           --           --      51,756                   54,635                    54,635
Common Shares and commitment
    to issue Common Shares(i)...   25,075       51,660       98,101     149,880                  221,709                   239,914
Accumulated deficit.............   (4,640)     (15,955)     (76,333)   (189,671)                (229,264)                 (209,776)
Shareholders' equity (deficit)..   20,435       35,705       21,768     (39,791)                  (7,555)                   30,138

-------------------
(a) The Company changed its fiscal year end to September 30, effective in 1994. As a result, amounts reported for Fiscal 1994 are for the 13 months ended September 30, 1994. Results for Fiscal 1994 include the acquisition of 60% of GST Telecom, the Company's subsidiary that is the owner and operator of each of the Company's networks, and, at various times during Fiscal 1994, an aggregate of 80% of NACT. The Company changed its fiscal year end from September 30th to December 31st, effective in 1998, in order to align financial reporting with regulatory reporting and to the reporting of others in the Company's industry sector.

(b) Excludes capitalized interest of $.3 million for Fiscal 1995, $2.3 million for Fiscal 1996, $15.2 million for Fiscal 1997, $2.5 million for the 1996 Three Month Period, $3.7 million for the 1997 Three Month Period, $3.6 million for the three month period ended March 31, 1997 and $4.8 million for the three month period ended March 31, 1998. During the construction of the Company's networks, the interest costs related to construction expenditures are considered to be assets qualifying for interest capitalization under FASB Statement No. 34 "Capitalization of Interest Cost."

(c) During Fiscal 1994 and the first eight months of Fiscal 1995, the Company owned less than 80% of GST Telecom and was therefore unable to deduct for tax purposes the losses incurred by GST Telecom.

(d) Includes minority interest in (income) loss of subsidiaries of $0 for Fiscal 1994, $2.4 million for Fiscal 1995, $.4 million for Fiscal 1996, $(.6) million Fiscal 1997, $.1 million for the 1996 Three Month Period, $(.5) million for the 1997 Three Month Period, $0 for the three months ended March 31, 1997 and $0 for the three months ended March 31, 1998.

(e) Net loss per share also reflects the accretion of the liquidation and redemption prices of the outstanding Series A Preference Shares of GST (the "Redeemable Preferred Shares") totaling $3.0 million for Fiscal 1997 and $3.1 million for the 1997 Three Month Period.

(f) EBITDA consists of loss before interest, income taxes, depreciation and amortization, other income and non-cash expense. EBITDA is provided because it is a measure commonly used in the industry. It is presented to enhance an understanding of the Company's operating results and is not intended to represent cash flow or results of operations in accordance with generally accepted accounting principles for the periods indicated.

(g) The ratio of earnings to fixed charges is computed by dividing pretax income from continuing operations before fixed charges (other than capitalized interest) by fixed charges. Fixed charges consist of interest charges and amortization of debt expense and discount or premium related to indebtedness, whether expensed or capitalized, and that portion of rental expense the Company believes to be representative of interest. For Fiscal 1995, Fiscal 1996, Fiscal 1997, the 1996 Three Month Period, the 1997 Three Month Period, the three months ended March 31, 1997 and the three months ended March 31, 1998, earnings were insufficient to cover fixed charges by $13.8 million, $62.9 million, $134.4 million, $25.2 million, $42.0 million, $26.7 million and $46.7 million, respectively.

(h) Represents principally the Company's then 50% ownership interest in Phoenix Fiber Access, Inc. ("Phoenix Fiber"), the owner and operator of the Phoenix network. The Company acquired the remaining 50% interest in Phoenix Fiber effective as of October 1, 1996.

(i) At March 31, 1998, the Company was committed to issue a number of Common Shares with a market value of $.3 million, based on the then market value of the Common Shares and payable at various times in Fiscal 1998 to the former shareholders of Tri-Star Residential Communications Corp. ("Tri-Star").

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                                   GST NETWORK

OVERVIEW

         GST Network was formed on April 16, 1998 for the purpose of issuing the Old Notes and financing the purchase of Acquired Equipment. GST Network acts as purchasing agent for GST USA and sells to GST USA the equipment it purchases with the proceeds from the May Offering. GST Network has only a limited operating history.

         As of May 31, 1998, GST Network holds restricted cash and investments of approximately $292.6 million restricted for the acquisition of equipment. All of such equipment will be sold to GST USA in exchange for Intercompany Notes. Ultimately, such equipment is leased by GST USA to the various operating subsidiaries of the Company.

OPERATIONS

         The operations of GST Network are limited to (i) purchasing  equipment,
(ii) selling equipment, (iii) receiving payments under Intercompany Notes, (iv) making payments of interest and principal on the Notes, and (v) fulfilling its obligations under the Indenture, the Pledge Agreement and the Registration Rights Agreement.

LIQUIDITY AND CAPITAL RESOURCES

         On May 4, 1998, GST Network completed the May Offering, consisting of $500.0 million aggregate principal amount at maturity of Old Notes. As of May 31, 1998, the net proceeds from the issuance of the Notes of approximately $288.9 million had been used to purchase government securities. The Indenture governing the Notes includes restrictive covenants which, among other items, limit or restrict additional indebtedness incurred by the Company, investment in certain subsidiaries and the payment of dividends.

                                     GST USA

         GST USA was formed to hold the capital stock of the consolidated operating subsidiaries of GST. In December 1995, GST USA issued in a private placement its Senior Notes, which are unconditionally guaranteed by GST, and GST issued its Convertible Notes, which are unconditionally guaranteed by GST USA. The net proceeds from the sale of the 1995 Notes were used to fund capital expenditures and for working capital.

         GST USA also purchases equipment from its wholly-owned subsidiary, GST Equipment Funding, Inc. ("GST Funding") and leases such equipment to the operating subsidiaries of GST and GST USA. GST USA is obligated to assume GST Funding's Secured Notes as soon as GST USA is permitted to do so pursuant to the terms of the indenture relating to the Senior Notes. At such time GST is obligated to guarantee the Secured Notes. GST Funding issued the Secured Notes in the Secured Notes Offering in May 1997. Of the $255.8 million of net proceeds from the Secured Notes Offering, as of March 31, 1998 approximately $93.8 million had been used to purchase securities pledged to fund the first six interest payments on the Secured Notes (the first such payment of $16.4 million having been made in November 1997) and approximately $115.7 million had been used to purchase telecommunications equipment ($41.5 million of which was used to refinance intercompany indebtedness).

         Effective January 1, 1998, the Company transferred GST Call America and TotalNet, previously direct wholly-owned subsidiaries of the Company, to GST USA. The financial results have been restated to reflect the operations of GST Call America and TotalNet from the dates such subsidiaries were acquired by the Company. The financial results have been restated in order to conform with the Company's presentation as the entities are under common control.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 1998 TO THREE MONTHS ENDED MARCH 31, 1997

         REVENUES. Total revenue for the three months ended March 31, 1998 increased $2.8 million, or 11.5%, to $27.5 million from $24.7 million for the three months ended March 31, 1997. Telecommunications services revenue for the three months ended March 31, 1998 increased $7.9 million, or 40.3%, to $27.5 million from $19.6 million for the three months ended March 31, 1997. The increase in telecommunications services revenue resulted primarily from increased local service revenue generated by GST USA's networks and from increased long distance service revenue. To a lesser extent, the increase in telecommunications services revenue resulted from the acquisition of the Guam operations of Sprint in October 1997. Product revenue for the three months ended March 31, 1998 was $0 compared to $5.1 million for the three months ended March 31, 1997 due to the sale of GST USA's remaining 63% interest in NACT.

         OPERATING EXPENSES. Total operating expenses for the three months ended March 31, 1998 increased $9.1 million, or 21.5%, to $51.1 million from $42.0 million for the three months ended March 31, 1997. Network expenses, which include direct local and long distance circuit costs, increased $3.2 million, or 18.7%, to $20.1 million, or 73.0% of telecommunications services revenue for the three months ended March 31, 1998 compared to $16.9 million, or 86.3% of telecommunications services revenue for the three months ended March 31, 1997. The primary reason for the decrease in network expenses as a percent of revenue is the increase in revenues for traffic carried on GST USA's networks as a percent of total revenues. Facilities administration and maintenance expenses (consisting primarily of costs related to personnel providing maintenance, monitoring and technical assistance for the GST USA's networks) for the three months ended March 31, 1998 increased $.5 million, or 17.4%, to $3.4 million, or 12.3% of telecommunications services revenue, compared to $2.9 million, or 14.7% of telecommunications services revenue, for the three months ended March 31, 1997.

         Cost of product revenues and research and development costs were both $0 for the three months ended March 31, 1998 due to the sale of NACT.

         Selling, general and administrative expenses for the three months ended March 31, 1998 increased $4.1 million, or 26.4%, to $19.3 million from $15.2 million for the three months ended March 31, 1997. The increase is due to the expansion of GST USA's CLEC and enhanced services operations, the acquisition of three companies between October 1997 and March 1998 and the hiring of a significant number of marketing, management information and sales personnel to implement the GST USA's integrated services strategy. Such increases were offset by a decrease of $1.2 million resulting from the disposition of NACT.

         Depreciation and amortization for the three months ended March 31, 1998 increased $3.8 million, or 85.8%, to $8.3 million from $4.5 million for the three months ended March 31, 1997. Depreciation and amortization was 30.2% of total revenue for three months ended March 31, 1998 compared to 18.1% for the three months ended March 31, 1997. The increase was attributable to newly-constructed networks becoming operational and the amortization of intangible assets related to GST USA's acquisitions. GST USA expects that depreciation will continue to increase as it expands its networks and longhaul fiber optic facilities and installs additional switches.

         OTHER EXPENSES/INCOME. For the three months ended March 31, 1998, net other income increased $47.5 million to $50.7 million from $3.2 million for the three months ended March 31, 1997. The primary reason for the increase was a $61.3 million gain from the sale of GST USA's remaining interest in NACT. Such increase was partially offset by increased interest expense resulting from the issuance of the Secured Notes in May 1997. For the three months ended March 31, 1998, minority interest and income tax expense were $0 due to the disposition of NACT.

1997 THREE MONTH PERIOD COMPARED TO THE UNAUDITED 1996 THREE MONTH PERIOD

         REVENUES. Total revenue for the three months ended December 31, 1997 increased $10.0 million, or 43.2%, to $33.2 million from $23.2 million for the three months ended December 31, 1996. Telecommunications services revenue for the three months ended December 31, 1997 increased $7.5 million, or 40.7%, to $25.9 million from $18.4 million for the three months ended December 31, 1996. The increase in telecommunications services revenue resulted primarily from increased local and long distance service revenue generated by GST USA's networks. Additionally, during the three months ended December 31, 1997, the Company completed a $1.5 million longhaul conduit sale. To a lesser extent, the increase in revenue resulted from the acquisition of the Guam operations of Sprint in October 1997. Product revenue for the three months ended December 31, 1997 increased $2.5 million, or 52.7%, to $7.3 million from $4.8 million for the three months ended December 31, 1996. The increase in product revenue resulted primarily from increased unit sales of NACT's STX switch.

         OPERATING EXPENSES. Total operating expenses for the three months ended December 31, 1997 increased $13.5 million, or 33.3%, to $54.2 million from $40.7 million for the three months ended December 31, 1996. Network expenses, which include direct local and long distance circuit costs, increased $3.6 million, or 23.8%, to $18.4 million, or 70.8% of telecommunications services revenue for the three months ended December 31, 1997 compared to $14.8 million, or 80.4% of telecommunications services revenue for the three months ended December 31, 1996. The primary reason for the decrease in network expenses as a percent of revenue is the increase in on-net revenues generated at GST USA's network as a percent of total revenues. Facilities administration and maintenance expenses (consisting primarily of costs related to personnel providing maintenance, monitoring and technical assistance for GST USA's networks) for the three months ended December 31, 1997 decreased $.2 million, or 6.7%, to $2.9 million, or 11.2% of telecommunications services revenue, compared to $3.1 million, or 16.9% of telecommunications services revenue, for the three months ended December 31, 1996.

         Cost of product revenue, which represents the costs associated with product revenue of NACT, increased $.5 million, or 27.8%, to $2.3 million for the three months ended December 31, 1997 from $1.8 million for the three months ended December 31, 1996. Cost of product revenue was 31.9% of product revenue for the three months ended December 31, 1997 compared to 38.1% for the three months ended December 31, 1996. The decrease in cost of product revenue as a percentage of product revenue resulted primarily from economies of scale related to increased unit sales of NACT's STX switch. Research and development costs for the three months ended December 31, 1997 increased $.3 million, or 82.0%, to $.7 million from $.4 million for the three months ended December 31, 1996. The increase was due to the addition of personnel to enhance the current switch product line and to facilitate the development of new switching products and applications.

         Selling, general and administrative expenses for the three months ended December 31, 1997 increased $5.5 million, or 35.0%, to $21.3 million from $15.8 million for the three months ended December 31, 1996. The increase is due to the expansion of GST USA's CLEC and enhanced services operations and the hiring of a significant number of marketing, management information and sales personnel to implement GST USA's integrated services strategy. Selling, general and administrative expenses were 64.1% of total revenue for the three months ended December 31, 1997 compared to 68.0% of total revenue for the three months ended December 31, 1996.

         Depreciation and amortization for the three months ended December 31, 1997 increased $3.8 million, or 81.8%, to $8.5 million from $4.7 million for the three months ended December 31, 1996. The increase was attributable to newly-constructed networks becoming operational. GST USA expects that depreciation will continue to increase as it expands its networks and longhaul fiber optic facilities and installs additional switches. Depreciation and amortization was 25.6% of total revenue for the three months ended December 31, 1997 compared to 20.2% for the three months ended December 31, 1996.

         OTHER EXPENSES/INCOME. For the three months ended December 31, 1997, net other expenses increased $9.2 million, or 232.5%, to $13.2 million, or 39.8% of total revenue, from $4.0 million, or 17.1% of total revenue, for the three months ended December 31, 1996. The primary reason for the increase was the inclusion of interest expense associated with the Secured Notes. The increase in interest expense was partially offset by interest income earned on the investment of a portion of the proceeds of the sale of the Secured Notes. To a lesser extent, net other expenses increased due to NACT's income tax expense as well as minority interest in the income of NACT.

FISCAL 1997 COMPARED TO FISCAL 1996

         REVENUES. Total revenue for Fiscal 1997 increased $60.9 million, or 147.5%, to $102.2 million from $41.3 million for Fiscal 1996. Telecommunications services revenue for Fiscal 1997 increased $48.5 million, or 152.9%, to $80.2 million from $31.7 million for Fiscal 1996. The increase in telecommunications services revenue resulted from the inclusion of a full year of revenue from strategic acquisitions, including GST Call America and TotalNet, as well as increased CLEC service revenue generated by GST USA's networks. To a lesser extent, the increase in telecommunications services revenue resulted from increased Internet, shared tenant and data services. Product revenue for Fiscal 1997 increased $12.4 million, or 129.6%, to $22.0 million from $9.6 million for Fiscal 1996. The increase in product revenue resulted from the introduction in April 1996 of NACT's STX switch and subsequent increased unit sales.

         OPERATING EXPENSES. Total operating expenses for Fiscal 1997 increased $97.2 million, or 119.4%, to $178.6 million from $81.4 million for Fiscal 1996. Network expenses, which include direct local and long distance circuit costs, increased $38.1 million, or 143.6%, to $64.7 million for Fiscal 1997 compared to $26.6 million for Fiscal 1996. Facilities administration and maintenance expenses (consisting primarily of costs related to personnel providing maintenance, monitoring and technical assistance for GST USA's networks) for Fiscal 1997 increased $1.3 million, or 12.9%, to $11.6 million, or 14.5% of telecommunications services revenue, compared to $10.3 million, or 32.5% of telecommunications services revenue, for Fiscal 1996. The primary reason for the decrease in facilities administration and maintenance expenses as a percent of telecommunications services revenue was the inclusion of revenue from 1996 strategic acquisitions, a significant portion of which was generated off-net.

         Cost of product revenue, which are costs associated with product revenue of NACT, increased $3.1 million, or 79.7%, to $7.1 million for Fiscal 1997 from $4.0 million for Fiscal 1996. Cost of product revenue was 32.5% of product revenue for Fiscal 1997 compared to 41.5% for Fiscal 1996. The decrease in cost of product revenue as a percentage of product revenue resulted from economies of scale related to increased unit sales of NACT's STX switch. Research and development costs for Fiscal 1997 increased $1.0 million, or 69.3%, to $2.3 million from $1.3 million for Fiscal 1996. The increase was due to the addition of NACT personnel to enhance the current switch product line and to facilitate the development of new switching products and applications.

         Selling, general and administrative expenses for Fiscal 1997 increased $38.3 million, or 123.8%, to $69.2 million from $30.9 million for Fiscal 1996. The increase is due to the expansion of GST USA's CLEC and enhanced services operations and the hiring of a significant number of marketing, management information and sales personnel to implement GST USA's integrated services strategy. Selling, general and administrative expenses were 67.7% of total revenue for Fiscal 1997 compared to 74.8% of total revenue for Fiscal 1996.

         Depreciation and amortization for Fiscal 1997 increased $15.4 million, or 185.5%, to $23.7 million from $8.3 million for Fiscal 1996. The increase was attributable to newly-constructed networks becoming operational and to the amortization of intangible assets related to GST USA's acquisitions.
Depreciation and amortization was 23.2% of total revenue for Fiscal 1997 compared to 20.1% for Fiscal 1996.

         OTHER EXPENSES/INCOME. For Fiscal 1997, net other expenses increased $6.7 million, or 43.3%, to $22.1 million, or 21.7% of total revenue, from $15.4 million, or 37.4% of total revenue, for Fiscal 1996. Fiscal 1997 net other expenses included a $7.4 million gain recognized on the sale of one million of GST USA's shares of NACT in February 1997. If the gain had been excluded, other expenses for Fiscal 1997 would have increased $14.1 million over Fiscal 1996. Such increase primarily resulted from increased interest expense due to the issuance of the 1995 Notes in December 1995 and the issuance of the Secured Notes in May 1997. To a lesser extent, other expenses increased due to income tax expense attributable to income of NACT, which as of March 1, 1997 was no longer consolidated for tax purposes.

FISCAL 1996 COMPARED TO FISCAL 1995

         REVENUES. Total revenues for Fiscal 1996 increased $22.6 million, or 121.1%, to $41.3 million from $18.7 million for Fiscal 1995. Telecommunications services revenues for Fiscal 1996 increased $20.6 million, or 185.4%, to $31.7 million from $11.1 million for Fiscal 1995. The increase in telecommunications services revenues resulted from the continuing growth of long distance (including revenues associated with Fiscal 1995 and 1996 acquisitions), local, Internet and data services. Acquisitions (primarily the acquisition of International Telemanagement Group, Inc. but also the acquisitions of businesses of Reservations, Inc. d/b/a/ Hawaii On Line ("Hawaii On Line") and Texas-Ohio Communications, Inc. and affiliated companies (collectively, "Texas-Ohio")) accounted for $15.1 million of the increase in such revenues. Telecommunications products revenues for Fiscal 1996 increased $2.0 million, or 26.6%, over Fiscal 1995. The increase in telecommunications products revenues resulted from the introduction by NACT of the STX product line in the third quarter of Fiscal 1996.

         OPERATING EXPENSES. Total operating expenses for Fiscal 1996 increased $52.5 million, or 181.3%, to $81.4 million from $28.9 million for Fiscal 1995. Network expenses, which include direct local and long distance circuit costs, increased $16.5 million to $26.6 million from $10.1 million for Fiscal 1995, due to an expanded customer base and increased usage. As a percentage of telecommunications services revenues, network expenses decreased from 90.9% for Fiscal 1995 to 83.8% for Fiscal 1996. Facilities administration and maintenance expenses for Fiscal 1996 increased $8.2 million to $10.3 million from $2.1 million for Fiscal 1995. As a percentage of telecommunications services revenues, facilities administration and maintenance expenses increased from 18.9% for Fiscal 1995 to 32.5% for Fiscal 1996. The increase related to additional personnel and facility costs required by continuing network expansion, a substantial portion of which are incurred before the realization of revenues.

         Cost of product revenues at NACT for Fiscal 1996 increased $.9 million to $4.0 million from $3.1 million for Fiscal 1995. As a percentage of telecommunications products revenues for Fiscal 1996, cost of product revenues increased nominally as compared to Fiscal 1995 due to initial lower margins resulting from the discontinuance of NACT's former switch product line as it began to offer the new STX to existing customers. Research and development costs increased nominally for Fiscal 1996 relative to Fiscal 1995 as GST USA moved to more rapidly develop an improved billing system product and to maintain ongoing research and development of GST USA's existing hardware and software product lines.

         Selling, general and administrative expenses increased $20.9 million, or 208.8%, to $30.9 million from $10.0 million for Fiscal 1995. The increase was due to the expansion of GST USA's CLEC and enhanced services operations, and to a lesser extent, the acquisitions during Fiscal 1996 of Tri-Star and the businesses of Hawaii On Line and Texas-Ohio. The implementation of GST USA's integrated services strategy has resulted in additional marketing, management information and sales staff.

         Depreciation and amortization for Fiscal 1996 increased $5.9 million to $8.3 million from $2.4 million for Fiscal 1995 due to increased depreciation resulting from newly constructed networks becoming operational. To a lesser extent, the increase in depreciation and amortization was also due to increased amortization of intangible assets resulting from acquisitions.

              OTHER EXPENSES/INCOME. Net other expenses (income) for Fiscal 1996 increased $16.2 million to $15.4 million from $(.8) million for Fiscal 1995. The increase was principally the result of additional interest expense associated with the 1995 Notes, offset by interest income resulting from the investment of the proceeds of the sale of the 1995 Notes.

                                   THE COMPANY

OVERVIEW

         The Company provides a broad range of integrated telecommunications products and services, primarily to business customers located in the California, Hawaii and other western continental States. The Company's digital networks currently serve 40 markets in Arizona, California, Hawaii, Idaho, New Mexico, Texas and Washington. In addition, the Company has networks under construction which, when completed, will expand its regional footprint to Oregon. The Company also constructs, markets and manages longhaul fiber optic facilities in Arizona, California and Hawaii. The Company's longhaul fiber optic facilities currently extend over 900 route miles and approximately 1,700 route miles are under construction and expected to become operational over the next 12 months. The Company's full line of products, which offer a "one-stop" customer-focused solution to the telecommunications services requirements of its customers, include local dial tone, long distance, Internet, data transmission, and private line services.

         The Company plans to build specific network segments or to lease capacity as economically justified and as the demands of its customers warrant. Management believes that pursuing this "smart-build" approach should permit the Company to provide for ongoing capital expenditures on a "success basis" and allow the Company to build its customer base through an increased focus on sales, marketing and operations support systems. "Smart builds" also provide the Company with the ability to address attractive service areas selectively throughout its targeted markets.

         The Company has invested significant capital and effort in developing its telecommunications business. This capital has been invested in the development of the Company's networks and longhaul fiber optic facilities, for the hiring and development of an experienced management team, the development and installation of operating systems, the introduction of services, marketing and sales efforts and for acquisitions. The Company expects to make increasing capital expenditures to expand its networks and longhaul fiber optic facilities and broaden its service offerings and may consummate additional acquisitions. Proper management of the Company's growth will require the Company to maintain quality control over its services and to expand the Company's internal management, technical and accounting systems, all of which will require substantial investment. See "Risk Factors--Development and Expansion Risk and Possible Inability to Manage Growth," "--Significant Capital Requirements," "Dependence on Billing, Customer Services and Information Systems; Year 2000 Issues" and "--Liquidity and Capital Resources."

         The Company changed its fiscal year end from September 30th to December 31st in order to align financial reporting with regulatory reporting and to the reporting of others in the Company's industry sector. The Company has provided investors audited financial information for the 1997 Three Month Period and will provide audited financial information for the subsequent 12-month periods ending December 31st. As a result of the limited revenues and significant expenses associated with the expansion and development of its networks and services, the Company's operating results could vary significantly from period to period.

         LOCAL SERVICES. The Company's 14 high capacity digital switches enable it to deliver switched local services and as of March 31, 1998 the Company had sold over 76,000 access lines. The Company plans to continue to install switching equipment in its operational networks, in markets where it is constructing networks and in certain other cities where the Company will rely on ILEC facilities for transmission. Once a switch is operational, where regulatory conditions and interconnection agreements permit, the Company intends to offer local dial tone, in addition to enhanced services such as ISDN, Centrex, voice mail and other custom calling features.

         The Company expects negative EBITDA from its switched services during the 24 to 36 month period after a switch is deployed. For switches operating in conjunction with the Company's networks, the Company expects operating margins to improve as the network is expanded and larger volumes of traffic are carried on the Company's network. For switches operating in cities where the Company relies on ILEC facilities for transmission, the Company will experience lower or negative operating margins under current ILEC pricing tariffs. Although under the Telecommunications Act the ILECs will be required to unbundle local tariffs, permitting the Company to purchase only the origination and termination services it needs, thereby decreasing operating expenses, there can be no assurance that such unbundling will be effected in a timely manner and result in prices favorable to the Company.

         LONG DISTANCE SERVICES. The Company offers basic and enhanced long distance services, such as toll free, and calling card services, targeting primarily business customers purchasing between $200 and $15,000 of services per month as well as resellers and other carriers. Currently, the Company provides these services by reselling the services of certain major long distance carriers and intends to carry an increasing portion of this traffic over its own network facilities. As part of its strategy, the Company has acquired a number of long distance carriers and intends to continue to pursue acquisitions of long distance carriers in the future. In May 1997, the Company acquired Action Telcom, Co. ("Action Telcom"), a facilities-based telecommunications company located in Abilene, Texas that operates its own network and switching equipment, originating and terminating its own traffic principally in Texas. Action Telcom also manufactures the Network Analysis Management System ("NAMS"), a UNIX based software and hardware platform that provides automated real-time billing record collection, fraud protection and network design. In April 1998, the Company acquired ICON, a switch-based reseller of long distance and local services located in Seattle, Washington, for approximately $23.8 million in cash. In March 1998, the Company acquired Call America--Phoenix, a reseller of long distance service located in Phoenix, Arizona, for approximately $3.8 million in cash. The Company is obligated to satisfy certain minimum monthly usage requirements of an aggregate of $3.3 million per month as of March 31, 1998, increasing to a maximum of $6.1 million per month over the next three years. If such requirements are not satisfied, the Company may be required to pay an underutilization fee in addition to its monthly bill.

         DATA SERVICES. The Company offers national and international frame relay services on its own frame relay network and through interconnection agreements with other data service providers. Under these agreements, the Company and such data service providers have agreed to link their data networks and terminate one another's traffic. The Company has deployed frame relay switches in 21 markets in the western United States. Such switches can provide both frame relay and Internet services. The Company offers data networking services such as ATM, high speed LAN connectivity, frame relay and high capacity access to the Internet and plans to offer video conferencing and multimedia networking in the future. The Company has one ATM switch commercially operational in each of Los Angeles and Ontario, California.

         INTERNET SERVICES. The Company presently offers Internet-related services in most of its markets, such as dedicated Internet access, Web site development and hosting, provides local exchange service and upstream transport for local ISPs and electronic commerce services and is in the process of developing various Internet software applications. The Company also offers dial-up Internet access to customers in Portland (Oregon), Vancouver (Washington), the State of Hawaii and select markets in California, including San Francisco, and intends to begin offering such services in the Los Angeles and Houston metropolitan areas in 1998. In March 1998, the Company acquired the business of Whole Earth, a San Francisco-based full-service ISP, for approximately $9.0 million in cash and the assumption of certain liabilities.

         NETWORK OPERATIONS. The development, construction and expansion of the Company's networks requires significant capital, a large portion of which is invested before any revenue is generated. See "Risk Factors-- Significant Capital Requirements." The Company has experienced, and expects to continue to experience, increasing negative EBITDA and losses while it expands its network operations and builds its customer base. See "Risk Factors--Historical and Anticipated Future Operating Losses and Negative EBITDA." None of the Company's existing networks is generating EBITDA. There can be no assurance that the Company will be able to establish a sufficient revenue-generating customer base or achieve EBITDA in any particular market or on a consolidated basis.

         Management estimates that the total costs associated with the purchase and installation of fiber optic cable and high-speed electronic transmission equipment, including capitalized engineering costs, will range from $10.0 million to $25.0 million per network, depending upon the size of the market served and the scope and complexity of the network. Actual costs may vary significantly from this range. The amounts and timing of these expenditures are subject to a variety of factors that may vary significantly by the geographic and demographic characteristics of each market. In addition to capital expenditure requirements, upon commencement of the construction phase of a network, the Company begins to incur direct operating costs for such items as salaries and rent. As network construction progresses, the Company incurs rights-of-way costs and increased sales and marketing expenses. Certain direct preoperating costs for new networks are capitalized until the network becomes operational and are thereafter expensed as incurred.

         The initial development of a network may take as long as six months, depending upon the size and complexity of the network and a variety of factors, including the time required to obtain rights-of-way and other governmental approvals, such as franchise agreements. Once actual construction commences, it may take from two to six months to complete the initial backbone segment of a network. The time required during the construction phase is significantly influenced by the number of route miles involved, the mix of aerial versus underground fiber deployment, possible delays in receiving fiber optic cable, electronic equipment and required permits and other factors.

         The Company has entered into the Magnacom Services Agreement with Magnacom, a company 99% owned by PNI which is in turn controlled by John Warta, a director of the Company and the Company's former Chairman of the Board and Chief Executive Officer, pursuant to which the Company has paid Magnacom approximately $14.4 million as prepayments for future PCS services as of March 31, 1998. In addition, the Company has made advances to Magnacom aggregating $818,000 at July 28, 1998 on account of certain operating expenses of Magnacom. The Company has been granted an option to acquire up to PNI's entire interest in Magnacom (currently 99%), conditioned upon compliance with FCC regulations. Until such time as FCC regulations or administrative action permit the Company to own in excess of 25% of Magnacom, the option by its terms is limited to a 24% interest in Magnacom and the option is to be modified to provide that the Company own no more than a 25% interest in Magnacom or PCS Plus Holdings upon exercise thereof. The Company, Magnacom, PNI and a prospective financing source are currently in negotiations with respect to the modification of existing arrangements. There can be no assurance that such negotiations will result in such a modification or that such a modification will be more favorable to the Company. See "Business--Magnacom."

         In addition, the Company may issue a warrant to purchase up to 4% of the then outstanding Common Shares in connection with financing for Magnacom at an exercise price of 120% of the market price thereof. If such warrant is issued, the Company will record a one-time noncash charge in an amount equal to the value of the warrant. Although there can be no assurance, the Company believes that the value of such a warrant could be between $5.0 million and $6.0 million, depending on the terms of the warrant.

         RECENT DEVELOPMENTS. In a series of transactions between 1993 and 1995, the Company acquired 100% of the outstanding capital stock of NACT, which produces advanced telecommunications switching platforms with integrated applications software and network telemanagement capabilities. The aggregate consideration paid by the Company for its 100% interest in NACT was $8.9 million, consisting of $4.1 million in cash and notes payable and 956,283 Common Shares valued at $4.8 million. In March 1997, the Company sold one million shares of NACT common stock for net proceeds of $9.0 million. In February 1998, the Company sold its remaining 63% interest in NACT in the NACT Sale, resulting in net proceeds of approximately $85.0 million. Excluding the operations of NACT, revenues, operating loss, net loss and EBITDA would have totalled $78.3 million, $(92.3) million, $(117.8) million and $(59.0) million for Fiscal 1997 and $27.6 million, $(23.8) million, $(40.4) million and $(14.4) million for the 1997 Three Month Period.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 1997

         REVENUES. Total revenue for the three months ended March 31, 1998 increased $5.3 million, or 21.7%, to $30.0 million from $24.7 million for the three months ended March 31, 1997. Telecommunications services revenue for the three months ended March 31, 1998 increased $9.6 million, or 48.7%, to $29.2 million from $19.6 million for the three months ended March 31, 1997. The increase in telecommunications services revenue resulted primarily from increased local service revenue generated by the Company's networks and from increased long distance service revenue. To a lesser extent, the increase in telecommunications services revenue resulted from the acquisitions of Action Telcom in May 1997 and the Guam operations of Sprint in October 1997. Product revenue for the three months ended March 31, 1998 decreased $4.2 million, or 83.0%, to $.9 million from $5.1 million for the three months ended March 31, 1997. The decrease in product revenues resulted from the sale of the Company's 63% interest in NACT.

         OPERATING EXPENSES. Total operating expenses for the three months ended March 31, 1998 increased $12.5 million, or 29.4%, to $54.9 million from $42.4 million for the three months ended March 31, 1997. Network expenses, which include direct local and long distance circuit costs, increased $4.2 million, or 24.8%, to $21.1 million, or 72.4% of telecommunications services revenue for the three months ended March 31, 1998 compared to $16.9 million, or 86.3% of telecommunications services revenue for the three months ended March 31, 1997. The primary reason for the decrease in network expenses as a percent of revenue is the increase in revenues for traffic carried on the Company's networks as a percent of total revenues. Facilities administration and maintenance expenses (consisting primarily of costs related to personnel providing maintenance, monitoring and technical assistance for the Company's networks) for the three months ended March 31, 1998 increased $.9 million, or 26.8%, to $4.0 million, or 13.6% of telecommunications services revenue, compared to $3.1 million, or 15.9% of telecommunications services revenue, for the three months ended March 31, 1997.

         Cost of product revenues and research and development costs decreased $1.2 million, or 63%, to $.7 million from $1.9 million for the three months ended March 31, 1997 as a result of the sale of NACT. For the three months ended March 31, 1998, cost of product revenues consists of the costs associated with product revenue of Action Telcom. The decrease in research and development costs, from $.6 million for the three months ended March 31, 1997 to $0 for the three months ended March 31, 1998 also resulted from the sale of NACT.

         Selling, general and administrative expenses for the three months ended March 31, 1998 increased $5.0 million, or 32.6%, to $20.4 million from $15.4 million, or 62.3% of total revenue, for the three months ended March 31, 1997. The increase is due to the expansion of the Company's CLEC and enhanced services operations, the acquisition of four companies between May 1997 and March 1998 and the hiring of a significant number of marketing, management information and sales personnel to implement the Company's integrated services strategy. Such increases were offset by a decrease of $1.2 million resulting from the disposition of NACT.

         Depreciation and amortization for the three months ended March 31, 1998 increased $4.2 million, or 93.5%, to $8.7 million from $4.5 million for the three months ended March 31, 1997. The increase was attributable to newly-constructed networks becoming operational and to the amortization of intangible assets related to the Company's acquisitions. The Company expects that depreciation will continue to increase as it expands its networks and longhaul fiber optic facilities and installs additional switches. Depreciation and amortization was 28.9% of total revenue for the three months ended March 31, 1998 compared to 18.1% for the three months ended March 31, 1997.

         OTHER INCOME/EXPENSE. For the three months ended March 31, 1998, net other income increased $42.4 million to $44.3 million from $1.9 million for the three months ended March 31, 1997. The primary reason for the increase was a $61.3 million gain from the sale of the Company's remaining interest in NACT. Such increase was partially offset by increased interest expense resulting from the issuance in May 1997 of $265.0 million of Secured Notes and the issuance in November 1997 of $144.0 million of Accrual Notes. For the three months ended March 31, 1998, minority interest and income tax expense were $0 due to the disposition of NACT.

1997 THREE MONTH PERIOD COMPARED TO THE UNAUDITED 1996 THREE MONTH PERIOD

         REVENUES. Total revenue for the 1997 Three Month Period increased $13.1 million, or 56.2%, to $36.3 million from $23.2 million for the 1996 Three Month Period. Telecommunications services revenue for the 1997 Three Month Period increased $9.1 million, or 49.4%, to $27.6 million from $18.4 million for the 1996 Three Month Period. The increase in telecommunications services revenue resulted primarily from increased local service revenue generated by the Company's networks and from increased long distance service revenue. To a lesser extent, the increase in revenue resulted from the acquisitions of Action Telcom in May 1997 and the Guam operations of Sprint in October 1997. Additionally, during the 1997 Three Month Period, the Company completed a $1.5 million longhaul conduit sale. Product revenue for the 1997 Three Month Period increased $3.9 million, or 82.1%, to $8.7 million from $4.8 million for the 1996 Three Month Period. The increase in product revenues resulted from increased unit sales of NACT's STX switch and, to a lesser extent, the inclusion of Action Telcom's sales of NAMS. Excluding NACT, product revenue totalled $1.4 million and $0 for the 1997 Three Month Period and the 1996 Three Month Period, respectively.

         OPERATING EXPENSES. Total operating expenses for the 1997 Three Month Period increased $16.9 million, or 41.0%, to $58.1 million from $41.2 million for the 1996 Three Month Period. Network expenses, which include direct local and long distance circuit costs, increased $3.7 million, or 23.5%, to $19.4 million, or 70.5% of telecommunications services revenue for the 1997 Three Month Period compared to $15.7 million, or 85.3% of telecommunications services revenue for the 1996 Three Month Period. The primary reason for the decrease in network expenses as a percent of revenue is the increase in on-net revenues generated for traffic carried on the Company's network as a percent of total revenues. Facilities administration and maintenance expenses (consisting primarily of costs related to personnel providing maintenance, monitoring and technical assistance for the Company's networks) for the 1997 Three Month Period increased $.2 million, or 5.6%, to $3.5 million, or 12.7% of telecommunications services revenue, compared to $3.3 million, or 18.0% of telecommunications services revenue, for the 1996 Three Month Period.

         Cost of product revenue, which includes the costs associated with product revenue of NACT and Action Telcom, increased $1.3 million, or 70.4%, to $3.1 million for the 1997 Three Month Period from $1.8 million for the 1996 Three Month Period. Cost of product revenue was 35.6% of product revenue for the 1997 Three Month Period compared to 38.1% for the 1996 Three Month Period. The decrease in cost of product revenue as a percentage of product revenue resulted primarily from economies of scale related to increased unit sales of NACT's STX switch. Excluding NACT, cost of product revenue totalled $.8 million and $0 for the 1997 Three Month Period and the 1996 Three Month Period, respectively. Research and development costs for the 1997 Three Month Period increased $.4 million, or 90.5%, to $.8 million from $.4 million for the 1996 Three Month Period. The increase was due to the addition of personnel to enhance NACT's switch product line and to facilitate the development of new switching products and applications.

         Selling, general and administrative expenses for the 1997 Three Month Period increased $7.2 million, or 47.2%, to $22.4 million from $15.2 million for the 1996 Three Month Period. The increase is due to the expansion of the Company's CLEC and enhanced services operations, the acquisition of two companies between May and October 1997 and the hiring of a significant number of marketing, management information and sales personnel to implement the Company's integrated services strategy. Selling, general and administrative expenses were 61.9% of total revenue for the 1997 Three Month Period compared to 65.6% of total revenue for the 1996 Three Month Period.

         Depreciation and amortization for the 1997 Three Month Period increased $4.2 million, or 89.0%, to $8.9 million from $4.7 million for the 1996 Three Month Period. The increase was attributable to newly-constructed networks becoming operational and to the amortization of intangible assets related to the Company's acquisitions. The Company expects that depreciation will continue to increase as it expands its networks and longhaul fiber optic facilities and installs additional switches. Depreciation and amortization was 24.4% of total revenue for the 1997 Three Month Period compared to 20.2% for the 1996 Three Month Period.

         OTHER EXPENSES/INCOME. For the 1997 Three Month Period, net other expenses increased $13.1 million, or 281.8%, to $17.7 million, or 48.9% of total revenue, from $4.6 million, or 20.0% of total revenue, for the 1996 Three Month Period. The primary reason for the increase was the inclusion of interest expense associated with the Secured Notes and Accrual Notes. The increase in interest expense was partially offset by interest income earned on the investment of a portion of the proceeds of the sale of such notes. To a lesser extent, net other expenses increased due to the Company's share of Global's losses and to NACT's income tax expense as well as minority interest in the income of NACT.

FISCAL 1997 COMPARED TO FISCAL 1996

         REVENUES. Total revenue for Fiscal 1997 increased $64.7 million, or 156.6%, to $106.0 million from $41.3 million for Fiscal 1996. Telecommunications services revenue for Fiscal 1997 increased $50.9 million, or 160.3%, to $82.6 million from $31.7 million for Fiscal 1996. The increase in telecommunications services revenue resulted from the inclusion of a full year of revenue from strategic acquisitions, including GST Call America and TotalNet, as well as increased CLEC service revenue generated by the Company's networks. To a lesser extent, the increase in telecommunications services revenue resulted from increased Internet, shared tenant and data services. Product revenue for Fiscal 1997 increased $13.8 million, or 144.2%, to $23.4 million from $9.6 million for Fiscal 1996. The increase in product revenue resulted primarily from the introduction in April 1996 of NACT's STX switch and subsequent increased unit sales. To a lesser extent, the increase in product revenue is due to the inclusion of sales of network management and fraud protection systems by Action Telcom, which was acquired on May 31, 1997.

         OPERATING EXPENSES. Total operating expenses for Fiscal 1997 increased $108.6 million, or 129.5%, to $192.5 million from $83.9 million for Fiscal 1996. Network expenses, which include direct local and long distance circuit costs, increased $39.7 million, or 149.2%, to $66.3 million, or 80.2% of telecommunications services revenue for Fiscal 1997 compared to $26.6 million, or 83.8% of telecommunications services revenue for Fiscal 1996. Facilities administration and maintenance expenses (consisting primarily of costs related to personnel providing maintenance, monitoring and technical assistance for the Company's networks) for Fiscal 1997 increased

$2.0  million,  or  19.3%,  to $12.3  million,  or  14.9% of  telecommunications services  revenue,  compared to $10.3  million,  or 32.5% of  telecommunications services revenue, for Fiscal 1996. The primary reason for the decrease in facilities administration and maintenance expenses as a percent of telecommunications services revenue was the inclusion of revenue from 1996 strategic acquisitions, a significant portion of which was generated off-net.

         Cost of product revenue, which includes the costs associated with product revenue of NACT and Action Telcom, increased $4.0 million, or 101.1%, to $8.0 million for Fiscal 1997 from $4.0 million for Fiscal 1996. Cost of product revenue was 34.2% of product revenue for Fiscal 1997 compared to 41.5% for Fiscal 1996. The decrease in cost of product revenue as a percentage of product revenue resulted primarily from economies of scale related to increased unit sales of NACT's STX switch. Research and development costs for Fiscal 1997 increased $1.0 million, or 71.3%, to $2.3 million from $1.3 million for Fiscal 1996. The increase was due to the addition of NACT personnel to enhance the current switch product line and to facilitate the development of new switching products and applications.

         Selling, general and administrative expenses for Fiscal 1997 increased $46.1 million, or 138.2%, to $79.5 million from $33.4 million for Fiscal 1996. The increase is due to the expansion of the Company's CLEC and enhanced services operations, the acquisition of four companies from September 1996 to May 1997 and the hiring of a significant number of marketing, management information and sales personnel to implement the Company's integrated services strategy. In addition, $7.4 million of the increase in selling, general and administrative expense was attributable to a one-time non-cash charge recorded in Fiscal 1997 when 750,000 Common Shares were released from escrow upon the resolution of a contingency. See "Certain Relationships and Related Transactions." Selling, general and administrative expenses were 75.0% of total revenue for Fiscal 1997 compared to 80.8% of total revenue for Fiscal 1996.

         Depreciation and amortization for Fiscal 1997 increased $15.9 million, or 191.1%, to $24.2 million from $8.3 million for Fiscal 1996. The increase was attributable to newly-constructed networks becoming operational and to the amortization  of  intangible  assets  related  to  the  Company's  acquisitions.
Depreciation and amortization was 22.8% of total revenue for Fiscal 1997 compared to 20.1% for Fiscal 1996.

         OTHER EXPENSES/INCOME. For Fiscal 1997, net other expenses increased $9.0 million, or 50.7%, to $26.8 million, or 25.3% of total revenue, from $17.8 million, or 43.1% of total revenue, for Fiscal 1996. Fiscal 1997 net other expenses included a $7.4 million gain recognized on the sale of one million of the Company's shares of NACT in February 1997. If the gain had been excluded, other expenses for Fiscal 1997 would have increased $16.4 million over Fiscal 1996. Such increase primarily resulted from increased interest expense due to the issuance of the 1995 Notes in December 1995 and the issuance of the Secured Notes in May 1997. To a lesser extent, other expenses increased due to income tax expense attributable to income of NACT.

FISCAL 1996 COMPARED TO FISCAL 1995

         REVENUES. Total revenues for Fiscal 1996 increased $22.6 million, or 121.0%, to $41.3 million from $18.7 million for Fiscal 1995. Telecommunications services revenues for Fiscal 1996 increased $20.6 million, or 185%, to $31.7 million from $11.1 million for Fiscal 1995. The increase in telecommunications services revenues resulted from the continuing growth of long distance (including revenues associated with Fiscal 1995 and 1996 acquisitions), local, Internet and data services. Acquisitions (primarily the acquisition of ITG but also the acquisitions of GST Call America and the businesses of Hawaii On Line and Texas-Ohio accounted for $15.1 million of the increase in such revenues. Telecommunications products revenues for Fiscal 1996 increased $2.0 million, or 26.6%, over Fiscal 1995. The increase in telecommunications products revenues resulted from the introduction by NACT of the STX product line in the third quarter of Fiscal 1996.

         OPERATING EXPENSES. Total operating expenses for Fiscal 1996 increased $53.6 million, or 176.8%, to $83.9 million from $30.3 million for Fiscal 1995. Network expenses, which include direct local and long distance circuit costs, increased $16.5 million to $26.6 million from $10.1 million for Fiscal 1995, due to an expanded customer base and increased usage. As a percentage of telecommunications services revenues, network expenses decreased from 90.9% for Fiscal 1995 to 83.8% for Fiscal 1996. Facilities administration and maintenance expenses for Fiscal 1996 increased $8.2 million to $10.3 million from $2.1 million for Fiscal 1995. As a percentage of telecommunications services revenues, facilities administration and maintenance expenses increased from 18.9% for Fiscal 1995 to 32.5% for Fiscal 1996. The increase related to additional personnel and facility costs required by continuing network expansion, a substantial portion of which are incurred before the realization of revenues.

         Cost of product revenues at NACT for Fiscal 1996 increased $.9 million to $4.0 million from $3.1 million for Fiscal 1995. As a percentage of telecommunications products revenues for Fiscal 1996, cost of product revenues increased nominally as compared to Fiscal 1995 due to initial lower margins resulting from the discontinuance of NACT's former switch product line as it began to offer the new STX to existing customers. Research and development costs increased nominally for Fiscal 1996 relative to Fiscal 1995 as the Company moved to more rapidly develop an improved billing system product and to maintain ongoing research and development of the Company's existing hardware and software product lines.

         Selling, general and administrative expenses increased $22.0 million, or 193.5%, to $33.4 million from $11.4 million for Fiscal 1995. The increase was due to the expansion of the Company's CLEC and enhanced services operations, and to a lesser extent, the acquisitions during Fiscal 1996 of GST Call America and Tri-Star, and the businesses of Hawaii On Line and Texas-Ohio. The implementation of the Company's integrated services strategy has resulted in additional marketing, management information and sales staff.

         Depreciation and amortization for Fiscal 1996 increased $5.9 million to $8.3 million from $2.4 million for Fiscal 1995 due to increased depreciation resulting from newly constructed networks becoming operational. To a lesser extent, the increase in depreciation and amortization was also due to increased amortization of intangible assets resulting from acquisitions.

         OTHER EXPENSES/INCOME. Net other expenses for Fiscal 1996 increased $18.1 million to $17.8 million from $(.3) million for Fiscal 1995. The increase was principally the result of additional interest expense associated with the 1995 Notes, offset by interest income resulting from the investment of the proceeds of the sale of the 1995 Notes.

LIQUIDITY AND CAPITAL RESOURCES

         The Company has incurred significant operating and net losses as a result of the development and operation of its networks. The Company expects that such losses will continue as the Company emphasizes the development, construction and expansion of its networks and builds its customer base. Cash provided by the Company's operations will not be sufficient to fund the expansion of its networks, longhaul fiber optic facilities and services.

         The Company's net cash provided by (used in) operating and investing activities was $28.7 million and $(49.7) million for the three months ended March 31, 1998 and 1997, respectively. During the three months ended March 31, 1998, the Company completed the sale of its remaining 63% interest in NACT for net proceeds of approximately $85.0 million. Net cash provided by financing activities from borrowings and equity issuances to fund capital expenditures, acquisitions and operating losses was $12.2 million and $73.4 million for the three months ended March 31, 1998 and 1997, respectively.

         Capital expenditures for the three months ended March 31, 1998 and 1997 were $41.8 million and $62.5 million, respectively. The Company estimates capital expenditures for Fiscal 1998 and Fiscal 1999 of approximately $325 million and $300 million, respectively. The majority of these expenditures is expected to be made for the construction of network and longhaul fiber optic facilities and the purchase of switches and related equipment to facilitate the offering of the Company's services. Continued significant capital expenditures are expected to be made thereafter. In addition, the Company expects to continue to incur operating losses while it expands its business and builds its customer base. Actual capital expenditures and operating losses will depend on numerous factors, including the extent of future expansion, acquisition opportunities and other factors beyond the Company's control, including economic conditions, competition, regulatory developments and the availability of capital.

         In addition to the Company's capital expenditures, in March 1998, the Company acquired Call America-- Phoenix, a Phoenix-based reseller of long distance, for approximately $3.8 million in cash and the business of Whole Earth, a San Francisco-based ISP, for approximately $9.0 million in cash and the assumption of certain liabilities. In April 1998, the Company acquired ICON, a switch-based reseller of long distance and local service located in Seattle, for approximately $23.8 million in cash.

         In November 1997, the Company completed the 1997 Public Offering of 6,440,000 Common Shares at $12 per share and $144.0 million of Accrual Notes. Semi-annual cash interest payments on the 1997 Accrual Notes will not begin until May 2003.

         In May 1998, the Company completed the May Offering of $500.0 million principal amount at maturity of Old Notes. The Notes fully accrete to face value on May 1, 2003. From and after May 1, 2003, the Notes bear interest, which will be payable in cash, at a rate of 10.5% per annum on each May 1 and November 1, commencing November 1, 2003. The net proceeds from the sale of the Notes of approximately $288.9 million are restricted for the purchase of telecommunications equipment and network infrastructure. The Indenture includes restrictive covenants which, among other items, limit or restrict additional indebtedness incurred by the Company, investment in certain subsidiaries, the sale of assets and the payment of dividends.

         At March 31, 1998, the Company had approximately $796.9 million of indebtedness outstanding and $54.6 million of mandatorily redeemable preference shares. In addition, as of March 31, 1998, the Company had $30.5 million of availability under the Tomen Facility and $108.1 million of availability under the Siemens Loan Agreement. Although the Company's liquidity was substantially improved as a result of proceeds received from the sale of the 1995 Notes, the Secured Notes, the Accrual Notes and the Notes, the Company will have significant debt service obligations. The Company will be required to make principal and interest payments of approximately $52.5 million (of which $35.1 million will be made from funds securing the Secured Notes, $63.3 million (of which $35.1 million will be made from funds securing the Secured Notes), $66.1 million (of which $17.6 million will be made from funds securing the Secured Notes), $115.9 million and $114.2 million in the remainder of 1998 and in 1999, 2000, 2001 and 2002, respectively. In addition, the Company anticipates that cash flow from operations will be insufficient to pay interest in cash on both the 1995 Notes when such interest becomes payable in June 2001 and on the Secured Notes starting in November 2000 once the amount pledged to fund the first six scheduled interest payments on the Secured Notes is paid and to repay the 1995 Notes, the Secured Notes and the Accrual Notes in full and that such notes will need to be refinanced. The ability of the Company to effect such refinancings will be dependent upon the future performance of the Company, which will be subject to prevailing economic conditions and to financial, business and other factors beyond the control of the Company. There can be no assurance that the Company will be able to improve its operating results or that the Company will be able to meet its debt service obligations.

         At March 31, 1998, the Company had cash, cash equivalents, and investments, including restricted cash and investments of approximately $375.5 million. The Company believes that the amounts on hand together with the proceeds from the May Offering restricted for the purchase of equipment and borrowings expected to be available under the Tomen Facility and the Siemens Loan Agreement, will provide sufficient funds for the Company to expand its business as presently planned and to fund its operating expenses through October 1999. Thereafter, the Company expects to require additional financing. The extent of additional financing will depend on, among other things, the rate of the Company's expansion and the success of the Company's business. In the event that the Company's plans or assumptions change or prove to be inaccurate, or its cash resources, together with borrowings under the current financing arrangements prove to be insufficient to fund the Company's growth and operations, or if the Company consummates additional acquisitions, the Company may be required to seek additional sources of capital (or seek additional capital sooner than currently anticipated). The Company may also seek to raise additional capital to take advantage of favorable conditions in the capital markets. There can be no assurance that additional financing will be available to the Company or, if available, that it can be concluded on terms acceptable to the Company or within the limitations contained within the Company's financing arrangements. Failure to obtain such financing could result in the delay or abandonment of some or all of the Company's development or expansion plans and could have a material adverse effect on the Company's business. Such failure could also limit the ability of the Company to make principal and interest payments on its outstanding indebtedness. The Company has no material working capital or other credit facility under which it may borrow for working capital and other general corporate purposes. There can be no assurance that such a facility will be available to the Company in the future or that if such a facility were available, that it would be available on terms and conditions acceptable to the Company.

INCOME TAXES AND ADOPTION OF NEW ACCOUNTING STANDARDS

         At December 31, 1997, the Company had a U.S. net operating loss carryforward of approximately $130.4 million and a Canadian net operating loss carryforward of approximately Cdn. $11.1 million. While such loss carryforwards are available to offset future taxable income of the Company, the Company does not expect to generate sufficient taxable income so as to utilize all or a substantial portion of such loss carryforwards prior to their expiration. Further, the utilization of net operating loss carryforwards against future taxable income is subject to limitation if the Company experiences an "ownership change" as defined in Section 382 of the Code and the analogous provision of the Canada Act.

         In June 1997, the FASB issued Statement of Financial Accounting Standard ("SFAS") No. 130, "Reporting Comprehensive Income." SFAS No. 130 established standards for the reporting and display of comprehensive income and its components in the financial statements. The Company is required to adopt the provisions of SFAS No. 130 in 1998, however, the Company believes that adopting this new accounting standard will not materially impact the manner of presentation of its financial statements as currently and previously reported.

         In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information", which changes the way public companies report information about operating segments. SFAS No. 131, which is based on the management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report entity-wide disclosures about products and services, major customers, and the material countries in which the entity holds assets and reports revenue. The Company is required to adopt the provisions of SFAS No. 131 in 1998. The Company has not yet completed its analysis of the impact on the financial statements that will be caused by the adoption of this accounting standard.

YEAR 2000 PROGRAM

         Many computer systems will experience difficulty processing dates beyond the year 1999 and will need to be modified prior to the year 2000. Failure to make such modifications could result in system failures or miscalculations causing disruptions of operations, including among others an inability to process transactions, send invoices or engage in normal business activities. The Company's core internal systems that have been recently implemented are year 2000 compliant. The remaining core internal systems are scheduled to be replaced by the second quarter of 1999 and are expected to be year 2000 compliant when installed. The Company is also completing a preliminary assessment of year 2000 issues not related to its core systems, including issues surrounding systems that interface with those operated by unrelated parties. Based on its initial evaluation, the Company does not believe that the cost of remedial actions will have a material adverse effect on the Company's results of operations and financial condition. There can be no assurance, however, that there will not be a delay in, or increased costs associated with, the implementation of changes as the program progresses, and failure to implement such changes could have an adverse effect on future results of operations.

                                    BUSINESS

OVERVIEW

         The Company provides a broad range of integrated telecommunications products and services, primarily to business customers located in California, Hawaii and other western continental States. As a facilities-based CLEC, the Company operates state-of-the-art, digital telecommunications networks that represent an alternative to ILECs. The Company's full line of products, which offer a "one-stop" customer-focused solution to the telecommunications services requirements of its customers, include local dial tone, long distance, Internet, data transmission and private line services.

         The Company's digital networks currently serve 40 markets in Arizona, California, Hawaii, Idaho, New Mexico, Texas and Washington. In addition, the Company has networks under construction which, when completed, will expand its regional footprint to Oregon. The Company's 14 high capacity digital switches enable it to deliver switched local services and as of March 31, 1998 the Company had sold over 76,000 access lines.

         The Company also constructs, markets and manages longhaul fiber optic facilities in Arizona, California and Hawaii. The Company's longhaul fiber optic facilities currently extend over 900 route miles and approximately 1,700 route miles are under construction and expected to become operational over the next 12 months.

         Management believes that the formation of an integrated regional network through the interconnection of the Company's individual networks with longhaul fiber optic facilities will provide significant competitive and economic advantages. In addition to providing the Company with a larger addressable market, the interconnection of its networks is expected to allow the Company to carry a portion of its intra-regional telecommunications traffic on-net, thereby improving operating margins by reducing payments to other carriers for use of their facilities. In addition, increasing demand for high bandwidth capacity has created opportunities for the Company to sell or lease capacity on its network to other communications carriers.

         The Company plans to build specific network segments or to lease capacity as economically justified and as the demands of its customers warrant. Management believes that pursuing this "smart-build" approach should permit the Company to provide for ongoing capital expenditures on a "success basis" and allow the Company to build its customer base through an increased focus on sales, marketing and operations support systems. "Smart builds" also provide the Company with the ability to address attractive service areas selectively throughout its targeted markets.

TELECOMMUNICATIONS SERVICES STRATEGY

         In conjunction with its network expansion, the Company has developed a strategy to leverage its existing facilities and infrastructure, customer base and experience by providing a broad range of integrated telecommunications services to meet the voice and data needs of its end-user customers. The Company focuses on medium to large-sized businesses that have significant telecommunications requirements. The Company, through its established sales channels, offers: (i) bundled telecommunications services; (ii) flexible pricing and customized products and services; and (iii) an enhanced level of customer service. To meet its customers' needs, the Company offers a number of telecommunications services, including:

         LOCAL SERVICES. Where authorized, the Company offers both switched and dedicated local service. Dedicated local services involve a fixed communications link, usually between an end-user and a long distance carrier's POP. With a switch, it is possible for the Company to direct traffic to any end-user or long distance carrier provided that the Company has an interconnection agreement with the connecting carriers. The Company plans to continue to install switching equipment in its targeted markets. Once a switch is operational, where regulatory conditions and interconnection agreements permit, the Company intends to offer local dial tone, in addition to enhanced services such as ISDN, Centrex, voice mail and other custom calling features.

         LONG DISTANCE SERVICES. The Company offers basic and enhanced long distance services, such as toll free, and calling card services, targeting primarily business customers purchasing between $200 and $15,000 of services per month as well as resellers and other carriers. Currently, the Company provides these services by reselling the services of certain major long distance carriers and intends to carry an increasing portion of this traffic over its own network facilities. In April 1998, the Company acquired ICON, a switch-based reseller of long distance and local services located in Seattle, Washington for approximately $23.8 million in cash. In March 1998, the Company acquired Call America--Phoenix, a reseller of long distance services located in Phoenix, Arizona for approximately $3.8 million in cash.

         DATA SERVICES. The Company offers national and international frame relay services on its own frame relay network and through interconnection agreements with other data service providers. Under these agreements, the Company and such data service providers have agreed to link their data networks and terminate one another's traffic. The Company has deployed frame relay switches in 21 markets in the western United States. Such switches can provide both frame relay and Internet services. The Company offers data networking services such as ATM, high speed LAN connectivity service, frame relay and high capacity access to the Internet and plans to offer video conferencing and multi-media networking in the future. The Company has one ATM switch commercially operational in each of Los Angeles and Ontario, California.

         INTERNET SERVICES. The Company presently offers Internet-related services in most of its markets, such as dedicated Internet access, Web site development and hosting, provides access and upstream transport for local ISPs and electronic commerce services and is in the process of developing various Internet software applications. The Company also offers dial-up Internet access to customers in Portland (Oregon), Vancouver (Washington), the State of Hawaii and select markets in California, including San Francisco, and intends to begin offering such services in the Los Angeles and Houston metropolitan areas in 1998. In March 1998, the Company acquired the business of Whole Earth, a San Francisco-based full-service ISP, for approximately $9.0 million in cash and the assumption of certain liabilities.

         SHARED TENANT SERVICES. The Company offers shared tenant services to large apartment and residential communities in Arizona, Idaho, New Mexico, Oregon, Utah and Washington. Shared tenant services bundle local, long distance, Internet access, cable television and home alarm service.

         The Company provides local dial tone service to its shared tenant customers within each apartment complex through on-site PBX telephone systems connected to the ILEC. As the Company expands its network and central office switching facilities, PBXs will be replaced with central office access nodes originating within the Company's own dial tone facilities, which the Company expects to provide significant cost savings and customer feature capability. In addition, the Company is in the process of connecting apartment communities to its own fiber network, thereby permitting the Company to realize additional cost savings for transport.

         The Company is expanding its telecommunications services business through internal development and will continue to explore opportunities for further expansion by acquisitions and joint ventures.

TELECOMMUNICATIONS NETWORKS AND FACILITIES

         The Company's networks comprise fiber optic cables, microwave or other wireless facilities, integrated switching facilities, advanced electronics, data switching equipment, transmission equipment and associated wiring and equipment. The Company typically designs its networks with a ring architecture with connectivity to the ILEC's central offices, POPs of long distance carriers and large concentrations of telecommunication intensive end-users.

         The Company's digital networks currently serve 40 markets in Arizona, California, Hawaii, Idaho, New Mexico, Texas and Washington. In addition, the Company has networks under construction which, when completed, will expand its regional footprint to Oregon. The Company's 14 high capacity digital switches enable it to deliver switched local services. The following table presents information as of March 31, 1998 concerning the Company's networks that are operational and under construction and the Company's switches that are operational:


                                                                        DATE NETWORK             CURRENT               DATE SWITCH
                                                                        COMMERCIALLY        OPERATIONAL ROUTE         COMMERCIALLY
LOCATION                                    SERVICE AREA               OPERATIONAL(1)            MILES(2)              OPERATIONAL
--------                                    ------------               --------------            --------              -----------

Arizona.........................   Phoenix                          February 1994(3)                   11         August 1997
                                   Tucson                           September 1995                     27         September 1997

California                         Concord, Oakland, San            September 1997                     79         November 1997
    Northern California.........   Francisco,Walnut Creek,                                                        March 1998
                                   Livermore
                                   Hayward, San Ramon               September 1997                     11
                                   Mare Island                      January 1997                       12
                                   Pleasanton                       August 1996                        42

Southern California.............   Loma Linda, Rialto,              April 1995                        106         July 1997
                                   Riverside, San Bernardino,
                                   Monterey Park
                                   City of Industry, Ontario        August 1995                       203
                                   Los Angeles                      December 1996                      --(4)      March 1998
                                   Palm Springs                     2nd Quarter 1998(5)

San Joaquin Valley..............   Fresno, Bakersfield              November 1996                      44         March 1998
Central Coast..................    San Luis Obispo                  January 1998                        5         December 1997
                                   Santa Barbara,                   2nd Quarter 1998
                                   Goleta

Hawaii..........................   Honolulu (Oahu)                  February 1997                      20         February 1997
                                   Kauai                            December 1997                      36

Idaho...........................   Boise                            May 1997                            4         March 1998

New Mexico......................   Albuquerque                      January 1996                       67         September 1997

Oregon..........................   Portland                         2nd Quarter 1998                              March 1998

Texas...........................   Abilene                          June 1997                           6
                                   Houston                                                                        March 1998

Washington......................   Spokane                          September 1996                      3         December 1997
                                   Vancouver                        November 1996                       6

---------------
(1) Refers to the first month during which the Company's network became commercially operational or the quarter during which the Company expects a network under construction to become operational. The Company deems a network to be commercially operational when its fiber optic cable and related electronics permit the Company to provide service.

(2)      Includes owned and leased miles.

(3) The Company acquired 100% ownership of Phoenix Fiber, the owner and operator of the Phoenix Network, in October 1996. Prior thereto, the Company held a 50% interest in and did not manage this network.

(4) The network in Los Angeles interconnects longhaul traffic with the POPs of other carriers.

(5) The fiber lease and fiber are in place, however the system is not operational and no lease payments are being made on account of a dispute between Southern California Edison Company ("SCE") and various property owners regarding SCE's power line right-of-way.

         The Company's networks are monitored by its network control center located at the Company's corporate headquarters in Vancouver, Washington. The control center is staffed by 24 employees and provides network monitoring 24 hours a day, seven days a week. Advanced monitoring systems allow personnel to diagnose and resolve problems, generally before customers detect a meaningful deterioration in service quality.

         The Company constructs, markets and maintains longhaul fiber optic facilities in Arizona, California and Hawaii. The Company's longhaul fiber optic facilities currently extend over 900 route miles and approximately 1,700 route miles are under construction and expected to become operational over the next 12 months. The Company plans to continue to develop and expand its local and longhaul network infrastructure to ultimately assemble, through a combination of owned and leased facilities and joint ventures, an integrated regional network for the on-net provision of CLEC services. By building and utilizing its own network, the Company reduces its reliance on the facilities of other providers, such as the ILECs, enhances service to its customers and reduces its cost of providing services. Unlike most fiber-based CLECs, which typically use facilities leased from interexchange carriers to carry the majority of their long distance telecommunications traffic, the Company anticipates enhancing its operating margins by routing an increasing portion of its intraregional traffic over its own network.

COMPETITION

         The telecommunications industry is highly competitive. In most markets, the Company's principal competitor for local exchange services is the RBOC or the GTE Companies. Other competitors may include other CLECs, microwave and satellite carriers, wireless telecommunications providers and private networks built by large end-users. Potential competitors (using similar or different technologies) include cable television companies, utilities and RBOCs outside their current local service areas. In addition, the Company anticipates competition from large long distance carriers, such as AT&T, MCI and Sprint, which have begun to offer integrated local and long distance telecommunications services. AT&T also has announced its intention to offer local services using a new wireless technology. Several companies have begun to offer telecommunications services over the Internet at rates substantially below current long distance rates. Companies offering telecommunications services over the Internet could enjoy a significant cost advantage because at this time they do not pay carrier access charges or universal service fees. The Company has begun to target Tier 1 cities and competition in such markets is expected to be significantly greater than in Tier 2 and Tier 3 cities in which the Company is currently operating. The influx of competitors into the Company's markets and into markets that the Company may subsequently enter may result in more participants than can ultimately be successful in a given market. Consolidation of telecommunications companies and the formation of strategic alliances within the telecommunications industry, as well as the development of new technologies, could give rise to significant new competitors to the Company. In addition, a continuing trend toward business combinations and strategic alliances in the telecommunications industry may further enhance competition. For example, WorldCom acquired MFS and Brooks and agreed to acquire MCI, each of which compete with the Company in several of the markets in which the Company operates. AT&T has announced its intention to acquire Teleport, a CLEC that also competes with the Company in several markets. The Company cannot determine what effect such acquisitions will have on the Company's business, financial condition and results of operations.

         As a recent entrant in the integrated telecommunications services industry, the Company has not achieved and does not expect to achieve a significant market share for any of its services. In particular, the RBOCs, the GTE Companies and other local telephone companies have long-standing relationships with their customers, have financial, technical and marketing resources substantially greater than those of the Company, have the potential to subsidize competitive services with revenues from a variety of businesses and currently benefit from certain existing regulations that favor the ILECs over the Company in certain respects. While recent regulatory initiatives, which allow CLECs such as the Company to interconnect with ILEC facilities, provide increased business opportunities for the Company, such interconnection opportunities have been accompanied by increased pricing flexibility for and relaxation of regulatory oversight of the ILECs. For example, the FCC granted ILECs additional flexibility in pricing their interstate special and switched access services on a central office specific basis. Under this pricing scheme, ILECs may establish pricing zones based on access traffic density and charge different prices for central offices in each zone. On February 8, 1997, new FCC rules became effective allowing ILECs to file streamlined tariffs on 15 days' notice for rate increases and seven days' notice for rate decreases. Unless the FCC acts during the notice period, such tariffs become effective at its end.

         To the extent the Company interconnects with and uses ILEC networks to service its customers, the Company will be dependent upon the technology and capabilities of the ILECs to meet certain telecommunications needs of the Company's customers and to maintain its service standards. The Company will become increasingly dependent on interconnection with ILECs as switched services become a greater percentage of the Company's business. The Telecommunications Act imposes interconnection obligations on ILECs, but there can be no assurance that the Company will be able to obtain the interconnection it requires at rates, and on terms and conditions, that permit the Company to offer switched services at rates that are simultaneously competitive and profitable. In the event that the Company experiences difficulties in obtaining high quality, reliable and reasonably priced service from the ILECs, the attractiveness of the Company's services to its customers could be impaired.

         The long distance telecommunications industry has relatively insignificant barriers to entry, numerous entities competing for the same customers and a high average churn rate, as customers frequently change long distance providers in response to the offering of lower rates or promotional incentives by competitors. The Company competes with major carriers such as AT&T, MCI, Sprint and WorldCom, as well as other national and regional long distance carriers and resellers, many of whom are able to provide services at costs that are lower than the Company's current costs. Many of these competitors have greater financial, technological and marketing resources than the Company. In addition, as a result of the Telecommunications Act, the RBOCs are expected to become competitors in the long distance telecommunications industry both outside of their service territory and upon the satisfaction of certain conditions, within their service territory. U S WEST recently entered into a marketing arrangement with Qwest under which U S WEST would market Qwest's long distance services and would be compensated by Qwest. A number of telecommunications companies, including the Company, have filed suit claiming that the arrangement would effectively allow U S WEST to offer long distance services before local competition had developed in the states it serves. The U.S. District Court enjoined U S WEST's engaging in such marketing pending the outcome of an FCC investigation of the arrangements. SBC has challenged the constitutionality of the provisions conditioning RBOC entry into in-region long distance service. The district court has determined that the provision of the Telecommunications Act that prohibits RBOC entry into long distance markets is unconstitutional. A stay of that decision has been granted pending a decision by the Fifth Circuit.

         The Company believes that the principal competitive factors affecting its long distance operations are pricing, customer service, accurate billing, clear pricing policies and, to a lesser extent, variety of services. The ability of the Company to compete effectively will depend upon its continued ability to maintain high quality, market driven services at prices generally equal to or below those charged by its competitors. To maintain its competitive posture, the Company believes that it must be in a position to reduce its prices in order to meet reductions in rates, if any, by others. Any such reductions could adversely affect the Company.

         The Company's longhaul business is subject to intense competition. See "Risk Factors--Pricing Pressures and Risks of Industry Over-Capacity."

         The Internet services market is highly competitive. There are no substantial barriers to entry, and the Company expects that competition will continue to intensify. The Company's competitors in this market include Internet service providers, other telecommunications companies, online services providers and Internet software providers. Many of these competitors have greater financial, technological and marketing resources than those available to the Company.

         On February 25, 1998, U S WEST petitioned the FCC to allow it to build and operate packet- and cell-switched data networks across LATA boundaries, to permit it to carry interLATA data traffic incident to its provision of digital subscriber line services, to not require it to make those data services available on a discounted resale basis and to not require it to make the non-bottleneck elements of such services available on an unbundled basis. On June 9, 1998, SBC filed a similar petition with the FCC. The Company provides certain services with which U S WEST and SBC's proposed services would compete if the petitions were granted by the FCC.

         The recent WTO agreement on basic telecommunications services could increase the Company's competition for telecommunication services both domestically and internationally. Under this agreement, the United States and other members of the WTO committed themselves to opening their telecommunications markets to competition and foreign ownership and to adopting regulatory measures to protect competitors against anticompetitive behavior by dominant telephone companies, effective in some cases as early as January 1, 1998.

         The Company believes that providers of wireless services increasingly will offer, in addition to products that supplement a customer's wireline communications, wireline replacement products that may result in wireless services becoming the customer's primary mode of communication. Competition with providers of wireless services may be intense. Many of the Company's potential wireless competitors have substantially greater financial, technical, marketing, sales, manufacturing and distribution resources than the Company. Furthermore, the FCC has made spectrum available through public auction over the past several years for use in wireless communications and began offering additional spectrum in February 1998. This additional spectrum is intended by the FCC to be used for broadband, data and video transmission but its use in wireless local loop is also possible.

SALES CHANNELS AND CUSTOMER SUPPORT

         The Company markets its services through five sales channels including a direct sales force, an inside sales (telemarketing) group, alternate channels including referral partners, independent agents and resellers, a government systems group and a wholesale carrier group. As of December 31, 1997, the
Company had 305 sales and marketing employees in 18 cities and utilized 233 agents and independent contractors.

         The Company's direct sales personnel offer the Company's full line of products including long distance, private line, Internet, local and data transmission services. Sales compensation is incentive-based and designed to facilitate both the acquisition and retention of customers.

         Teams of sales engineers and local service experts are available to support the sales force in complex or more technical applications. The inside sales and telemarketing group and referral partner programs generate leads for the direct sales force. These groups also focus on smaller customers that may use the full array of products but do not require extensive technical or on-site support.

         Local customer service representatives are assigned to particular customers and are supplemented by local technical sales support personnel and a centralized group of customer service representatives located in call centers who respond to after-hours customer inquiries and perform account maintenance.

         As of March 31, 1998, the Company had approximately 82,000 customers, including approximately 47,000 long distance, 6,500 local dial tone customers and 30,000 Internet customers (substantially all of whom are dial-up customers). Approximately 13,000 of such customers purchase more than one of the Company's services.

REGULATION

         The Company's telecommunications services business is subject to varying degrees of federal, state and local regulation.

  FEDERAL REGULATION

         The FCC regulates interstate and international telecommunications services. The Company provides service either on a private carrier basis or on a common carrier basis. In the interstate market, the primary distinguishing factor between private carriers and common carriers is that the former provide customized services to select customers pursuant to individually negotiated contracts. Common carriers, on the other hand, hold themselves out to serve the public generally. The FCC imposes certain regulations on common carriers such as the RBOCs that have some degree of market power. The FCC imposes less regulation on common carriers without market power including, to date, CAPs/CLECs. The FCC requires common carriers to receive an authorization to construct and operate telecommunications facilities between the United States and international points.

         In August 1996, the FCC released its Interconnection Decision. The Interconnection Decision establishes rules implementing the Telecommunications Act requirements that ILECs negotiate interconnection agreements and provides guidelines for review of such agreements by state public utilities commissions. On July 18, 1997, the Eighth Circuit vacated certain portions of the Interconnection Decision, including provisions establishing a pricing methodology and a procedure permitting new entrants to "pick and choose" among various provisions of existing interconnection agreements between ILECs and their competitors. On October 14, 1997, the Eighth Circuit issued a decision vacating additional FCC rules that will likely have the effect of increasing the cost of obtaining the use of combinations of an ILEC's unbundled network elements. The Company had negotiated a number of interconnection agreements with ILECs prior to the July 18th Eighth Circuit decision. The Eighth Circuit decisions create uncertainty about the rules governing pricing, terms and conditions of interconnection agreements, and could make negotiating and enforcing such agreements more difficult and protracted and may require renegotiation of existing agreements. There can be no assurance that the Company will be able to obtain or enforce interconnection agreements on terms acceptable to the Company. The Supreme Court has accepted for review the Eighth Circuit decisions.

         In October 1996, the FCC adopted an order in which it eliminated the requirement that non-dominant interstate carriers such as the Company maintain tariffs on file with the FCC for domestic interstate services. This order applies to all non-dominant interstate carriers, including AT&T. The order does not apply to the RBOCs or other local exchange providers. The FCC order was issued pursuant to authority granted to the FCC in the Telecommunications Act to "forbear" from regulating any telecommunications services provider if the FCC determines that the public interest will be served. After a nine-month transition period, relationships between interstate carriers and their customers will be set by contract. At that point long distance companies may no longer file with the FCC tariffs for interstate, domestic, interexchange services. Carriers have the option to immediately cease filing tariffs. Several parties have filed notices for reconsideration of the FCC order and other parties appealed the decision. On February 13, 1997, the United States Court of Appeals for the District of Columbia Circuit stayed the implementation of the FCC order.

         If the stay is lifted and the FCC order becomes effective, telecommunications carriers such as the Company will no longer be able to rely on the filing of tariffs with the FCC as a means of providing notice to customers of prices, terms and conditions on which they offer their interstate services. The obligation to provide non-discriminatory, just and reasonable prices remains unchanged under the Communications Act of 1934, as amended (the "Communications Act"). While tariffs provided a means of providing notice of prices, terms and conditions, the Company has always relied primarily on its sales force and direct marketing to provide such information to its customers and expects to continue to do so in the future.

         The Telecommunications Act is intended to increase competition. The act opens the local services market by requiring ILECs to permit interconnection to their networks and establishing ILEC obligations with respect to:

         RECIPROCAL COMPENSATION. Requires all ILECs and CLECs to complete calls originated by competing carriers under reciprocal arrangements at prices based on a reasonable approximation of incremental cost or through mutual exchange of traffic without explicit payment.

         RESALE. Requires all ILECs and CLECs to permit resale of their telecommunications services without unreasonable restrictions or conditions. In addition, ILECs are required to offer wholesale versions of all retail services to other telecommunications carriers for resale at discounted rates, based on the costs avoided by the ILEC in the wholesale offering.

         INTERCONNECTION. Requires all ILECs and CLECs to permit their competitors to interconnect with their facilities. Requires all ILECs to permit interconnection at any technically feasible point within their networks, on nondiscriminatory terms, at prices based on cost (which may include a reasonable profit). At the option of the carrier seeking interconnection, collocation of the requesting carrier's equipment in the ILECs' premises must be offered, except where the ILEC can demonstrate space limitations or other technical impediments to collocation.

         UNBUNDLED ACCESS. Requires all ILECs to provide nondiscriminatory access to unbundled network elements (including, network facilities, equipment, features, functions, and capabilities) at any technically feasible point within their networks, on nondiscriminatory terms, at prices based on cost (which may include a reasonable profit).

         NUMBER PORTABILITY. Requires all ILECs and CLECs to permit users of telecommunications services to retain existing telephone numbers without impairment of quality, reliability or convenience when switching from one telecommunications carrier to another.

         DIALING PARITY. Requires all ILECs and CLECs to provide "1+" equal access to competing providers of telephone exchange service and toll service, and to provide nondiscriminatory access to telephone numbers, operator services, directory assistance, and directory listing, with no unreasonable dialing delays.

         ACCESS TO RIGHTS-OF-WAY. Requires all ILECs and CLECs to permit competing carriers access to poles, ducts, conduits and rights-of-way at regulated prices.

         ILECs are required to negotiate in good faith with carriers requesting any or all of the above arrangements. If the negotiating carriers cannot reach agreement within a prescribed time, either carrier may request binding arbitration of the disputed issues by the state regulatory commission. Where an agreement has not been reached, ILECs remain subject to interconnection obligations established by the FCC and state telecommunication regulatory commissions.

         On May 8, 1997, the FCC released an order establishing a significantly expanded federal telecommunications subsidy regime. For example, the FCC established new subsidies for services provided to qualifying schools and libraries with an annual cap of $2.25 billion and for services provided to rural health care providers with an annual cap of $400 million. The FCC also expanded
the  federal  subsidies  to  low-income   consumers.   Providers  of  interstate
telecommunications service, such as the Company, as well as certain other entities, must pay for these programs. The Company's share of these federal subsidy funds will be based on its share of certain defined telecommunications end-user revenues. The revenues for the high cost and low income fund are the Company's estimated quarterly interstate and gross end-user telecommunications revenues. The revenues for the schools and libraries and rural health care fund are the Company's estimated quarterly intrastate, interstate and international gross end-user telecommunications revenues. The contribution factors issued by the FCC for the first, second and third quarters of 1998 are 3.19%, 3.14% and 3.14%, respectively for the high cost and low income fund and .72%, .76% and
 .75%, respectively for the schools, libraries and rural healthcare fund. The amounts contributed may be billed to customers. The Company has been billed for such contributions and on an annualized basis, the amounts billed would have represented less than 1% of total revenues for Fiscal 1997. In the May 8th order, the FCC also announced that it will soon revise its rules for subsidizing service provided to consumers in high cost areas. Several parties have appealed the May 8th order. Such appeals have been consolidated and transferred to the United States Court of Appeals for the Fifth Circuit where they are currently pending. In addition, on July 3, 1997, several ILECs filed a petition for stay of the May 8th order with the FCC. That petition is pending.

         The FCC released a Report to Congress on April 10, 1998 concerning its implementation of the telecommunications subsidy provisions of the Telecommunications Act. The FCC clarified that entities that provide transmission capacity to Internet service providers are providing telecommunications services subject to contribution requirements. The FCC indicated that it would address the issue of whether ISPs would contribute to a universal service fund based on the utilization of their own transmission facilities at a later date and whether ISP services such as phone-to-phone IP telephony are telecommunications services subject to universal service fund contribution and access charge payments.

         The Telecommunications Act also codifies the ILECs' equal access and nondiscrimination obligations and preempts inconsistent state regulation. The Telecommunications Act also contains special provisions that eliminate the AT&T Antitrust Consent Decree (and similar antitrust restrictions on the GTE Companies) restricting the RBOCs from providing long distance services and engaging in telecommunications equipment manufacturing. These provisions permit a RBOC to enter the long distance market in its traditional service area if it satisfies several procedural and substantive requirements, including obtaining FCC approval upon a showing that facilities-based competition is present in its market, that the RBOC has entered into interconnection agreements in those states in which it seeks long distance relief, the interconnection agreements satisfy a 14-point "checklist" of competitive requirements, and the FCC is satisfied that the RBOC's entry into long distance markets is in the public interest. SBC, the RBOC serving some of the states served by the Company, applied to the FCC for such authority which was denied. On appeal, the FCC decision was upheld. U S WEST, an RBOC serving some states served by the Company, has announced its intention to seek such authority this year. The Telecommunications Act permits the RBOCs to enter the out-of-region long distance market immediately upon its enactment.

         Under the Telecommunications Act, any entity, including cable television companies and electric and gas utilities, may enter any telecommunications market, subject to reasonable state regulation of safety, quality and consumer protection. Because implementation of the Telecommunications Act is subject to numerous federal and state policy rulemaking proceedings and judicial review there is still uncertainty as to what impact such legislation will have on the Company.

         Pursuant to authority granted by the FCC, the Company resells the international telecommunications services of other common carriers between the United States and international points. In connection with such authority, certain of the Company's subsidiaries have filed tariffs stating the rates, terms and conditions for their international services. The FCC has determined that call reorigination service using uncompleted call signaling does not violate United States or international law, but has held that United States companies providing such services must comply with the laws of the countries in which they operate as a condition of such companies' Section 214 authorizations.

         With respect to its domestic service offerings, various subsidiaries of the Company have filed tariffs with the FCC stating the rates, terms and conditions for their interstate services. To the extent that such subsidiaries provide intrastate services, they may be required to obtain authority from state regulatory authorities prior to providing such services. Such subsidiaries have been granted intrastate toll authority in 46 states and the District of Columbia and the Company is applying for such authority in the remaining states, excluding Alaska. There can be no assurance that such state authorizations will be granted. In addition, the Company has obtained authority to provide local exchange services on a resale or facilities-based basis in 10 states and the Northern Marianas Islands.

         Except in certain designated geographically competitive zones, the current policy of the FCC for most special access services dictates that ILECs charge all customers the same price for the same service. Thus, the ILECs generally cannot lower prices to those customers likely to contract for their services without also lowering charges for the same service to all customers in the same geographic area, including those whose telecommunications requirements would not justify the use of such lower prices. The FCC may, however, alleviate this constraint on the ILECs and permit them to offer special rate packages to very large customers, as it has done in a few cases, or permit other forms of rate flexibility. The FCC has adopted proposals that significantly lessen the regulation of ILECs that are subject to competition in their service areas and provide such ILECs with additional flexibility in pricing their interstate switched and special access on a central office specific basis.

         In a combined Report and Order and Notice of Proposed Rulemaking released on December 24, 1996, the FCC made changes and proposed further changes in the interstate access charge structure. In the Report and Order, the FCC removed restrictions on ILECs' ability to lower access prices and relaxed the regulation of new switched access services in those markets where there are other providers of access services. If this increased pricing flexibility is not effectively monitored by federal regulators, it could have a material adverse effect on the Company's ability to compete in providing interstate access services. On May 16, 1997, the FCC released an order revising its access charge rate structure. The new rules substantially increase the costs that ILECs subject to the FCC's price cap rules ("price cap LECs") recover through monthly, non-traffic sensitive access charges and substantially decrease the costs that price cap LECs recover through traffic sensitive access charges. In the May 16th order, the FCC also announced its plan to bring interstate access rate levels more in line with cost. The plan will include rules that grant price cap LECs increased pricing flexibility upon demonstrations of increased competition (or potential competition) in relevant markets. The manner in which the FCC implements this approach to lowering access charge levels could have a material effect on the Company's ability to compete in providing interstate access services. Several parties have appealed the May 16th order. Those appeals have been consolidated and transferred to the Eighth Circuit where they are currently pending.

         Under the Communications Act and other federal regulations, foreign nationals may not own more than 20% of a company, or have more than a 20% voting interest in a company, that directly holds a common carrier radio license. The Communications Act also prohibits foreign nationals from owning 25% or more of a company which, in turn, controls a company holding a radio license, if the FCC finds that such alien participation would not serve the public interest. Under the WTO agreement, the United States agreed to permit foreign nationals to own up to 100% of a company that directly holds a common carrier radio license. On November 25, 1997, the FCC adopted rules implementing the WTO policies for WTO member states to acquire up to a 100% indirect interest in a U.S. radio license. Prior approval will still be required, however the application process is streamlined. The operations of GST Hawaii use among other facilities, microwave radio facilities operating pursuant to FCC licenses granted to PNI, an entity controlled by John Warta, a director of the Company and the Company's former Chairman of the Board and Chief Executive Officer. As a result of changes in federal policies, it is the intention of the Company and PNI to reach an agreement to transfer such microwave facilities and associated licenses to the Company, subject to FCC approval. The FCC also has the authority, which it is not presently exercising, to impose restrictions on foreign ownership of communications service providers not utilizing radio frequencies, which if exercised could have a material adverse effect on the Company's business. In addition, the Company may subsequently need to obtain radio licenses to "fill in" certain customers in the networks that are not practical to reach by wire.

  STATE REGULATION

         The Telecommunications Act is intended to increase competition in the telecommunications industry, especially in the local exchange market. With respect to local services, ILECs are required to allow interconnection to their networks and to provide unbundled access to network facilities, as well as a number of other procompetitive measures. Because the implementation of the Telecommunications Act is subject to numerous state rulemaking proceedings on these issues, it is currently difficult to predict how quickly full competition for local services, including local dial tone, will be introduced.

         State regulatory agencies have regulatory jurisdiction when Company facilities and services are used to provide intrastate services. A portion of the Company's current traffic may be classified as intrastate and therefore subject to state regulation. The Company expects that it will offer more intrastate services (including intrastate switched services) as its business and product lines expand and state regulations are modified to allow increased local services competition. To provide intrastate services, the Company generally must obtain a CPCN from the state regulatory agency and comply with state requirements for telecommunications utilities, including state tariffing requirements. The Company has obtained regulatory authority for its subsidiaries to provide intrastate toll service in 46 states and the District of Columbia and has applied for such authority in the remaining states, excluding Alaska. In addition, the Company has obtained authority to provide local exchange services on a resale or facilities-based basis in 10 states and the Northern Marianas Islands.

         ARIZONA. GST Net (AZ), Inc. ("GST Net (AZ)") has received a Certificate of Convenience and Necessity ("CCN") from the Arizona Corporation Commission (the "ACC") to provide jurisdictionally intrastate special access, private line and/or local exchange services in Arizona. GST Tucson Lightwave, Inc. ("GST Tucson") has entered into a license agreement with Pima County (the county in which Tucson is located) which was officially recorded on July 16, 1996, to construct, install, maintain and operate a fiber optics communication system in the public right-of-way.

         CALIFORNIA. Both GST Pacific Lightwave, Inc. ("GST Pacific") and GST Telecom California, Inc. ("GST California") have been granted authority to provide both facilities-based and resale local exchange services in the areas served by Pacific Bell and GTE California Incorporated ("GTE California"). GST California and GST Pacific have entered into an interconnection agreement with GTE California which became effective October 17, 1996. GST California and GST Pacific have entered into an interconnection agreement with Pacific Bell for the State of California which became effective December 30, 1996.

         HAWAII. The HPUC has granted GST Hawaii a CPCN as a carrier of voice and data on a point to point basis in Hawaii. Under the HPUC's rules governing competition in telecommunication services, an application by GST Hawaii for an expanded CPCN is no longer necessary. GST Hawaii must file an application for any proposed, modified, or new tariffed service, unless ordered otherwise by the HPUC. GST Hawaii's CLEC tariff became effective on September 4, 1996. The HPUC has also approved GST Hawaii's interconnection agreement with GTE Hawaiian Telephone Company ("GTE") and an amendment to the original interconnection agreement was approved in October 1997. GST Hawaii is in the process of completing its connections to GTE's Hawaiian network.

         IDAHO. GST Telecom Idaho, Inc. ("GST Idaho") has authority from the Idaho Public Utilities Commission (the "Idaho Commission") to provide telecommunications services on a statewide basis to business customers with six or more lines. GST Idaho has also been granted authority from the Idaho Commission to provide telecommunications services to customers with fewer than six lines in the GTE Companies and U S WEST exchanges.

         NEVADA. GST Telecom Nevada, Inc. was granted CLEC and resale authority on September 27, 1996, by the issuance of a CPCN by the Public Service Commission of Nevada.

         NEW MEXICO. On October 23, 1995, GST Telecom New Mexico, Inc. was granted a CPCN from the New Mexico State Corporation Commission to provide intrastate, non-switched private line services. Its authority to provide resold interexchange services was approved on January 6, 1997 and its statewide CLEC authority was granted on May 30, 1997.

         OREGON. On March 5, 1997, GST Telecom Oregon, Inc. ("GST Telecom Oregon") was granted CLEC authority in competitive zones. On May 4, 1998 GST Telecom Oregon was granted CLEC authority to all authorized exchanges in Oregon.

         TEXAS. The Texas Public Utilities Commission on August 9, 1996 approved the application of GST Telecom Texas, Inc. ("GST Texas") for a certificate of operating authority on a statewide basis to resell telecommunications services. GST Texas' authority was expanded to include facilities-based services on June 4, 1997. GST Action Telecom, Inc. holds resale and facilities-based authority in exchanges served by the GTE Companies and certain other carriers.

         UTAH. GST Telecom Utah, Inc. obtained competitive local exchange authority in December 1996 to provide services statewide, with the exception of exchanges with fewer than 5,000 access lines owned or controlled by an ILEC with fewer than 30,000 access lines within the State.

         WASHINGTON. GST Telecom Washington, Inc. ("GST Washington") is currently authorized to provide both resold and facilities-based services, including local exchange services, message toll, operator services and carrier access services. GST Washington's request for competitive status was approved on June 11, 1997. ICON holds facilities-based and resale authority with competitive status in Washington.

  LOCAL REGULATION

         The networks are subject to numerous local regulations such as building codes and licensing. Such regulations vary on a city by city and county by county basis. The Company needs to obtain rights-of-way over private and publicly owned land to permit the installation of the fiber optic telecommunication equipment.

GST GLOBAL TELECOMMUNICATIONS INC.

         As of February 28, 1998, the Company had invested approximately $3.7 million in Global to acquire 3.6 million common shares and warrants to purchase 750,000 additional shares. At that date, Global had approximately 14.7 million shares outstanding (approximately 28.7 million shares on a fully diluted basis, excluding any additional shares that may be issued to the Company as discussed below). The Company asserts that Global is to issue to the Company a minimum of 3,000,000 and up to an additional 5,000,000 common shares of Global, subject to regulatory approval, in consideration for the transfer by the Company to Global of its rights to acquire the Bestel Project. Global has asserted that the Company is only entitled to receive up to 3,000,000 additional common shares of Global, subject to the approval of its board of directors and regulatory approval. To date, Global has not issued any of its common shares to the Company in respect of such transfer. The Company has established a committee of its directors to investigate and negotiate a resolution of this matter or, failing such resolution, to pursue such remedies as may be available to the Company against Global and others. Such committee's investigation and discussions with Global are ongoing.

         In 1996, the Company transferred to Global the right to subscribe for 49% of the outstanding shares of Bestel, S.A. de C.V. ("Bestel") for approximately $13.7 million in consideration of the issuance of common shares of Global. At that time, the Company controlled Global and certain of the directors and officers of the Company were also directors or officers of Global; however at present there are no common directors and officers of the Company and Global. The remaining 51% of Bestel is held by Occidental Telecommunicacion, S.A. de C.V. ("Occidental"). In addition, in connection with the rights to subscribe for shares of Bestel, Global was required to and the Company understands that it has loaned $36.0 million to Bestel. Bestel is in the process of constructing a 2,270 kilometer fiber optic telecommunications network in Mexico which, when operable will provide capability for Bestel to become a facilities-based long distance carrier.

MAGNACOM

         Magnacom, a company 99% owned by PNI, which is in turn controlled by John Warta, a director of the Company and the Company's former Chairman of the Board and Chief Executive Officer, holds 30 MHz (C Block) PCS licenses for 11 markets in Arizona, Arkansas, New Mexico, Oregon and Utah. Magnacom was the winning bidder for 10 MHz licenses in the FCC's F Block in 13 markets in Hawaii, Idaho, Oregon and Washington in an FCC auction. Magnacom has obtained authority to effect the Reorganization with PCS Plus Holdings, another company controlled by Mr. Warta and of which Mr. Warta and Stephen Irwin, Vice Chairman of the Board and Secretary of the Company, serve as officers and directors.

         Magnacom and the Company have entered into the Magnacom Services Agreement with an initial term of five years pursuant to which (i) the Company has been designated a non-exclusive reseller of PCS telephone services in the markets in which Magnacom has obtained licenses, and (ii) Magnacom has granted the Company a right of first refusal to provide switched local and long distance services and other enhanced telecommunications services, to all of Magnacom's resellers in markets where the Company has operational networks provided that the Company's rates and other terms of service are competitive. Magnacom has agreed to sell PCS minutes to the Company at $.05 per minute, subject to downward adjustment to equal the most favorable rates offered to Magnacom's other resellers (but in no event less than Magnacom's cost). In connection with the Magnacom Services Agreement, as of March 31, 1998, the Company had paid Magnacom approximately $14.4 million as prepayments for future PCS services. In addition, the Company has made advances to Magnacom aggregating $818,000 at July 28, 1998 on account of certain operating expenses of Magnacom.

         The Company has been granted an option to acquire up to PNI's entire interest in Magnacom (currently 99%). The exercise of the option will be subject to compliance with all applicable FCC regulations relating to prior approval of any transfer of control of PCS licenses, including those relating to foreign ownership or control and requirements regarding the ownership of C and F block licenses and interests in C and F block licenses. Accordingly, until such time as FCC regulations or administrative action permit the Company to own in excess of 25% of Magnacom, the option by its terms is limited to a 24% interest in Magnacom and the option is to be modified to provide that the Company own no more than a 25% interest in Magnacom or PCS Plus Holdings upon exercise thereof. The Company, Magnacom, PNI and a prospective financing source are currently in negotiations with respect to the modification of existing arrangements. There can be no assurance that such negotiations will result in such a modification or that such a modification will be more favorable to the Company. See "Business--Magnacom."

         See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a discussion of a warrant to purchase up to 4% of the then outstanding Common Shares that may be issued in connection with financing for Magnacom.

         The provision of wireless telecommunications service by Magnacom will be dependent upon its ability to obtain the financing necessary to make payments to the FCC under the terms of its licenses, to obtain working capital and to build the required facilities, including the purchase of telecommunications equipment. There can be no assurance that Magnacom will obtain such financing or be able to provide PCS services. In such event, the Company would likely be unable to recover its payments to Magnacom.

EMPLOYEES

         As of March 31, 1998, the Company and its subsidiaries had 1,167 full-time employees. None of such employees is covered by a collective bargaining agreement. The Company considers its relationship with its employees to be satisfactory.

FACILITIES

         The Company owns a building comprising 60,000 square feet in Vancouver, Washington. The Company leases space containing its principal executive offices at 4001 Main Street, Vancouver, Washington 98663. Its telephone number at that address is (360) 906-7100.

         The Company leases offices elsewhere in the United States, in Vancouver, British Columbia and in Japan, pursuant to leases which expire on various dates through December 31, 2007. The Company's current aggregate annual rental expense is approximately $4.6 million. The Company is negotiating leases for spaces in California and Washington for an aggregate additional cost expected to be approximately $112,000 per year.

LEGAL PROCEEDINGS

         On August 24, 1995, Aerotel, Ltd. and Aerotel U.S.A., Inc. (collectively, "Aerotel") commenced an action against NACT and a customer of NACT in the United States District Court, Southern District of New York, alleging that telephone systems manufactured and sold by NACT incorporating prepaid debit card features infringe upon Aerotel's patent which was issued in November 1987 (the "Aerotel Patent"). The initial complaint further alleged defamation and unfair competition as a result of a Special Report disseminated by NACT to its customers and tortious interference with prospective business relations, alleging that NACT induced third parties to abandon licensing negotiations with Aerotel. Aerotel sought injunctive relief, damages in an unspecified amount, damages of up to three times the damages found for willful infringement of the Aerotel Patent and an order requiring NACT to publish a written apology to Aerotel. NACT filed an answer and Counterclaim in which it denied infringement of the Aerotel Patent and sought judgment that the Aerotel Patent is invalid and unenforceable and that Aerotel has misused its patent in violation of antitrust laws. NACT also denied that it had committed defamation, unfair competition or tortious interference with prospective business relations. On May 3, 1996, NACT served its motion for summary judgment. The Court has indicated it will deny such motion, although the actual ruling has not yet been received. In August 1997, Aerotel amended its complaint to include as defendants the Company and GST USA as well as Kyle Love, the former President of NACT and Dr. Thomas E. Sawyer, a former director of the Company and NACT and the former Chairman and Chief Executive Officer of NACT. The amended pleadings seek in excess of $18.7 million in damages and allege that the Company and GST USA have infringed the Aerotel patent, aided and abetted infringement by others, including NACT, and participated in, and aided and abetted, alleged tortious conduct by NACT. The Company, GST USA, Dr. Sawyer and Mr. Love have served answers denying all material allegations and intend to defend vigorously. Pretrial discovery has commenced and is scheduled to be completed in 1998. The case is not expected to be tried until late 1998 at the earliest. NACT's patent counsel believes that NACT has valid defenses to Aerotel claims. If upheld, these defenses would also be valid for all defendants. An unfavorable decision in this action could have a material adverse effect on the Company.

         In connection with the NACT Sale, the Company and World Access, Inc. entered into an agreement whereby the Company generally will bear 50% of any damages in the action, including reasonable attorneys' fees, losses, liabilities, claims and assessments, royalties and license fees provided that if a court determines that the Aerotel Patent is valid and that it has been infringed, the Company's liability associated with future royalties, license fees, refunds and cost of product replacement or modification is limited to $2.0 million.

         On or about February 25, 1997, U S WEST filed a declaratory judgment action against members of the ACC, the ACC, ACSI, Brooks and the Company in the United States District Court in Arizona. The District Court consolidated a number of similar lawsuits filed by U S WEST against other CLECs, including MFS, Sprint, MCI and AT&T. U S WEST alleges that the ACC has approved an interconnection agreement that unlawfully requires U S WEST to resell services below cost, imposes resale restrictions and denies U S WEST recovery for construction and implementation costs, unlawfully treats the cost recovery of access revenues for interim number portability, requires U S WEST to obtain additional rights of way or build additional facilities solely to provide access to the Company, and amounts to a taking of U S WEST's property without just compensation. U S WEST seeks a declaratory judgment stating that the ACC has violated the Telecommunications Act and that the ACC has taken U S WEST's property without providing just compensation. U S WEST also seeks an injunction prohibiting all defendants, including the Company, from taking any action to enforce any of the order's allegedly unlawful provisions. On March 31, 1998, several other CLEC defendants' motions to dismiss the US WEST complaint were granted in their entirety. Many of the counts in the US WEST complaint against the Company are identical to those dismissed by the court in the other CLEC defendants' cases. U S WEST and the Company have entered into a stipulation which provides that the District Court can dismiss all counts against the Company which are similar to counts the District Court has dismissed against other CLEC defendants. U S WEST and the Company have asked the District Court to approve the stipulation. The Company has filed a motion to dismiss the remaining two counts of U S WEST's complaint. Should U S WEST prevail in its suit, it could have an adverse impact on the Company's operations in Arizona.

         On or about February 26, 1998, GST Tucson, GST Net(AZ) and WorldCom filed a declaratory judgment action against the ACC, members of the ACC, and U S WEST in the United States District Court in Arizona. The

Company alleges that the ACC approved U S WEST unbundled network elements and wholesale discount rates inconsistent with federal law, and failed to set geographically deaveraged unbundled network element rates as required by federal law. The Company seeks a declaratory judgment that the ACC's action violates the Telecommunications Act and an injunction requiring the ACC to adopt compliant rates. U S WEST has answered the complaint and the ACC has moved to dismiss on jurisdictional grounds. This lawsuit has been consolidated with the above-described U S WEST declaratory judgment action. Should the Company not prevail in its suit, it could have an adverse impact on the Company's operations in Arizona.

         On or about April 10, 1998, U S WEST filed a declaratory judgment action against GST Net (AZ), GST Telecom, GST Tucson, the ACC and its members, and other Arizona CLECs in the United States District Court of Arizona. U S WEST asserts that the ACC adopted a U S WEST permanent unbundled network element rate order which denies it full compensation for nonrecurring charges, loop costs, reciprocal compensation for transport and termination of local traffic, customer transfer charges, and the costs of implementing its interconnection obligations with CLECs in violation of the Telecommunications Act and state law. U S WEST seeks a declaratory judgment stating that the ACC's action violates federal and state law and an injunction preventing all defendants from taking action to enforce the ACC's rulings. The Company has answered the complaint. Should U S WEST prevail in its suit, it could have an adverse impact on the Company's operations in Arizona.

         On or about April 8, 1997, U S WEST filed a state court proceeding against the ACC, individual members of the ACC, and GST Net (AZ), which holds a CCN to provide local exchange service in Arizona. In its complaint appealing the ACC's February 6, 1997 decision and order granting GST Net (AZ) its CCN, U S WEST alleges that the ACC's action violates certain requirements of the Arizona Constitution relating to rate of return regulation, carrier of last resort obligations, and equal protection. The appeal seeks to subject GST Net (AZ) and U S WEST to identical forms of regulation, treating both carriers as either traditional monopoly carriers or as co-equal competitive companies. The state court consolidated the case with a number of substantially similar lawsuits filed against other CLECs, including MFS, Sprint, MCI and AT&T. GST Net (AZ) answered U S WEST's complaint on August 6, 1997, alleging, among other things, that U S WEST's complaint is preempted by the Telecommunications Act. On February 27, 1998, GST Net (AZ) joined in the other CLECs' motions to dismiss. Should U S WEST prevail in its appeal, it could have an adverse impact on the Company's operations in Arizona; however, the magnitude thereof is uncertain at this time.

         The Company is not a party to any other material legal proceedings, nor, to the knowledge of the Company, are any material legal proceedings threatened against the Company. The Company is a party to various proceedings before the public utilities commissions of the states in which it provides or proposes to provide telecommunications services. These proceedings typically relate to licensure of the Company or others and to the regulation of the provision of telecommunications service.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On June 23, 1994, the Company entered into agreements (the "GST Telecom Agreements") with Pacwest (an entity controlled by John Warta, a director of the Company and the Company's former Chairman of the Board and Chief Executive Officer), pursuant to which the Company and Pacwest formed a new corporation, GST Telecom, for the purpose of developing telecommunications networks. Under the terms of the agreements, Pacwest contributed the stock of GST Pacific, GST Tucson and GST Hawaii and the Company made certain funding commitments (all of which were subsequently satisfied) and contributed its 60% interest in GST Tucson, for which the Company received 60% and Pacwest received 40% of the capital stock of GST Telecom. Effective June 1, 1995, the Company acquired an additional 20% ownership interest in GST Telecom from Pacwest in exchange for 1,000,000 Common Shares. Effective October 20, 1995, the Company acquired Pacwest's remaining 20% interest in GST Telecom for which Pacwest was eligible to receive up to a maximum of 1,000,000 Common Shares (valued at $10.00 per Common Share) based upon the fair market value of a 20% interest in GST Telecom, as determined by independent appraisal. The Company engaged an investment banking firm to provide such appraisal, which appraisal valued such 20% interest at not less than $10 million. In November 1996, 1,000,000 Common Shares, which had been held in escrow since October 20, 1995, were distributed to the designees of Pacwest, principally Messrs. Warta and Sander.

         Prior to his employment with the Company, Mr. Warta served as a consultant to Tomen for which he was paid a fee. He no longer acts in such capacity. Mr. Warta served as an unpaid consultant from June 1997 to March 1998 and as a paid consultant from June 1994 to June 1997. Simultaneously with the execution of the GST Telecom Agreements, Pacwest contracted with the Company to receive a fee equal to 1% of the aggregate debt and equity financing provided by Tomen to the Company. During the last two fiscal years, the Company incurred approximately $632,000 of such fees to Pacwest. Such agreement has been terminated. Mr. Sander, Senior Vice President and Treasurer of the Company, is a member of Pacwest and participated in such fees.

         Under the Tomen Facility, Tomen has the right to act as procurement agent for each network project it finances. The Company has purchased equipment through Tomen at competitive prices.

         The operations of the Company's Hawaiian microwave network require radio licenses from the FCC. PNI, an entity controlled by Mr. Warta, a director of the Company and the Company's former Chairman of the Board and Chief Executive Officer, holds the Hawaii microwave licenses. Under agreements between the Company and PNI, the Company pays a monthly fee of $3,000 to PNI and PNI pays an offsetting monthly fee to the Company, in connection with the operation and use of the network. As a result of changes in federal policies, it is the intention of the Company and PNI to reach an agreement to transfer such microwave facilities and associated licenses to the Company, subject to FCC approval.

         See "Business--Magnacom" for a description of transactions relating to Magnacom and PCS Plus Holdings, companies controlled by John Warta, a director of the Company and the Company's former Chairman of the Board and Chief Executive Officer.

         In November 1996, 1,500,000 of the common shares of Global owned by the Company were purchased at cost from W. Gordon Blankstein, formerly a director and Chairman of the Company.

         Stephen Irwin, Vice Chairman and Secretary of the Company, is of counsel to the law firm of Olshan Grundman Frome & Rosenzweig LLP, counsel to the Company. In connection with such services, the Company paid fees of approximately $2.3 million and $2.1 million for Fiscal 1996 and Fiscal 1997, respectively.

         Peter E. Legault, a director of the Company, is a director and Vice President of Thomson Kernaghan, which was engaged by the Company during Fiscal 1996 and Fiscal 1997 to solicit sources of financing for the

Company, and was one of the placement agents for the Company's sale of special warrants in October 1996. In connection with such services, such firm received fees of approximately $500,000 during Fiscal 1997.

         In May 1997, the Company loaned $100,000 to Joseph Basile, the President, Chief Operating Officer, acting Chief Executive Officer and a director of the Company, to enable him to purchase a new primary residence in the Vancouver, Washington area. The loan matures in March 2000, accrues interest at a rate of 6% per annum and is to be prepaid to the extent of the proceeds from the sale of Mr. Basile's former residence and from the sale of Common Shares acquired upon exercise of options held by Mr. Basile. Such loan was made pursuant to the terms of his employment agreement with the Company, which was approved by the Board of Directors of the Company.

         As of March 1, 1998, the Company has loaned $72,000 to Daniel Trampush, Senior Vice President and Chief Financial Officer of the Company, to enable him to purchase a new primary residence in the Vancouver, Washington area. The loan is interest-free and matures in March 2002 and is to be prepaid to the extent of the proceeds from the sale of Common Shares acquired upon exercise of options held by Mr. Trampush. Such loan was made pursuant to the terms of his employment agreement with the Company, which was approved by the Board of Directors of the Company.

         In September 1997, an aggregate of 750,000 Common Shares was released from escrow to Ian Watson and W. Gordon Blankstein, former directors and officers of the Company, and to Mr. Blankstein's brother, Robert, a former employee of the Company. Such Common Shares were issued to provide incentive in the development of the Company's business and had been held in escrow since 1990 under the policies of the VSE. Such Common Shares were released under the terms of the applicable escrow agreement. In accordance with U.S. generally accepted accounting principles, the Company recognized compensation expense of approximately $7.4 million when such Common Shares were released.

                          DESCRIPTION OF THE NEW NOTES

         The Old Notes were issued under the Indenture among GST Network, as issuer, GST USA, GST and United States Trust Company of New York. The New Notes will be issued under the Indenture, which will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), upon the effectiveness of the Registration Statement of which this Prospectus is a part. The form and terms of the New Notes are the same in all material respects as the form and terms of the Old Notes, except that the offer and sale of the New Notes will have been registered under the Securities Act and, therefore, the New Notes will not bear legends restricting transfer thereof. Upon the consummation of the Exchange Offer, Holders of Notes will not be entitled to registration rights under, or the contingent increase in interest rate provided pursuant to, the Registration Rights Agreement. The New Notes will evidence the same debt as the Old Notes and will be treated as a single class under the Indenture with any Old Notes that remain outstanding.

         The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act as in effect on the date of the Indenture. The Notes are subject to all such terms and reference is made to the Indenture and the Trust Indenture Act for a statement thereof. A copy of the Indenture has been filed with the Commission as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary describes the material provisions of the Indenture and the Notes. Whenever particular defined terms of the Indenture not otherwise defined herein are referred to, such defined terms are incorporated herein by reference.

GENERAL

         The Notes are, or will be, secured, unsubordinated obligations of the Issuer, initially limited to $500.0 million aggregate principal amount at maturity, and will mature on May 1, 2008. Although for United States federal income tax purposes a significant amount of original issue discount, taxable as ordinary income, will be recognized by a holder as such discount accrues from the Closing Date, no interest will be payable on the Notes prior to November 1, 2003. From and after May 1, 2003, interest on the Notes will accrue at the rate of 10 1/2% from May 1, 2003 or from the most recent interest payment date to which interest has been paid or provided for, payable semiannually (to Holders of record on the close of business on the April 15 or October 15 immediately preceding the interest payment date) on May 1 and November 1 of each year, commencing November 1, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months. See "--Registration Rights" for a description of the circumstances under which the interest rate on the Notes may be permanently increased by .5% per annum.

         Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Issuer in the Borough of Manhattan, The City of New York (which initially will be the corporate trust office of the Trustee at 114 West 47th Street, New York, New York 10036-1532); provided that, at the option of the Issuer, payment of interest may be made by check mailed to the respective addresses of the Holders as each such address appears in the Security Register.

         The Notes are issued only in fully registered form, without coupons, in denominations of $1,000 of principal amount at maturity and any integral multiple thereof. See "--Book-Entry; Delivery and Form." No service charge will be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

         The Issuer may, subject to the covenants described below under "Covenants" and applicable law, issue additional Notes under the Indenture. The Notes offered hereby and any additional Notes subsequently issued would be treated as a single class for all purposes under the Indenture.

STRUCTURE AND SECURITY

         The Indenture provides that on the Closing Date, GST Network must use all of the net proceeds from the May Offering (in addition to any cash on hand) to purchase Pledged Securities and pledge the Pledged Securities to the Trustee for the benefit of the Holders of the Notes pursuant to a Collateral Pledge and Security Agreement dated as of the Closing Date from GST Network to United States Trust Company of New York, as Trustee. The Pledged Securities are pledged pursuant to the Pledge Agreement and are held by the Trustee in the Pledge Account. Interest earned on the Pledged Securities will be added to the Pledge Account. In addition, in consideration for GST Network making the financing through the May Offering available to GST USA and for GST Network facilitating the purchase of GST USA's equipment, GST USA has agreed to reimburse GST Network for any fees or expenses incurred by GST Network in connection therewith and to pay GST Network a commitment fee in an amount equal to 4.5% per annum of the amount by which the aggregate principal amount at maturity of the Notes exceeds the aggregate principal amount of all Intercompany Notes then held as security for the Notes. Such commitment fee shall be paid semiannually, in arrears, on each May 1 and November 1, commencing November 1, 1998 and shall be paid by GST USA issuing to GST Network Fee Notes guaranteed by GST; provided that the aggregate principal amount of the Fee Notes shall be reduced to the extent such principal amount exceeds the aggregate principal amount of the Notes less (x) the aggregate principal amount of Pledged Securities and cash then held in the Pledge Account, together with accrued interest thereon and (y) the aggregate principal amount of all Intercompany Notes then held as security for the Notes plus the amount of interest that will accrue on such Intercompany Notes by May 1, 2003. The Fee Notes will mature on May 1, 2003 and there will not be any payment of interest prior to maturity.

         Upon written request from GST Network to the Trustee, Pledged Securities will be released from the Pledge Account to GST Network in order to finance the cost (including, without limitation, the cost of design, development, construction, acquisition, installation or integration)
(collectively, "Acquired Equipment Cost") of telecommunications inventory or equipment purchased or leased by GST Network ("Acquired Equipment"). The Acquired Equipment primarily will consist of fiber optic cable, digital switches and digital automatic cross connect equipment. The release of amounts to GST Network in order to finance Acquired Equipment Cost will occur concurrently with the expenditure of funds by GST Network with respect to such costs and will be in an amount equal to such costs. Immediately upon the acquisition of Acquired Equipment, GST Network will grant a first priority security interest in such Acquired Equipment to the Trustee for the benefit of the Holders of the Notes. GST USA must purchase all Acquired Equipment from GST Network at a purchase price equal to the Acquired Equipment Cost for such Acquired Equipment and the obligation to pay the purchase price shall be evidenced by an unsubordinated, secured promissory note (an "Intercompany Note") in a principal amount equal to the Acquired Equipment Cost, issued by GST USA and fully and unconditionally guaranteed by GST. Each Intercompany Note will mature on May 1, 2003. Interest on each Intercompany Note will accrue at 12 1/2% compounded semiannually on each May 1 and November 1, but will not be payable in cash until the maturity of the Intercompany Note. Each Intercompany Note will be secured by a first priority security interest in all Acquired Equipment purchased by GST USA. The Intercompany Notes will be prepaid if the maturity of the Notes is accelerated because an Event of Default has occurred with respect to the Notes or the payment of principal, premium or interest on the Notes is otherwise due and payable. GST Network shall grant a first priority security interest in the Pledged Securities, the Pledge Account, the Fee Notes and all Intercompany Notes to the Trustee for the benefit of the Holders of the Notes to secure repayment of the principal of, premium and interest on the Notes. On May 1, 2003, or earlier if permitted under the Existing Indentures, GST USA will assume and become the direct obligor on the Notes, GST will fully and unconditionally guarantee the Notes on an unsubordinated basis, GST USA will grant a first priority security interest in all Acquired Equipment to the Trustee for the benefit of the Holders of the Notes and GST Network will be liquidated and its assets distributed to GST USA.

MANDATORY REDEMPTION

         If on May 1, 2003 GST USA is prohibited by the Existing Indentures from assuming all of the Notes, GST Network will redeem, upon not less than 10 nor more than 30 days' notice, the portion of the Notes that cannot be assumed at 105.250% of their principal amount plus accrued and unpaid interest to the date of redemption.

OPTIONAL REDEMPTION

         The Notes will be redeemable at the option of the Issuer, in whole or in part, at any time or from time to time, on or after May 1, 2003 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's last address as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount at maturity), plus accrued and unpaid interest thereon to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing May 1 of the years set forth below:

YEAR                                             REDEMPTION PRICE

2003                                                105.250%
2004                                                103.500%
2005                                                101.750%
2006 and thereafter                                 100.000%

         In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Note of $1,000 in principal amount at maturity or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

         The Notes will also be subject to redemption as a whole, but not in part, at the option of GST, at any time after GST USA has become the obligor on the Notes and GST has guaranteed the Notes, at 100% of their Accreted Value on the Redemption Date, together with accrued interest thereon, to the Redemption Date, in the event GST has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Note Guarantee, any Additional Amounts as a result of a change in the laws (including any regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or any change in any official position regarding the application or interpretation of such laws or regulations, which change is announced or becomes effective on or after the date of this Prospectus.

GUARANTEE

         GST USA's obligations under the Notes, the Fee Notes and the Intercompany Notes will be fully and unconditionally guaranteed on an unsubordinated basis by GST (collectively, the "Note Guarantee"). The obligations of GST under the Note Guarantee will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of GST and after giving effect to any collections from or payments made by or on behalf of the Issuer in respect of obligations of the Issuer under the Indenture, will result in the obligations of GST under the Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

REGISTRATION RIGHTS

         GST Network, GST and GST USA have agreed with the Placement Agents, for the benefit of the Holders, that they will use their best efforts, at their cost, to file and cause to become effective a registration statement with respect to a registered offer (the "Exchange Offer") to exchange the Old Notes for New Notes with terms identical to the Notes (except that the New Notes will not bear legends restricting the transfer thereof). Upon such registration statement being declared effective, the Issuer shall offer the Exchange Notes in return for surrender of the Notes. Such offer shall remain open for not less than 20 business days after the date notice of the Exchange Offer is mailed to Holders. For each Note duly surrendered to the Issuer under the Exchange Offer, the Holder will receive an Exchange Note of equal principal amount at maturity. The accreted value of each Exchange Note shall be identical to, and shall be determined in the same manner as, the Accreted Value of the Notes so surrendered and exchanged therefor. Interest on each Exchange Note shall be calculated and paid in the same manner as interest on the notes so surrendered and exchanged therefor. In the event that applicable interpretations of the staff of the Securities and Exchange Commission (the "Commission") do not permit the Issuer to effect the Exchange Offer, or under certain other circumstances, GST Network, GST and GST USA shall, at their cost, use their best efforts to cause to become effective a shelf registration statement (the "Shelf Registration Statement") with respect to resales of the Notes and to keep such registration statement effective until the expiration of the time period referred to in Rule 144(k) under the Securities Act after the Closing Date. The Issuer shall, in the event of such a shelf registration, provide to each Holder copies of the prospectus, notify each Holder when the Shelf Registration Statement for the Notes has become effective and take certain other actions as are required to permit resales of the Notes. A Holder that sells its Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a Holder (including certain indemnification obligations).

         In the event that the Exchange Offer is not consummated and a Shelf Registration Statement is not declared effective on or prior to the date that is six months after the Closing Date, interest (in addition to the accrual of original issue discount during the period ending May 1, 2003 and in addition to interest otherwise due on the Notes after such date) will accrue commencing November 4, 1998, at an annual rate of .5% per annum of the Accreted Value on the preceding Semi-Annual Accrual Date, on the Notes and be payable in cash semiannually on May 1 and November 1 of each year, commencing May 1, 1999, until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective.

         If GST Network, GST and GST USA effect the Exchange Offer, they will be entitled to close the Exchange Offer 20 business days after the commencement thereof, provided that they have accepted all Notes theretofore validly surrendered in accordance with the terms of the Exchange Offer. Notes not tendered in the Exchange Offer shall bear interest at the rate of 10 1/2% per annum, subject to all of the terms and conditions specified in the Indenture and to the transfer restrictions described in "Transfer Restrictions."

         This summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available from the Issuer upon request.

RANKING

         The Notes are, or will be, secured, unsubordinated indebtedness of the Issuer. The Note Guarantee will be unsecured, unsubordinated indebtedness of GST, will rank pari passu in right of payment with all unsecured, unsubordinated indebtedness, and will be senior in right of payment to all subordinated indebtedness, of GST, including the Convertible Notes and the Accrual Notes. As of March 31, 1998, GST had $796.9 million of indebtedness outstanding, GST USA had $623.1 million of indebtedness outstanding and GST Network had no indebtedness. After GST USA becomes a direct obligor on the Notes on May 1, 2003, or earlier if permitted under the Existing Indentures, the Notes and the Note Guarantee will be effectively subordinated to all liabilities (including trade payables) of GST USA's subsidiaries. At March 31, 1998, GST USA's subsidiaries other than GST Network had $442.2 million of liabilities (excluding intercompany payables), including $401.0 million of indebtedness. After GST USA becomes a direct obligor on the Notes in the event the holders of the Notes or the Trustee foreclose on the collateral securing the Notes and such collateral is insufficient to pay all amounts due with respect to the Notes, the holders of the Notes will have an unsecured unsubordinated claim for the amount still owing with respect to the Notes. See "Risk Factors--Substantial Indebtedness," "-- Possible Inability to Service Debt; Refinancing Risks," "-- Insufficiency of Acquired Equipment to Satisfy the Notes upon Liquidation," "-- Structure of GST Network, GST USA and GST; Secured Indebtedness; Ranking of Notes," "Capitalization" and "Description of Certain Indebtedness and Redeemable Preferred Shares." Prior to the time GST USA becomes a direct obligor on the Notes, in the event the holders of the Notes or the Trustee foreclose on the collateral securing the Notes and such collateral is insufficient to pay all amounts due on the Notes, the Holders will not have a claim against GST USA or GST under the Notes or the Note Guarantee. See "Risk Factors--Possible Inability of GST USA to Assume, GST to Guarantee and GST Network to Redeem the Notes."

CERTAIN DEFINITIONS

         Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Indenture. Reference is made to the Indenture for the full definition of all terms as well as any other capitalized terms used herein for which no definition is provided.

         "Accreted Value" is defined to mean, for any Specified Date, the amount calculated pursuant to (i), (ii), (iii) or (iv) below for each $1,000 of principal amount at maturity of the Notes:

                  (i) if the Specified Date occurs on one or more of the following dates (each a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual
         Date:

                  SEMI-ANNUAL                                 ACCRETED
                  ACCRUAL DATE                                  VALUE

                  November 1, 1998                            $ 630.95
                  May 1, 1999                                   664.08
                  November 1, 1999                              698.94
                  May 1, 2000                                   735.64
                  November 1, 2000                              774.26
                  May 1, 2001                                   814.91
                  November 1, 2001                              857.69
                  May 1, 2002                                   902.72
                  November 1, 2002                              950.11
                  May 1, 2003                                $1,000.00

                  (ii) if the Specified Date occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (a) $599.99 and
         (b) an amount equal to the product of (1) the Accreted Value for the first Semi-Annual Accrual Date less $599.99 MULTIPLIED by (2) a fraction, the numerator of which is the number of days from the Closing Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the Closing Date to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

                  (iii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (a) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (b) an amount equal to the product of (1) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (2) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

                  (iv) if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.

         "Accrual Notes" means the 12 3/4% Senior Subordinated Accrual Notes due 2007 of GST issued pursuant to the Accrual Notes Indenture.

         "Accrual Notes Indenture" means the indenture dated as of November 19, 1997 between GST and United States Trust Company of New York.

         "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of GST and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):
(i) the net income of any Person (other than net income attributable to a Restricted Subsidiary) in which any Person (other than GST or any of its Restricted Subsidiaries) has an interest and the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to GST or any of its Restricted Subsidiaries by such other Person, or such Unrestricted Subsidiary, during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described below (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with GST or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by GST or any of its Restricted Subsidiaries; (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described below, any amount paid or accrued as dividends on Preferred Stock of GST or any Restricted Subsidiary owned by Persons other than GST and any of its Restricted Subsidiaries; and (vi) all extraordinary gains and extraordinary losses.

         "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of GST and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of GST and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the quarterly or annual consolidated balance sheet of GST and its Restricted Subsidiaries, prepared in conformity with GAAP and most recently filed with the Commission pursuant to the "Commission Reports and Reports to Holders" covenant described below.

         "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Asset Acquisition" means (i) an investment by GST or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of GST or shall be merged into or consolidated with GST or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of GST and its Restricted Subsidiaries on the date of such investment or (ii) an acquisition by GST or any of its Restricted Subsidiaries of the property and assets of any Person other than GST or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of GST and its Restricted Subsidiaries on the date of such acquisition.

         "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transactions) in one transaction or a series of related transactions by GST or any of its Restricted Subsidiaries to any Person other than GST or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of GST or any of its Restricted Subsidiaries or (iii) any other property or assets of GST or any of its Restricted Subsidiaries outside the ordinary course of business of GST or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of assets of GST; provided that "Asset Sale" shall not include (A) sales or other dispositions of inventory, receivables and other current assets or (B) sales or other dispositions of assets with a fair market value (as certified in an Officers' Certificate) not in excess of $1 million; or
(C) sales of Acquired Equipment by GST Network to GST USA in accordance with the terms of the Indenture; or (D) sales or other dispositions of assets to the extent GST or a Restricted Subsidiary receives consideration at least equal to the fair market value of the assets sold or disposed of, provided that the consideration received consists of property or assets (other than current assets) of a nature or type or that are used in a business (or a company having property or assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or business of, GST and its Restricted Subsidiaries existing on the date of such sale or other disposition.

         "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of
(a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the date of the Indenture, including, without limitation, all Common Stock and Preferred Stock.

         "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligations" means the discounted present value of the rental obligations under such lease.

         "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act) of Voting Stock representing more than 30% of the total voting power of the Voting Stock of GST on a fully diluted basis; (ii) individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by GST's shareholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or (iii) all of the Common Stock of GST USA or GST Network is not beneficially owned by GST.

         "Closing Date" means May 4, 1998, the date on which the Old Notes were originally issued under the Indenture.

         "Consolidated EBITDA" means, for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income, (ii) Consolidated Interest Expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (iii) income taxes, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (other than income taxes (either positive or negative) attributable to either extraordinary and non-recurring gains or losses or sales of assets), (iv) depreciation expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (v) amortization expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, and (vi) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for GST and its Restricted
Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by GST or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding Common Stock of such Restricted Subsidiary on the last day of such period.

         "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by GST or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by GST and its Restricted Subsidiaries during such period; excluding, however, (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

         "Consolidated Net Worth" means, at any date of determination, shareholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of GST and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of Capital Stock of GST or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

         "Convertible Notes" means the 13 7/8% Convertible Senior Subordinated Discount Notes due 2005 of GST issued pursuant to the Convertible Notes Indenture.

         "Convertible Notes Indenture" means the convertible notes indenture dated December 19, 1995 among GST, as issuer, GST USA, as guarantor, and United States Trust Company of New York.

         "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

         "Development Company" means a Restricted Subsidiary whose primary business is the development, ownership and operation of alternative access telecommunications networks.

         "Existing   Indentures"  means,   collectively  the  Convertible  Notes
Indenture, the Senior Notes Indenture, the Secured Notes Indenture and the Accrual Notes Indenture.

         "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors of GST (whose determination shall be conclusive) and evidenced by a Board Resolution.

         "Fee Notes" means the intercompany notes due May 1, 2003 issued to GST Network in payment of the commitment fees by GST USA and guaranteed by GST; provided that the aggregate principal amount of such notes shall be reduced to the extent the aggregate principal amount exceeds the principal amount at maturity of the Notes less (x) the principal amount of Pledged Securities and cash then held in the Pledge Account, together with accrued interest thereon and
(y) the principal amount of all Intercompany Notes then held as security for the Notes plus the amount of interest that will accrue on such Intercompany Notes by May 1, 2003.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained in the Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the Notes and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "incurrence" of Indebtedness by reason of a Person becoming a Restricted Subsidiary; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

         "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP,
(B) money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest as such Indebtedness shall be deemed not to be "Indebtedness" and (C) that Indebtedness shall not include any liability for federal, state, local or other taxes.

         "Indebtedness to EBITDA Ratio" means, as at any date of determination, the ratio of (i) the aggregate amount of Indebtedness of GST and its Restricted Subsidiaries on a consolidated basis as at the date of determination (the "Transaction Date") to (ii) the Consolidated EBITDA of GST for the then most recent four full fiscal quarters for which reports have been filed pursuant to the "Commission Reports and Report to Holders" covenant described below (such four full fiscal quarter period being referred to herein as the "Four Quarter Period"); provided that (x) pro forma effect shall be given to any Indebtedness Incurred from the beginning of the Four Quarter Period through the Transaction Date (including any Indebtedness Incurred on the Transaction Date), to the extent outstanding on the Transaction Date, (y) if during the period commencing on the first day of such Four Quarter Period through the Transaction Date (the "Reference Period"), GST or any of its Restricted Subsidiaries shall have engaged in any Asset Sale, Consolidated EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale as if such Asset Sale had occurred on the first day of such Reference Period or (z) if during such Reference Period GST or any of the Restricted Subsidiaries shall have made any Asset Acquisition, Consolidated EBITDA of GST shall be calculated on a pro forma basis as if such Asset Acquisition and any Incurrence of Indebtedness to finance such Asset Acquisition had taken place on the first day of such Reference Period.

         "Intercompany Notes" means the promissory notes due May 1, 2003 issued to GST Network by GST USA and guaranteed by GST.

         "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Issuer or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include
(i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and
(ii) the fair market value of the Capital Stock (or any other Investment) held by GST and its Restricted Subsidiaries of any Person that has ceased to be a Restricted Subsidiary by reason of any transaction permitted by clause (iii) of the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant. For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described below, (i) "Investment" shall include the fair market value of the assets (net of liabilities to GST or any of its Restricted Subsidiaries) of any Restricted Subsidiary of GST at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

         "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to GST or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of GST and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by GST or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Issuer or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "Offer to Purchase" means an offer to purchase Notes by the Issuer from the Holders commenced by mailing a notice to the Trustee and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Note not tendered will continue to accrue interest (or original issue discount) pursuant to its terms; (iv) that, unless the Issuer defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest (or original issue discount) on and after the Payment Date; (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender such Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side thereof completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion thereof; provided that each Note purchased and each new Note issued shall be in a principal amount at maturity of $1,000 or integral multiples thereof. On the Payment Date, the Issuer shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Issuer. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount at maturity of $1,000 or integral multiples thereof. The Issuer will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Issuer will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Issuer is required to repurchase Notes pursuant to an Offer to Purchase.

         "Permitted Investment" means (i) an Investment in a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, GST or a Restricted Subsidiary; provided that such person's primary business is related, ancillary or complementary to the businesses of GST and its Restricted Subsidiaries on the date of such Investment; (ii) a Temporary Cash Investment; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) loans or advances to employees made in the ordinary course of business that do not exceed $1 million in the aggregate at any time outstanding; and (v) stock, obligations or securities received in satisfaction of judgments.

         "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of GST or any of its Restricted Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with the "Limitation on Indebtedness" covenant described below, (1) to finance the cost (including, without limitation, the cost of design, development, construction, acquisition, installation or integration) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of GST and its Restricted Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of GST or its Restricted Subsidiaries relating to such property or assets; (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens on property of, or on shares of stock or Indebtedness of, any corporation existing at the time such corporation becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of GST or any Restricted Subsidiary other than the property or assets acquired; (xii) Liens in favor of GST or any Restricted Subsidiary;
(xiii) Liens arising from the rendering of a final judgment or order against GST or any Restricted Subsidiary that does not give rise to an Event of Default;
(xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed to protect GST or any of its Restricted Subsidiaries from fluctuations in interest rates or the price of commodities; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by GST or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of GST and its Restricted Subsidiaries prior to the Closing Date; and (xviii) Liens on or sales of receivables.

         "Pledge Account" means the accounts established with the Trustee pursuant to the terms of the Pledge Agreement for the deposit of the Pledged Securities purchased by GST Network with the net proceeds from the sale of the Notes.

         "Pledge Agreement" means the Collateral Pledge and Security Agreement, dated as of the Closing Date, made by GST Network in favor of the Trustee, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

         "Pledged Securities" means the securities which shall consist of U.S. Government Securities, purchased by GST Network with the proceeds from the sale of the Notes or the proceeds from such securities, to be held in the Pledge Account, all in accordance with the terms of the Pledge Agreement.

         "Redeemable Preferred Shares" means the Series A Convertible Preference Shares of GST outstanding on the Closing Date.

         "Redeemable Stock" means any class or series of Capital Stock of any Person that by its term or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute
Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Issuer's repurchase of such Notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below.

         "Restricted Subsidiary" means any Subsidiary of GST other than an Unrestricted Subsidiary.

         "Secured Notes" means the 13 1/4% Senior Secured Discount notes due 2007 of GST Funding issued pursuant to the Secured Notes Indenture.

         "Secured Notes Indenture" means the Indenture dated as of May 13, 1997 among GST, GST USA, GST Funding and United States Trust Company of New York.

         "Senior Notes" means the 13 7/8% Senior Discount Notes due 2005 of GST USA issued pursuant to the Senior Notes Indenture.

         "Senior Notes Indenture" means the senior notes indenture dated December 19, 1995 among GST USA, as issuer, GST, as guarantor, and United States Trust Company of New York.

         "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of GST, accounted for more than 10% of the consolidated revenues of GST and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of GST and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of GST for such fiscal year.

         "Specified Date" means any Redemption Date, any Payment Date for an Offer to Purchase or any date on which the Notes first become due and payable after an Event of Default.

         "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

         "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

         "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker-dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Services, and (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Services or Moody's Investors Service, Inc.

         "Tomen" means Tomen Corporation or its Affiliates.

         "Tomen Facility" means, collectively, the Tomen Master Agreement together with all other agreements (including credit agreements), instruments and documents executed or delivered pursuant thereto or in connection therewith, in each case as such agreements, instruments or documents may be amended, supplemented, extended, renewed, replaced or otherwise modified from time to time.

         "Transaction Date" means, with respect to the Incurrence of any Indebtedness by GST or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

         "Unrestricted Subsidiary" means (i) any Subsidiary of GST that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary

(including any newly acquired or newly formed Subsidiary), other than GST USA or a Subsidiary Guarantor, to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, GST or any Restricted Subsidiary; provided that (A) any Guarantee by GST or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an Incurrence of such Indebtedness and an Investment by GST or such Restricted Subsidiary at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, that such designation would be permitted under the "Limitation on Restricted Payments" covenant described below and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) above would be permitted under the "Limitation on Indebtedness" and "Limitation on Restricted Payments" covenants described below. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of GST; provided that immediately after giving effect to such designation (x) the Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation is permitted to be Incurred for all purposes of the Indenture and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

         "Wholly Owned" means, with respect to any Subsidiary of any Person, such Subsidiary if all of the outstanding Capital Stock in such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

COVENANTS

  LIMITATION ON INDEBTEDNESS

         (a) GST will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes and Indebtedness existing on the Closing Date); provided that GST and GST USA may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Indebtedness to EBITDA Ratio would be greater than zero and less than 5:1. GST Network may not Incur any Indebtedness other than the Notes.

         Notwithstanding the foregoing, GST and any Restricted Subsidiary (except as specified below) may Incur each and all of the following: (i)
Indebtedness outstanding at any time (including, but not limited to, Indebtedness under the Tomen Facility) in an aggregate principal amount not to exceed $320 million, less any amount of Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant described below; (ii) Indebtedness (A) to GST evidenced by a promissory note or (B) to any of its Restricted Subsidiaries; provided that any subsequent event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to GST or another
Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii); (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness, other than Indebtedness Incurred under clause (i), (ii), (iv), (v), (vii) or (viii) of this paragraph, and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes and Note Guarantee or Indebtedness that is or would be pari passu with, or subordinated in right of payment to, the Notes and Note Guarantee shall only be permitted under this clause (iii) if (A) in case the Notes and Note Guarantee are refinanced in part, or the Indebtedness to be refinanced is or would be pari passu with the Notes or Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes or Note Guarantee, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes or Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made subordinate in right of payment to the Notes or Note Guarantee at least to the extent that the Indebtedness to be refinanced is or would be subordinated to the Notes or Note Guarantee and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of GST or GST USA be refinanced by means of any Indebtedness of any Restricted Subsidiary of GST USA pursuant to this clause (iii); (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of GST or any of the Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by GST or any Restricted Subsidiary in connection with such disposition; (v) Indebtedness of GST not to exceed, at any one time outstanding, two times the Net Cash Proceeds received by GST after the Closing Date from the issuance and sale of its Capital Stock (other than Redeemable Stock) to a Person other than a Subsidiary of GST to the extent such Net Cash Proceeds have not been used pursuant to clause (C)(2) of the first paragraph or clauses (iii), (iv) or (vi) of the second paragraph of the "Limitation on Restricted Payments" covenant described below to make a Restricted Payment; provided that such Indebtedness does not mature prior to the Stated Maturity of the Notes and has an Average Life longer than the Notes; (vi) Indebtedness Incurred to finance the cost (including, without limitation, the cost of design, development, construction, acquisition, installation or integration) of network assets (including, without limitation, equipment and real property and leasehold improvements that are necessary to install or operate network assets; provided that in no event shall the cost of any such real property and leasehold improvements financed hereby exceed 20% of the total cost of the related network assets) or inventory purchased or leased by GST or any of its Restricted Subsidiaries after the Closing Date; (vii) Indebtedness of GST or GST USA under one or more revolving credit or working capital facilities in an aggregate principal amount outstanding at any time not to exceed the lesser of (A) $50 million and (B) 75% of the consolidated book value of the accounts receivable of GST and its Restricted Subsidiaries; and (viii) Indebtedness of GST or GST USA to the extent the proceeds thereof are promptly (a) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change of Control or (b) deposited to defease the Notes as described below under "Defeasance."

         (b) For purposes of determining  any particular  amount of Indebtedness under this "Limitation on Indebtedness" covenant, (1) Indebtedness Incurred under the Tomen Facility on or prior to the Closing Date shall be treated as Incurred pursuant to clause (i) of the second paragraph of this "Limitation on Indebtedness" covenant and (2) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, GST, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

  LIMITATION ON RESTRICTED PAYMENTS

         GST will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on its Capital Stock (other than dividends or distributions payable solely in shares of its or such Restricted Subsidiary's Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire such shares of Capital Stock) held by Persons other than GST or any of its Restricted Subsidiaries (and other than pro rata dividends or distributions on Common Stock of Restricted Subsidiaries), (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of GST (including options, warrants or other rights to acquire such shares of Capital Stock) held by Persons other than any Wholly Owned Restricted Subsidiaries of GST, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of GST USA or GST that is subordinated in right of payment to the Notes or the Note Guarantee, as the case may be, or (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment:
(A) a Default or Event of Default shall have occurred and be continuing, (B) GST could not Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant or (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of such amount) (determined by excluding income resulting from transfers of assets by GST or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed pursuant to the "Commission Reports and Reports to Holders" covenant plus (2) the aggregate Net Cash Proceeds received by GST after the Closing Date from the issuance and sale permitted by the Indenture of its Capital Stock (other than Redeemable Stock) to a Person who is not a Subsidiary of GST, or from the issuance to a Person who is not a Subsidiary of GST of any options, warrants or other rights to acquire Capital Stock of GST (in each case, exclusive of any Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes), in each case except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause (v) of the second paragraph of the "Limitation on Indebtedness" covenant, plus (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments and reductions in Investments made pursuant to clause (vi) of the second paragraph of this "Limitation on Restricted Payments" covenant) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to GST or any Restricted Subsidiary (except to the extent any such payment is included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed the amount of Investments previously made by GST and its Restricted Subsidiaries in such Person.

         The foregoing provision shall not be violated by reason of: (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph; (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Intercompany Notes or, after GST USA assumes the Notes, the Notes or Note Guarantee, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of the "Limitation on Indebtedness" covenant; (iii) the repurchase, redemption or other acquisition of Capital Stock of GST in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Redeemable Stock) of GST; (iv) the acquisition of Indebtedness of GST USA or GST which is subordinated in right of payment to the Intercompany Notes or, after GST USA assumes the Notes, the Notes or Note Guarantee, in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock of GST (other than Redeemable Stock); (v) payments or distributions, in the nature of satisfaction of dissenters' rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of GST USA or GST; (vi) Investments in any Person or Persons (other than an Affiliate (other than a Subsidiary) of the Company), the primary business of which is related, ancillary or complementary to the business of GST and its

Restricted Subsidiaries on the date of such Investments, in an aggregate amount not to exceed $50 million plus, (a) in any fiscal year, an amount not to exceed 10% of GST's Consolidated EBITDA (if positive) for the immediately preceding fiscal year, (b) an amount not to exceed the Net Cash Proceeds received by GST after May 13, 1997 from the issuance and sale permitted by the Indenture of its Capital Stock (other than Redeemable Stock) to a Person that is not a Subsidiary of GST, except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause (v) under the "Limitation on Indebtedness" covenant or to make Restricted Payments pursuant to clause (C)(2) of the first paragraph or clause (iii) or (iv) of this paragraph of this "Limitation on Restricted Payments" covenant and (c) the net reduction in Investments in any Person made pursuant to this clause (vi), except to the extent such reduction is included in the calculation of Adjusted Consolidated Net Income; provided that the net reduction in any such Investment shall not exceed the amount of Investments previously made in such Person; (vii) Investments by GST or a Restricted Subsidiary made pursuant to the second paragraph of the "Limitation on Investments" covenant, in an aggregate amount not to exceed $25 million; and
(viii) cash payments in lieu of the issuance of fractional Common Shares upon conversion (including mandatory conversion) of the Convertible Notes provided for in the Convertible Notes Indenture or the Redeemable Preferred Shares; provided that, except in the case of clauses (i) and (iii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth herein.

         Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof and an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii), (iv) and (vi) shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of GST are used for the redemption, repurchase or other acquisition of the Notes or Indebtedness that is pari passu with the Notes or Note Guarantee, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

         GST Network will not, and will not permit any Subsidiary to, directly or indirectly, make any Restricted Payment other than Investments in Pledged Securities, cash, the Fee Notes and Intercompany Notes, in each case pledged to secure the Notes.

  LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

         GST will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by GST or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to GST or any other Restricted Subsidiary, (iii) make loans or advances to GST or any other Restricted Subsidiary or (iv) transfer any of its property or assets to GST or any other Restricted Subsidiary.

         The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Closing Date in the Indenture or any other agreement in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law; (iii) existing with respect to any Person or the property or assets of such Person acquired by GST or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of GST or any Restricted Subsidiary not otherwise prohibited by the Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of GST or any Restricted Subsidiary in any manner material to GST or any Restricted Subsidiary; (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; (vi) with respect to any Development Company, imposed pursuant to or in connection with any Indebtedness Incurred by such Development Company to finance at least 50% of the total financing required for the development and construction of all of such Development Company's alternative access networks or any Indebtedness Incurred to refinance or replace such Indebtedness; provided that (a) such Indebtedness (including such refinancing Indebtedness) is permitted to be Incurred under the "Limitation on Indebtedness" covenant described above, (b) such encumbrances and restrictions are no more restrictive in any material respect than those encumbrances and restrictions existing under the Tomen Facility as in effect on the Closing Date and (c) such encumbrances and restrictions shall only apply to such Development Company for so long as such Indebtedness (or such refinancing Indebtedness) remains outstanding; or (vii) with respect to any Development Company (a "Restricted Development Company"), imposed pursuant to or in connection with any Indebtedness Incurred by another Development Company to finance at least 50% of the total financing required for the development and construction of all of such other Development Company's alternative access networks or any Indebtedness Incurred to refinance or replace such Indebtedness; provided that (a) such encumbrances and restrictions shall not apply to such Restricted Development Company prior to the occurrence of an event of default under such Indebtedness (or refinancing Indebtedness), (b) such Indebtedness (including such refinancing Indebtedness) is permitted to be Incurred under the "Limitation on Indebtedness" covenant, (c) such encumbrances and restrictions are no more restrictive in any material respect than those contemplated by the Tomen Facility as in effect on the Closing Date and (d) at least 50% of the total financing required for the development and construction of all of such Restricted Development Company's alternative access networks was provided by the holder of the Indebtedness of such other Development Company.

         GST Network will not, and will not permit any Subsidiary to, create or otherwise cause or suffer to exist or become effective any of the matters referred to in the first paragraph of this section.

         Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent GST or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of GST or any of its Restricted Subsidiaries that secure Indebtedness of GST or any of its Restricted Subsidiaries.

  LIMITATION   ON  THE  ISSUANCE  AND  SALE  OF  CAPITAL   STOCK  OF  RESTRICTED
  SUBSIDIARIES

         GST will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to GST or a Wholly Owned Restricted Subsidiary; (ii) issuances or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary; or
(iv) a sale of Common Stock of Phoenix Fiber, and in connection and concurrently with such sale, a sale of Common Stock of GST Tucson Lightwave, Inc. provided that the proceeds of any such sale under this clause (v) shall be applied in accordance with clause (A) or (B) of the first paragraph of the "Limitation on Asset Sales" covenant described below.

         GST Network will not sell, and will not permit any Subsidiary, directly or indirectly, to issue or sell any shares of Capital Stock of a Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock).

  LIMITATION ON ISSUANCES OF GUARANTEES BY RESTRICTED SUBSIDIARIES

         Under the terms of the Indenture, GST will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of GST or any Indebtedness of GST USA ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Notes by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against GST Network, GST or GST USA as a result of any payment by such
Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that (x) existed at the time such Person became a Restricted Subsidiary and (y) was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness is (A) pari passu with the Intercompany Notes, the Notes or the Note Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Intercompany Notes, the Notes or the Note Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Intercompany Notes, the Notes or Note Guarantee, as the case may be.

         Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of GST of all of GST's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

         Under the terms of the Indenture, GST Network will not permit any Subsidiary to, directly or indirectly, Guarantee any Indebtedness.

  LIMITATION ON TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES

         GST will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of GST or any Restricted Subsidiary or with any Affiliate of GST or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to GST or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

         The foregoing limitation does not limit, and shall not apply to (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which GST or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to GST or such Restricted Subsidiary from a financial point of view; (ii) any transaction solely between GST and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries; (iii) the payment of reasonable and customary regular fees
(including through the issuance of shares of Common Stock of GST or options, warrants or other rights to acquire such shares) to directors of GST who are not employees of GST or any of its subsidiaries; (iv) any payments or other transactions pursuant to any tax-sharing agreement between GST and any other Person with which GST files a consolidated tax return or with which GST is part of a consolidated group for tax purposes; or (v) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant. Notwithstanding the foregoing, any transaction or series of transactions covered by the first paragraph of this "Limitation on Transactions with Shareholders and Affiliates" covenant and not covered by clauses (ii) through (vi) of this paragraph, the aggregate amount of which exceeds $500,000 in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) above.

         GST Network will not, and will not permit any Subsidiary to, directly or indirectly, enter into, renew or extend any of the transactions described in the first paragraph of this section other than any transaction between GST Network and GST or any of its Restricted Subsidiaries required or permitted by the Indenture and Pledge Agreement.

  LIMITATION ON LIENS

         GST will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary (collectively, "Protected Property"), without making effective provision for all of the Notes (or in the case of a Lien on Protected Property of GST, the Note Guarantee) and all other amounts due under the Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes or the Note Guarantee, prior to) the obligation or liability secured by such Lien; provided that neither GST nor any Restricted Subsidiary will create, Incur, assume or suffer to exist any Lien on the Pledged Securities, the Pledge Account or any Acquired Equipment, except Liens securing the Notes and the Intercompany Notes.

         The foregoing limitation does not apply to (i) Liens existing on the Closing Date; (ii) Liens granted after the Closing Date on any assets or Capital Stock of GST or its Restricted Subsidiaries securing the Initial Note, the Intercompany Notes or created in favor of GST Network, the Trustee or the Holders of the Notes; (iii) Liens with respect to the assets of a Restricted
Subsidiary  granted  by such  Restricted  Subsidiary  to GST or a  Wholly  Owned
Restricted Subsidiary to secure Indebtedness owing to GST or such other Restricted Subsidiary; (iv) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause
(iii) of the second paragraph of the "Limitation on Indebtedness" covenant; provided that such Liens do not extend to or cover any property or assets of GST or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced; (v) Liens upon or Capital Leases with respect to inventory, property or equipment acquired or held by GST or any of its Restricted Subsidiaries to secure all or a part of the purchase price therefor or GST's or such Restricted Subsidiary's obligations under such lease; provided that such Liens do not extend to or cover any property or assets of GST or any Restricted Subsidiary other than the inventory, property or equipment acquired;
(vi) Liens on assets or property of, or the Capital Stock of, a Development Company securing Indebtedness Incurred under clause (i) of the second paragraph of the "Limitation on Indebtedness" covenant to finance at least 50% of the total financing for the development and construction of the alternative access networks owned by such Development Company; provided such Liens do not extend to or cover any other property or assets of GST or any of its Restricted Subsidiaries; (vii) Liens on any property or assets of a Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary permitted to be Incurred under the Indenture; or (viii) Permitted Liens.

         GST Network will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character other than Liens granted in favor of the Trustee or the Holders of the Notes.

  LIMITATION ON SALE-LEASEBACK TRANSACTIONS

         GST will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby GST or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which GST or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

         The foregoing restriction does not apply to any sale-leaseback transaction if (i) the lease is for a period, including renewal rights, of not in excess of three years; (ii) the lease secures or relates to industrial revenue or pollution control bonds; (iii) the transaction is solely between GST and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries; or (iv) GST or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or (B) of the first paragraph of the "Limitation on Asset Sales" covenant described below.

         GST Network will not, and will not permit any Subsidiary to, enter into any sale-leaseback transaction.


  LIMITATION ON INVESTMENTS

         GST will not, and will not permit any Restricted Subsidiary to, (i) make any Investment in any Person (including an Unrestricted Subsidiary) that during its most recent fiscal year derived or in its current fiscal year is expected by the Board of Directors of GST to derive more than $250,000 in revenues from, or in its most recent fiscal year spent or in its current fiscal year is expected by the Board of Directors of GST to spend more than $250,000 on, operations or activities located outside the continental United States (other than in the State of Hawaii or between the continental United States and the State of Hawaii) (an "International Business") or (ii) acquire or own
(directly or indirectly), other than through an Unrestricted Subsidiary, any entity, business or asset that is primarily located outside the continental United States (other than in the State of Hawaii) or any right with respect to any of the foregoing (an "International Asset").

         Notwithstanding the foregoing, and subject to the "Limitation on Restricted Payments" covenant, GST and its Restricted Subsidiaries may make an Investment in an Unrestricted Subsidiary which owns, intends to acquire or has rights with respect to an International Business or International Asset provided that the aggregate amount of such Investments does not exceed (i) $25 million plus, (A) in any fiscal year, an amount not to exceed 10% of GST's Consolidated EBITDA (if positive) for the immediately preceding fiscal year and (B) an amount not to exceed the Net Cash Proceeds received by GST after May 13, 1997 from the issuance and sale permitted by the Indenture of its Capital Stock (other than Redeemable Stock) to a Person who is not a Subsidiary of GST, less (ii) the amount of any Investments made pursuant to the first paragraph, or the amount of any Restricted Payment made pursuant to clause (iii), (iv) or (vi) of the second paragraph, of the "Limitation on Restricted Payments" covenant; provided that the International Business or International Assets are related, ancillary or complementary to the primary business of GST and its Restricted Subsidiaries on the date of such Investment.

  LIMITATION ON ASSET SALES

         GST will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by GST or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 85% of the consideration received consists of cash or Temporary Cash Investments; provided, however, that clause (ii) shall not apply to long-term assignments of capacity in a network. In the event and to the extent that the Net Cash Proceeds received by GST or its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Issuer and its Subsidiaries has been prepared), then GST shall or shall cause the relevant Restricted Subsidiary to (i) within 12 months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of GST or GST USA, Indebtedness of any Restricted Subsidiary (other than GST USA), in each case owing to a Person other than GST or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, GST and its Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) and (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this "Limitation on Asset Sales" covenant. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

         If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least $5.0 million, the Issuer must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate Accreted Value of Notes equal to the Excess Proceeds on such date, at a purchase price equal to 101% of the Accreted Value of the Notes on the relevant Payment Date, plus, in each case, accrued interest to the Payment Date.

         GST Network will not, and will not permit any Subsidiary to, consummate any Asset Sale except as permitted under the Pledge Agreement.

  IMPAIRMENT OF SECURITY INTERESTS OR ABILITY TO ASSUME THE NOTES

         The Indenture provides that none of GST, GST USA nor GST Network shall, nor shall they permit any Subsidiary to, take or knowingly omit to take any action which (i) might or would have the result of materially impairing the security interest with respect to the Pledged Securities, any Acquired Equipment, the Fee Notes or Intercompany Notes for the benefit of the Trustee and the Holders of the Notes, (ii) grant to any Person other than the Trustee or the Holders of the Notes, any interest whatsoever in the Pledged Securities, other amounts in the Pledge Account, any Acquired Equipment, the Fee Notes or any Intercompany Note, (iii) would prevent, or restrict GST USA from assuming, or GST from guaranteeing, the Notes on May 1, 2003 or earlier if permitted by the Existing Indentures or (iv) would prevent, or restrict GST USA from issuing Fee Notes to GST Network.

  REPURCHASE OF NOTES UPON A CHANGE OF CONTROL

         The Issuer must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the Accreted Value thereof on the relevant Payment Date, plus accrued interest to the Payment Date. Prior to the mailing of the notice to Holders commencing such Offer to Purchase, but in any event within 30 days following any Change of Control, the Issuer covenants to (i) repay in full all indebtedness of the Issuer that would prohibit the repurchase of the Notes pursuant to such Offer to Purchase or (ii) obtain any requisite consents under instruments governing any such indebtedness of the Issuer to permit the repurchase of the Notes. The Issuer shall first comply with the covenant in the preceding sentence before it shall repurchase Notes pursuant to this "Repurchase of Notes upon a Change of Control" covenant.

         Under the terms of the Indenture, if the Issuer is unable to repay all of its indebtedness that would prohibit repurchase of the Notes or is unable to obtain the consents of the holders of indebtedness, if any, of the Issuer outstanding at the time of a Change of Control whose consent would be so required to permit the repurchase of Notes or otherwise fails to purchase any Notes, then the Issuer will have breached such covenant. This breach will constitute an Event of Default under the Indenture if it continues for a period of 30 consecutive days after written notice is given to the Issuer by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes outstanding. In addition, the failure by the Issuer to repurchase Notes at the conclusion of an Offer to Purchase will constitute an Event of Default without any waiting period or notice requirements.

         There can be no assurance that the Issuer will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Notes) required by the foregoing covenant (as well as may be contained in other securities of the Issuer which might be outstanding at the time). The above covenant requiring the Issuer to repurchase the Notes will, unless the consents referred to above are obtained, require the Issuer to repay all indebtedness then outstanding which by its terms would prohibit such Note repurchase, either prior to or concurrently with such Note repurchase.

  COMMISSION REPORTS AND REPORTS TO HOLDERS

         At all times from and after the earlier of (i) the date of the commencement of an Exchange Offer or the effectiveness of the Shelf Registration Statement (the "Registration") and (ii) six months after the Closing Date, in either case, whether or not GST Network is then required to file reports with the Commission, GST Network shall file with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13(a) or 15(d) under the Exchange Act if it were subject thereto. In addition, at all times prior to the earlier of the date of the Registration and six months after the Closing Date, GST Network shall, at its cost, deliver to each Holder of the Notes quarterly and annual reports substantially equivalent to those which would be required by the Exchange Act. In addition, at all times prior to the Registration, upon the request of any Holder or any prospective purchaser of the Notes designated by a Holder, GST Network shall supply to such Holder or such prospective purchaser the information required under Rule 144A under the Securities Act. Whether or not GST is required to file reports with the Commission, if any Notes are outstanding, GST shall file with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13(a) or 15(d) under the Exchange Act. GST Network and GST shall supply the Trustee and each Holder of Notes or shall supply to the Trustee for forwarding to each Holder, without cost to such Holder, copies of such reports or other information.

EVENTS OF DEFAULT

         The following events are defined as "Events of Default": (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;
(b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; (c) GST, GST USA or GST Network defaults in the performance of or breaches any other covenant or agreement in the Indenture or under the Notes, the Note Guarantee, the Fee Notes or the Intercompany Notes and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of Notes; (d) there occurs with respect to any issue or issues of Indebtedness of GST or any Significant Subsidiary having an outstanding principal amount of $5 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (e) any final judgment or order (not covered by insurance) for the payment of money in excess of $5 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against GST, GST USA, GST Network or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $5 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (f) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of GST, GST USA, GST Network or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of GST,

GST USA, GST Network or any Significant Subsidiary (other than a liquidation of GST Network into GST USA in connection with the assumption of the Notes) or for all or substantially all of the property and assets of GST, GST USA, GST Network or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; (h) the Trustee or GST Network does not have at all times a first priority perfected security interest in all Pledged Securities, the Pledge Account, all Acquired Equipment, the Fee Notes and Intercompany Notes or GST, GST USA or GST Network asserts in writing that the security arrangements under the Indenture, the Pledge Account, the Fee Notes and the Intercompany Notes are not in full force and effect; or (i) GST USA shall not have become a direct obligor on the Notes (other than Notes to be redeemed as described under "Mandatory Redemption" for which GST Network shall have deposited the redemption price) and GST shall not have become a guarantor of the Notes by May 1, 2003.

         If an Event of Default (other than an Event of Default specified in clause (f) or (g) above that occurs with respect to GST USA, GST or GST Network or clause (h) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes, by written notice to the Issuer (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the Accreted Value of, premium, if any, and accrued interest, on the Notes to be immediately due and payable. Upon a declaration of acceleration, such Accreted Value premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (d) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (d) shall be remedied or cured by GST or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause
(f) or (g) above occurs with respect to GST USA, GST, or GST Network or an Event of Default specified in clause (h) occurs, the Accreted Value of, premium, if any, and accrued interest, on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Issuer and to the Trustee, may waive all past Defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see "--Modification and Waiver."

         The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless: (i) the Holder gives the Trustee written notice of a continuing Event of Default;
(ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer and, if requested provide, the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

         The Indenture requires certain officers of the Issuer to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of GST Network, GST and GST USA under the Indenture and that GST Network, GST and GST USA have fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Issuer will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture.

CONSOLIDATION, MERGER AND SALE OF ASSETS

         Under the terms of the Indenture, neither GST nor GST USA shall consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person, GST or GST USA) shall be issued or distributed to the stockholders of GST or GST USA) or permit any Person to merge with or into GST or GST USA unless: (i) GST or GST USA shall be the continuing Person, or the Person (if other than GST or GST USA) formed by such consolidation or into which GST or GST USA is merged or that acquired or leased such property and assets of GST or GST USA shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of GST or GST USA, on all of the Notes, the Intercompany Notes and the Note Guarantee and under the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, GST or GST USA or any Person becoming the successor obligor of the Notes or the Note Guarantee, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of GST or GST USA, as the case may be, immediately prior to such transaction; (iv) immediately after giving effect to such transaction on a pro forma basis GST or GST USA, as the case may be, or any Person becoming the successor obligor of the Notes or the Note Guarantee, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant; and (v) GST or GST USA, as the case may be, delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and
(iv)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of GST or GST USA, as the case may be, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the jurisdiction of incorporation of GST to a state of the United States or of GST USA to another state of the United States; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

         The restrictions and conditions described in the preceding paragraph also apply to GST Network except that clauses (iii) and (iv) do not apply to a merger or consolidation of GST USA and GST Network or the sale, conveyance or other disposition of all or substantially all of the assets of GST Network to GST USA.

DEFEASANCE

         DEFEASANCE AND DISCHARGE. The Indenture provides that the Issuer will be deemed to have paid and GST, GST USA and GST Network will be discharged from any and all obligations in respect of the Notes on the 123rd day after the deposit referred to below, and the provisions of the Indenture will no longer be in effect with respect to the Notes (except for, among other matters, certain obligations to register the transfer or exchange of the Notes to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things, (A) the Issuer has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes, (B) the Issuer has delivered to the Trustee (i) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of the Issuer's exercise of its option under this "Defeasance" provision and will be subject to United States federal income tax on the same amount and in the same manner as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the United States Internal Revenue Service to the same effect unless there has been a change in applicable United States federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the United States Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel; (ii) an Opinion of Counsel or a ruling from Revenue Canada, Customs, Excise & Taxation to the effect that Holders will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax or other tax purposes as a result of such deposit and defeasance and will be subject to Canadian federal or provincial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had such deposit and defeasance not occurred (and for purposes of such opinion, such Canadian counsel shall assume that Holders of the Notes include Holders who are not resident in Canada); and (iii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law, (C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound and (D) if at such time the Notes are listed on a national securities exchange, the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge.

         DEFEASANCE OF CERTAIN COVENANTS AND CERTAIN EVENTS OF DEFAULT. The Indenture further provides that its provisions will no longer be in effect with respect to clauses (iii) and (iv) under "Consolidation, Merger and Sale of Assets" and all the covenants described herein under "Covenants," clause (c) under "Events of Default" with respect to such covenants and clauses (iii) and
(iv) under "Consolidation,  Merger and Sale of Assets," and clauses (d), (e) and
(h) under "Events of Default" shall be deemed not to be Events of Default upon, among other things, the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes, the satisfaction of the provisions described in clauses B(iii), (C) and (D) of the preceding paragraph and the delivery by the Issuer to the Trustee of an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for United States federal income tax purposes or Canadian federal, provincial or territorial income tax or other tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to United States federal income tax and Canadian federal or provincial income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

         DEFEASANCE AND CERTAIN OTHER EVENTS OF DEFAULT. In the event the Issuer exercises its option to omit compliance with certain covenants and provisions of the Indenture with respect to the Notes as described in the immediately preceding paragraph and the Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Notes at the time of the acceleration resulting from such Event of Default. However, the Issuer will remain liable for such payments.

MODIFICATION AND WAIVER

         Modifications and amendments of the Indenture may be made by GST, GST USA and GST Network and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of each Holder affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, (ii) reduce the Accreted Value or principal of, or premium, if any, or interest on, any Note,
(iii) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note, (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note, (v) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend the Indenture, (vi) waive a default in the payment of principal of, premium, if any, or interest on the Notes, or (vii) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

         None of GST, GST USA or GST Network shall amend, modify, alter or supplement or permit or consent to any amendment, modification or supplement of, the Pledge Agreement, the Fee Notes or any Intercompany Notes in any way that would be adverse to the Holders of the Notes.

ADDITIONAL AMOUNTS

         Any payments made by GST under or with respect to the Notes pursuant to the Note Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter, "Taxes"), unless GST is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If GST is required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, GST will pay such additional amounts ("Additional Amounts") as may be necessary, so that the net amount received by each Holder of Notes (including Additional Amounts) after such withholding or deduction will not be less than the amount such Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to a payment made to a Holder (an "Excluded Holder") (i) with which GST does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment, or (ii) which is subject to such Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than solely by reason of the Holder's activity in connection with purchasing the Notes, by the mere holding of Notes or by reason of the receipt of payments thereunder. GST will, upon written request of any Holder (other than an Excluded Holder), reimburse such Holder, for the amount of (i) any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Notes and (ii) any Taxes so levied or imposed with respect to any reimbursement under the foregoing clause (i), but excluding any such Taxes on such Holder's net income so that the net amount received by such Holder after such reimbursement will not be less than the net amount the Holder would have received if Taxes on such reimbursement had not been imposed.

         At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if GST will be obligated to pay Additional Amounts with respect to such payment, GST will deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. Whenever either in the Indenture or in this Prospectus there is mentioned, in any context, the payment of principal (or premium, if any), Redemption Price, interest or any other amount payable under or with respect to the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

         In the event that GST has become or would become obligated to pay, on the next date on which any amount would be payable under or with respect to the Notes any Additional Amounts as a result of certain changes affecting

Canadian withholding tax laws, GST may redeem all, but not less than all, of the Notes at any time at 100% of their Accreted Value on the redemption date, together with accrued interest thereon to the redemption date. See "-- Optional Redemption."

CONSENT TO JURISDICTION AND SERVICE

         GST has appointed Olshan Grundman Frome & Rosenzweig LLP, 505 Park Avenue, New York, New York 10022 as its agent for service of process in any suit, action or proceeding with respect to the Indenture or the Notes and for the actions brought under federal or state securities laws brought in any federal or state court located in The City of New York and will agree to submit to the jurisdiction of such courts.

ENFORCEABILITY OF JUDGMENTS

         GST is a corporation incorporated under the Canada Business Corporations Act. Certain of the directors and the Company's professional advisors are residents of Canada or otherwise reside outside of the U.S. All or a substantial portion of the assets of such persons are or may be located outside of the U.S. It may be difficult for U.S. noteholders to effect service of process within the United States upon GST or upon such directors or professional advisors or to realize in the U.S. upon judgments of U.S. courts predicated upon civil liability of GST or such persons under U.S. federal securities laws. GST has been advised that there is doubt as to whether Canadian courts would (i) enforce judgments of U.S. courts obtained against GST or such directors or professional advisors predicated solely upon the civil liabilities provisions of U.S. federal securities laws, or (ii) impose liabilities in original actions against GST or such directors and professional advisors predicated solely upon such U.S. laws. However, a judgment against GST predicated solely upon civil liabilities provisions of such U.S. federal securities laws may be enforceable in Canada if the U.S. court in which such judgment was obtained has a basis for jurisdiction in that matter that would be recognized by a Canadian court.

BOOK-ENTRY; DELIVERY AND FORM

         The certificates representing the Notes are issued in fully registered form without interest coupons. Notes sold in offshore transactions in reliance on Regulation S under the Securities Act will initially be represented by one or more temporary global Notes in definitive, fully registered form without interest coupons (each a "Temporary Regulation S Global Note") and will be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC for the accounts of Euroclear and Cedel Bank. The Temporary Regulation S Global Note will be exchangeable for one or more permanent global Notes (each a "Permanent Regulation S Global Note"; and together with the Temporary Regulation S Global Notes, the "Regulation S Global Note") on or after the 40th day following the Closing Date upon certification that the beneficial interests in such global Note are owned by non-U.S. persons. Prior to the 40th day after the Closing Date, beneficial interests in the Temporary Regulation S Global Note may be held only through Euroclear or Cedel Bank and any resale or other transfer of such interests to U.S. persons shall not be permitted during such period unless such resale or transfer is made pursuant to Rule 144A or Regulation S and in accordance with the requirements described below.

         Notes sold in reliance on Rule 144A will be represented by one or more permanent global Notes in definitive, fully registered form without interest coupons (each a "Restricted Global Note"; and together with the Regulation S Global Note, the "Global Notes") and will be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC.

         Each Global Note (and any Notes issued for exchange therefor) will be subject to certain restrictions on transfer set forth therein as described under "Transfer Restrictions."

         Notes originally purchased by or transferred to Institutional Accredited Investors who are not qualified institutional buyers ("Non-Global Purchasers") will be issued Notes in registered form without interest coupons ("Certificated Notes"). Upon the transfer of Certificated Notes initially issued to a Non-Global Purchaser to a
qualified   institutional  buyer  or  in  accordance  with  Regulation  S,  such
Certificated Notes will, unless the relevant Global Note has previously been exchanged in whole for Certificated Notes, be exchanged for an interest in a Global Note. For a description of the restrictions on the transfer of Certificated Notes, see "Transfer Restrictions."

         The Global Notes. Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Qualified institutional buyers may hold their interests in a Restricted Global Note directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

         Investors may hold their interests in a Regulation S Global Note directly through Cedel Bank or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such system. Cedel Bank and Euroclear will hold interests in the Regulation S Global Notes on behalf of their participants through DTC.

         So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with the applicable procedures of DTC, in addition to those provided for under the Indenture and, if applicable, those of Euroclear and Cedel Bank.

         Payments of the principal of, and interest on, a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither the Issuer, the Trustee nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         The Issuer expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC or its nominee. The Issuer also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

         Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Cedel Bank will be effected in the ordinary way in accordance with their respective rules and operating procedures.

         The Issuer expects that DTC will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Note is credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC will exchange the applicable Global Note for Certificated Notes, which it will distribute to its participants and which may be legended as set forth under the heading "Transfer Restrictions."

         The Issuer understands that: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing

Agency" registered pursuant to the provisions of Section 17A under the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

         Although DTC, Euroclear and Cedel Bank are expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Note among participants of DTC, Euroclear and Cedel Bank, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuer nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Cedel Bank or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

         If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by the Issuer within 90 days, the Issuer will issue Certificated Notes, which may bear the legend referred to under "Transfer Restrictions," in exchange for the Global Notes. Holders of an interest in a Global Note may receive Certificated Notes, which may bear the legend referred to under "Transfer Restrictions," in accordance with the DTC's rules and procedures in addition to those provided for under the Indenture.

NO PERSONAL LIABILITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS, DIRECTORS OR EMPLOYEES

         The Indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of GST, GST USA or GST Network in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee or controlling person of GST, GST USA or GST Network or of any successor Person thereof. Each Holder by accepting the Notes, waives and releases all such liability.

CONCERNING THE TRUSTEE

         The Indenture provides that, except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties as are specifically set forth in such Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the Indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

         The Indenture and provisions of the Trust Indenture Act, incorporated by reference therein, contain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if the Trustee acquires any conflicting interest, it must eliminate such conflict or resign.

         United States Trust Company of New York is the Trustee under the Existing Indentures.

       DESCRIPTION OF CERTAIN INDEBTEDNESS AND REDEEMABLE PREFERRED SHARES

TOMEN FACILITY

         The following summary of the material provisions of the documents comprising the Tomen Facility does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of such documents, including the definitions of certain terms therein. Terms used and not defined herein have the meanings given to them in the documents described herein.

  GENERAL

         The Company, GST Telecom and Pacwest are parties to a Master Agreement dated October 24, 1994 and amended May 24, 1996 (the "Tomen Master Agreement") with Tomen pursuant to which Tomen agreed, in its sole discretion on a project-by-project basis, to make available up to a total of $100.0 million of financing for telecommunications network projects developed and constructed by the Company. Under the terms of the Tomen Master Agreement, Tomen has the exclusive right to review the Company's proposed network projects until Tomen has extended $100.0 million in debt financing or has refused three projects that the Company subsequently finances. If Tomen approves a project it would enter into a credit agreement (in substantially the form of the Credit Agreement hereinafter described) with the subsidiary of the Company developing the project (a "Development Company") to provide financing for 75% of the project's costs (a "Project Loan"). The first 25% of such costs would be contributed as equity by the Company prior to or at the same time as the receipt of the debt financing. In connection with each project it finances, Tomen has the right to act as procurement agent for the network project.

         Until amended in May 1996, the Tomen Master Agreement had provided that Tomen could purchase up to 10% (on a fully diluted basis) of the capital stock of a Development Company to which it agreed to provide financing and Tomen had purchased 10% of the equity of GST Pacific for the sum of $615,000. In May 1996, the Company entered into a series of transactions pursuant to which GST Telecom purchased the shares of GST Pacific held by Tomen for $1,250,000 and the parties amended the Tomen Master Agreement to eliminate Tomen's right to purchase 10% of the shares in Development Companies to which it provides a Project Loan and to grant to Tomen in connection with each Project Loan the right to purchase a number of Common Shares the aggregate value of which based on their market price would equal 10% of the total equity contribution by the Company to the Development Company. In addition, the parties agreed that in connection with certain Project Loans, Tomen's purchase of Common Shares would include, for no additional consideration, a specified number of warrants to purchase additional Common Shares.

         The Tomen Master Agreement provides that each Project Loan will bear interest at LIBOR plus 3% and will amortize in 24 quarterly installments beginning after the project's construction period (which may not exceed three years). An upfront fee of 1.50% of the aggregate principal amount of each Project Loan and a commitment fee of 0.50% per annum on the unused portion of each Project Loan is payable to Tomen. In addition, until October 1997 Pacwest, an entity controlled by Mr. Warta, a director of the Company and the Company's former Chairman of the Board and Chief Executive Officer, had been entitled to receive a fee equal to 1% of the total debt and equity financing received by the Company under the Tomen Facility. A Project Loan may be repaid or refinanced at any time; however, Tomen has a right of first refusal on any such refinancing and Tomen would be entitled to receive one-third of the net present value of any interest rate savings that would be realized by the Development Company in connection with any such refinancing.

         Each Project Loan is to be secured by all of the Development Company's assets and a pledge of all capital stock of the Development Company. In addition, the Tomen Master Agreement requires that the net cash flow of each project financed under the Tomen Facility be assigned to secure the repayment of each other Project Loan. Any management fees payable by the Development Company are subordinated in right of payment to the repayment of Project Loans.

         Pursuant to a stock purchase agreement (the "Tomen Stock Purchase Agreement") entered into in connection with the Tomen Master Agreement, Tomen purchased (i) for an aggregate purchase price of $2.3 million, 500,000 Common Shares and warrants to purchase 250,000 Common Shares, which have been exercised, (ii) for an aggregate of $1.2 million, 250,000 Common Shares and warrants to purchase 125,000 Common Shares, which have been exercised, and (iii) for an aggregate of $2.7 million, 250,000 Common Shares and warrants to purchase 125,000 Common Shares exercisable until May 23, 1998 at an exercise price of $12.96 per share. Pursuant to an amendment to the Tomen Master Agreement and the Tomen Stock Purchase Agreement, Tomen purchased (i) for an aggregate of $800,000, 74,074 Common Shares and warrants to purchase 46,155 Common Shares at an exercise price of $12.96 per share and (ii) for an aggregate of $1.4 million, 130,828 Common Shares and warrants to purchase 75,000 Common Shares at an exercise price of $12.61 per share. The Company has registered the resale of an aggregate of 1,620,229 Common Shares that have been issued or are issuable to Tomen upon exercise of warrants.

  FINANCED PROJECTS

         The first two projects financed under the Tomen Master Agreement were the San Bernardino portion of the Southern California network ("Phase I") and the Ontario portion of the Southern California network ("Phase II"). Pursuant to the credit agreement between GST Pacific and Tomen America (the "Credit Agreement"), Tomen agreed to provide $9.0 million of debt financing to develop Phase I and $9.5 million of debt financing to develop Phase II. The terms of the Credit Agreement are substantially the terms contemplated by the Tomen Master Agreement. In addition, the Credit Agreement contains covenants which, among other things, restrict or prohibit GST Pacific's ability to incur debt, create liens, sell assets, make investments, enter into transactions with affiliates, merge or consolidate, transfer GST Pacific's capital stock and pay dividends to the Company. Failure to satisfy any of the covenants constitutes an event of default under the Credit Agreement. The Credit Agreement also contains customary events of default for project financing, including a cross default to other indebtedness of GST Pacific. An event of default under the Credit Agreement would allow Tomen to accelerate the maturity of the Project Loan, foreclose on the collateral or take possession of and complete the project.

         In May 1996, Tomen provided financing with respect to the Tucson and Albuquerque networks, in the amount of up to $8.0 million each. The terms of the respective credit agreements between Tomen and GST Tucson and GST New Mexico are substantially similar to the terms of the Credit Agreement.

         On September 30, 1997, Tomen agreed to provide the Company with up to $40.5 million of debt financing for the Company's Hawaiian inter-island submarine network and various other terrestrial installations. In connection with such financing, the Company entered into a credit agreement with Tomen containing substantially similar terms as those previously entered into under the Tomen Facility, except that the loan will amortize in 22 quarterly installments beginning March 31, 2000.

EQUIPMENT FINANCING

  SIEMENS SWITCHING EQUIPMENT PURCHASE AGREEMENT AND LOAN AGREEMENT

         The Company, through its indirect subsidiary, GST SwitchCo, Inc. ("GST SwitchCo"), entered into a Switching Products Sales Agreement (the "Siemens Sales Agreement") pursuant to which GST SwitchCo may purchase switching and related equipment from Siemens. The Siemens Sales Agreement provides price protection for 10 years for several categories of Siemens switching equipment and related software. In addition, on the same date, GST SwitchCo entered into the Siemens Loan Agreement that provides for up to an aggregate of $226.0 million of loans to finance the purchase of Siemens equipment and equipment from other suppliers, of which $116.0 million is presently available to the Company (of which $7.9 million had been provided as of March 31, 1998). The Company may seek to increase the amount available up to $226.0 million on an as-needed basis, subject to the negotiation and execution of mutually satisfactory documentation. Each loan made under the Siemens Loan Agreement initially bears interest at an interim loan rate of LIBOR plus 4.5% on the outstanding balance of the loan until the beginning of the calendar quarter following the original loan advance date, at which time the outstanding balance of the loan converts to a term loan and begins accruing interest at a term loan rate of LIBOR plus 3.5%. Repayment of the outstanding principal amount of each loan is required in quarterly installments commencing on the last day of the fifth quarter following the original loan advance date with the remaining balance of each outstanding loan being payable in full on the last day of the 24th quarter following such original loan advance date. GST SwitchCo's obligations under the Siemens Loan Agreement are secured by the grant to Siemens of a first priority security interest in all products purchased by GST SwitchCo with the proceeds of loans by Siemens and are guaranteed in part by GST USA.

  NORTEL SWITCHING EQUIPMENT AND RELATED FINANCING

         The Company, through its wholly-owned subsidiary, GST EquipCo, Inc. ("GST EquipCo"), entered into a Network Products Purchase Agreement (the "Nortel Purchase Agreement") pursuant to which GST EquipCo may purchase switching and related equipment and software from Nortel. The Nortel Purchase Agreement provides price protection for 10 years for several categories of Nortel switching equipment and related products and software and requires GST EquipCo to purchase at least $50.0 million of equipment, product and software prior to November 18, 1999. The Company has purchased $50.0 million of equipment pursuant to the Nortel Purchase Agreement.

         The Company has entered into the NTFC Loan Agreement that provides for up to $50.0 million to finance the purchase by GST EquipCo of Nortel equipment and products (all of which had been provided as of March 31, 1998). Loans under the NTFC Loan Agreement will bear interest at a floating interest rate equal to 90 day LIBOR plus 3.5%. GST EquipCo is required to pay interest only until December 31, 1998 under the NTFC Loan Agreement and the principal amounts outstanding thereunder will become due and payable in 20 consecutive quarterly installments following such interest only period. GST EquipCo's obligations under the NTFC Loan Agreement are secured by the grant to NTFC of a first priority security interest in all Nortel products purchased by GST EquipCo with the proceeds of such financing and are guaranteed by GST USA.

SENIOR NOTES AND CONVERTIBLE NOTES

         GST USA issued $312.4 million principal amount at maturity of Senior Notes guaranteed by GST, under a senior notes indenture dated December 19, 1995, among GST USA, as issuer, GST, as guarantor, and United States Trust Company of New York, as trustee, and GST issued $39.1 million principal amount at maturity of the Convertible Notes guaranteed by GST USA, under a convertible notes indenture dated December 19, 1995, among GST, as issuer, GST USA, as guarantor, and United States Trust Company of New York, as trustee. The 1995 Notes were issued in units, with each unit consisting of eight Senior Notes and one
Convertible Note. Cash interest does not accrue on the 1995 Notes prior to December 15, 2000 at which time the 1995 Notes will have fully accreted to their principal amount at maturity. From and after December 15, 2000, the 1995 Notes will accrue interest, payable semiannually in cash, at a rate of 13 7/8% per annum.

         The Senior Notes and the Senior Notes guarantee are senior, unsecured obligations of GST USA and GST, respectively, ranking pari passu in right of payment with all unsubordinated obligations of GST USA and GST, respectively. The Convertible Notes and the Convertible Notes guarantee are senior subordinated, unsecured obligations of GST and GST USA, respectively, ranking junior in right of payment to all senior obligations of GST and GST USA, respectively, pari passu with all senior subordinated indebtedness of GST and GST USA, respectively.

         The 1995 Notes may be redeemed at any time on or after December 15, 2000, in whole or in part, at 106.938% of their principal amount at maturity plus accrued interest, declining to 100% of their principal amount at maturity plus accrued interest on and after December 15, 2002. In addition, the 1995 Notes are redeemable under certain circumstances in the event of certain changes affecting Canadian withholding taxes.

         The Convertible Notes are convertible, at the option of the holders, into Common Shares. The number of Common Shares issuable upon conversion of Convertible Notes is determined by dividing the accreted value on the date of conversion of the Convertible Notes being converted by the conversion price of $7.563, subject to adjustment. In addition, the Convertible Notes will automatically convert under certain circumstances, if the closing price of the Common Shares during any period described below exceeds the price for such period for at least 30 consecutive trading days:


12 MONTHS BEGINNING                                   CLOSING PRICE

December 15, 1997                                         $19.80

December 15, 1998                                         $22.82

December 15, 1999                                         $25.84

         The 1995 Indentures contain certain covenants that affect and in some cases significantly restrict or prohibit, among other things, the ability of GST and its restricted subsidiaries (including GST USA) to incur additional indebtedness, create liens, engage in sale-leaseback transactions, pay dividends or make distributions in respect of its capital stock, make investments or certain other restricted payments, sell assets, create restrictions on the ability of restricted subsidiaries to make certain payments, issue or sell stock of restricted subsidiaries, enter into transactions with stockholders or affiliates and consolidate, merge or sell all or substantially all of their assets.

         Upon the occurrence of a Change of Control (as hereinafter defined), GST USA will be required to make an offer to purchase the Senior Notes and GST will be required to make an offer to purchase the Convertible Notes, in each case at a purchase price equal to 101% of their accreted value on the date of purchase plus accrued interest, if any. For purposes of the 1995 Indentures, a "Change of Control" is defined to mean such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act, becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act) of voting stock representing more than 30% of the total voting power of the voting stock of GST on a fully diluted basis; (ii) individuals who on December 19, 1995 constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by GST's shareholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on December 19, 1995 or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or (iii) all of the common stock of GST USA is not beneficially owned by GST.

SECURED NOTES

         GST Funding issued $265.0 million aggregate principal amount of Secured Notes, under the Secured Notes Indenture, dated May 13, 1997, among GST Funding, as issuer, GST USA, GST, and United States Trust Company of New York, as trustee. The Secured Notes will mature on May 13, 2007. Interest on the Secured Notes will be paid in cash at a rate of 13 1/4% per annum on each May 1 and November 1, commencing November 1, 1997. Of the $255.8 million of net proceeds from the issuance of the Secured Notes, as of March 31, 1998 approximately $93.8 million had been used to purchase securities pledged to fund the first six interest payments on the Secured Notes (the first such payments of $16.4 million having been made in November 1997) and approximately $115.7 million had been used to purchase telecommunications equipment (including $41.5 million used to refinance intercompany indebtedness incurred in connection with the purchase of equipment) which has been sold to GST USA for secured intercompany notes.

         The Secured Notes are senior, secured obligations of GST Funding, and will be unconditionally and irrevocably assumed by GST USA and guaranteed by GST, on May 13, 2000, or earlier if permitted under the terms of GST USA's and GST's outstanding indebtedness. Neither GST USA nor GST will be liable on the Secured Notes until they are assumed by GST USA. There is a substantial risk that GST USA may be unable to assume the Secured Notes on or before May 13, 2000. The Notes are secured by (i) the approximately $93.8 million of U.S. government securities (the "1997 Pledged Securities") pledged to secure and fund the first six scheduled interest payments on the Secured Notes,
(ii) a $35.0 million promissory note from GST USA (the "1997 Initial Note"), guaranteed by GST; provided that the amount of the 1997 Initial Note will be reduced to the extent the principal amount thereof exceeds the aggregate principal amount of Secured Notes less (x) the aggregate amount of 1997 Pledged Securities (other than the 1997 Pledged Securities securing the first six scheduled interest payments on the Secured Notes), including accrued interest thereon, and (y) the aggregate principal amount of all intercompany notes issued by GST USA to GST Funding in payment for the purchase of equipment ($120.4 million as of March 31, 1998), including the amount of interest that will accrue on such intercompany notes by May 13, 2000, and (iii) the remaining proceeds from the Secured Notes Offering, until such proceeds are used to purchase equipment to be sold to GST USA for intercompany notes. Once the Secured Notes are assumed by GST USA, they will be senior, secured indebtedness of GST USA and GST USA's obligations under the Secured Notes will be fully and unconditionally guaranteed on an unsubordinated basis by GST (the "Secured Notes Guarantee"). The Secured Notes Guarantee will be senior, unsecured indebtedness of GST.

         The Secured Notes will be redeemable at the option of GST USA, in whole or in part, at any time or from time to time, on or after May 1, 2002, initially at 106.625% of their principal amount, plus accrued and unpaid interest, declining ratably to 100% of their principal amount, plus accrued and unpaid interest on or after May 1, 2004. If on May 13, 2000 GST USA is prohibited by its outstanding indebtedness from assuming all of the Secured Notes, GST Funding will redeem, upon not less than 10 nor more than 30 days' notice, the portion of the Secured Notes that cannot be assumed, at 101% of their principal amount plus accrued and unpaid interest to the date of redemption. In addition, upon a Change of Control (as hereinafter defined), GST Funding or GST USA, as the case may be, will be required to make an offer to purchase the Secured Notes at a purchase price equal to 101% of their principal amount plus accrued interest. For purposes of the Secured Notes Indenture, a "Change of Control" is defined to mean such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of voting stock representing more than 30% of the total voting power of the voting stock of GST on a fully diluted basis; (ii) individuals who on May 13, 1997 constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by GST's shareholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on May 13, 1997 or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or (iii) all of the common stock of GST USA or GST Funding is not beneficially owned by GST.

         The Secured Notes Indenture contains certain covenants that affect and in some cases significantly restrict or prohibit, among other things, the ability of GST and its restricted subsidiaries (including GST USA) to incur additional indebtedness, create liens, engage in sale-leaseback transactions, pay dividends or make distributions in respect of its capital stock, make investments or certain other restricted payments, sell assets, create restrictions on the ability of restricted subsidiaries to make certain payments, issue or sell stock of restricted subsidiaries, enter into transactions with stockholders or affiliates and consolidate, merge or sell all or substantially all of their assets.

ACCRUAL NOTES

         GST issued $144.0 million principal amount of Accrual Notes in November and December 1997. Until November 15, 2002 (the "Final Interest Accrual Date"), interest on the Accrual Notes accrues and is compounded semi-annually on each May 15 and November 15, commencing May 15, 1998 but is not payable in cash. From and after November 15, 2002, interest on the sum of the principal amount of each Accrual Note and the accrued and unpaid interest thereon through the Final Interest Accrual Date (the "Final Accumulated Interest Amount") is payable semiannually (to holders of record at the close of business on May 1 or November 1 immediately preceding the Interest Payment Date) on May 15 and November 15 of each year, commencing May 15, 2003.

         The Accrual Notes are senior subordinated, unsecured obligations of GST, ranking junior in right of payment to all senior obligations of GST and pari passu with all senior subordinated obligations of GST.

         The Accrual Notes may be redeemed at any time on or after November 15, 2002, in whole or in part, at 106.375% of the sum of their principal amount and Final Accumulated Interest Amount, plus accrued interest thereon, declining to 100% of the sum of their principal amount and Final Accumulated Interest Amount, plus accrued interest thereon, on and after November 15, 2004. In addition, the Accrual Notes are redeemable under certain circumstances in the event of certain changes affecting Canadian withholding taxes.

         The Accrual Notes Indenture contains certain covenants that affect and in some cases significantly restrict or prohibit, among other things, the ability of GST and its restricted subsidiaries (including GST USA) to incur additional indebtedness, create liens, pay dividends or make distributions in respect of its capital stock, make investments or certain other restricted payments, sell assets, create restrictions on the ability of restricted subsidiaries to make certain payments, issue or sell stock of restricted subsidiaries, enter into transactions with shareholders or affiliates and consolidate, merge or sell all or substantially all of their assets.

         Upon the occurrence of a Change of Control, GST will be required to make an offer to purchase the Accrual Notes at a purchase price equal to 101% of the sum of their principal amount and the Accumulated Interest Amount thereon, plus accrued interest. For purposes of the Accrual Notes Indenture, a "Change of Control" is defined to mean such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act, becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of voting stock representing more than 30% of the total voting power of the voting stock of GST on a fully diluted basis; (ii) individuals who on November 19, 1997 constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by GST's shareholders approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either are members of the Board of Directors on November 19, 1997 or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or (iii) all of the common stock of GST USA is not beneficially owned by GST.

REDEEMABLE PREFERRED SHARES

         In a private placement in February 1997, GST issued 500 Redeemable Preferred Shares. The Redeemable Preferred Shares will not pay dividends, except to the extent that cash dividends are paid on the Common Shares. The liquidation and redemption prices of the Redeemable Preferred Shares will accrete at a semi-annual rate of 11 7/8%.

         GST is required to redeem the Redeemable Preferred Shares on February 28, 2004 (the "Mandatory Redemption Date") in cash at a redemption price of approximately $224,231 per share (the "Mandatory Redemption Price"); provided that to the extent GST is prohibited from paying such redemption price in cash, the holders of Redeemable Preferred Shares have the option to convert each Redeemable Preferred Share into a number of Common Shares equal to the Mandatory Redemption Price divided by 95% of the then market price for Common Shares. In the event GST is prevented from paying the redemption price for Redeemable Preferred Shares in cash and any holder of Redeemable Preferred Shares does not exercise such conversion option, GST has the option of extending the Mandatory Redemption Date to August 28, 2007. GST has the option of redeeming the Redeemable Preferred Shares at any time after February 28, 2000 in cash at a redemption price per Redeemable Preferred Share equal to the number of Common Shares into which such Redeemable Preferred Share is then convertible multiplied by the price at which such Redeemable Preferred Share would become subject to mandatory conversion. Under the terms of the Redeemable Preferred Shares, the holders thereof are entitled to designate for election one person to the Board of Directors of the Company. In June 1997, Joseph G. Fogg III, designee of the holders of the Redeemable Preferred Shares, was appointed to the Board of Directors of the Company.

         Redeemable Preferred Shares are convertible at the option of the holders into Common Shares at any time after February 28, 2000 or earlier upon a change of control of the Company. The holders of Redeemable Preferred Shares have the right to require the Company to repurchase their shares upon a change of control of the Company after February 28, 2002; prior to that time, holders have a right to convert their Redeemable Preferred Shares into Common Shares upon a change of control. Further, the Redeemable Preferred Shares are subject to mandatory conversion into Common Shares if the market price of Common Shares exceeds $15.925 per share (subject to adjustment) for a specified period after February 28, 2000.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

         The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the Notes by initial investors who acquire the Notes at original issue for cash in an amount equal to the original issue price. This summary is based on current provisions of the Code, applicable final, temporary and proposed Treasury Regulations ("Treasury Regulations"), judicial authority, and current administrative rulings and pronouncements of the Service and upon the facts concerning the Company as of the date hereof. There can be no assurance that the Service will not take a contrary view, and no ruling from the Service has been or will be sought by the Company. Legislative, judicial, or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders.

         This summary does not purport to deal with all aspects of taxation that may be relevant to particular holders of the Notes in light of their personal investment or tax circumstances, or to certain types of investors (including insurance companies, financial institutions, broker-dealers or tax-exempt organizations) subject to special treatment under the United States federal income tax laws. This discussion does not deal with special tax situations, such as the holding of the Notes as part of a straddle with other investments, or situations in which the functional currency of a holder who is a U.S. Holder (as defined below) is not the United States dollar. In addition, this discussion deals only with Notes held as capital assets within the meaning of Section 1221 of the Code.

         As used in the discussion which follows, the term "U.S. Holder" means an initial beneficial owner of the Notes that for United States federal income tax purposes is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust the administration of which is subject to primary supervision of a court within the United States and for which one or more U.S. persons have the authority to control all substantial decisions. The term "Non-U.S. Holder" means an initial beneficial owner of Notes that is, for United States federal income tax purposes, not a U.S. Holder.

HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

GENERAL

         Under applicable authorities, the Notes should be treated as indebtedness for United States federal income tax purposes. In the unlikely event the Notes are treated as equity, the amount of any actual or constructive distributions on any such Note would first be taxable to the holder as dividend income to the extent of the issuer's current and accumulated earnings and profits, and next would be treated as a return of capital to the extent of the holder's tax basis in the Note, with any remaining amount treated as gain from the sale of a Note. As a result, until such time as the issuer has earnings and profits as determined for United States federal income tax purposes, distributions on any Note treated as equity will be a nontaxable return of capital and will be applied against and in the case of actual distributions reduce the adjusted tax basis of such Note in the hands of its holder (but not below zero). Further, payments on the Notes treated as equity to Non-U.S. Holders would not be eligible for the portfolio interest exception from United States withholding tax, and dividends thereon would be subject to United States withholding tax at a flat rate of 30% (or lower applicable treaty rate) and gain from their sale or other taxable disposition might also be subject to United States tax. In addition, in the event of equity treatment, neither GST Network nor GST USA, as the case may be, would ever be entitled to deduct interest on the Notes for United States federal income tax purposes. The remainder of this discussion assumes that the Notes will constitute indebtedness of either GST Network or GST USA, as appropriate, for such tax purposes.

TAX CONSEQUENCES TO U.S. HOLDERS

         ORIGINAL ISSUE DISCOUNT. The excess of a Note's "stated redemption price at maturity" over its "issue price" will generally constitute original issue discount ("OID") for United States federal income tax purposes. The stated redemption price at maturity of a Note will equal the sum of all cash payments due in respect of the Notes, whether denominated as principal or interest, other than payments of "qualified stated interest", which is defined generally as stated interest that is unconditionally payable in cash or in property (other than the debt instruments of the issuer) at least annually at a single fixed rate that appropriately takes into account the length of intervals between payments. The issue price of a Note is equal to the first price to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers) at which a substantial amount of the Notes is sold for money even if part of the issue is subsequently sold at a different price. Because interest on the Notes is not payable until 2003, the stated interest on the Notes will not be treated as qualified stated interest but will be added to the stated redemption price at maturity of the Notes. As a result, the Notes will be treated as having been issued with original issue discount equal to the excess of their stated redemption price at maturity (payments of stated interest and principal) over their issue price. Regardless of their method of accounting, U.S. Holders of the Notes will be required to include an amount equal to the sum of the "daily portions" of such OID attributable to each day during the taxable year on which the U.S. Holder holds the Note in income for federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to such income. Under this method, U.S. Holders of the Notes generally will be required to include in income increasingly greater amounts of OID in successive accrual periods.

         The Company does not intend to treat the possibility of an optional redemption or repurchase of the Notes, or of additional interest becoming payable due to the Company's failure to consummate the Exchange Offer or to cause resales of the Notes to be registered under the Securities Act, as giving rise to any additional accrual of OID or recognition of ordinary income upon redemption, sale or exchange of a Note. Failure of the Company to consummate the Exchange Offer or to file or cause to be declared effective the Shelf Registration Statement as described under "Description of Notes--Registration Rights" will cause additional interest to accrue on the Notes in the manner described therein. In the unlikely event that the interest rate on the Notes is increased, then such increased interest may be treated as increasing the amount of OID on the Notes, which would be includable by a U.S. Holder in income as such OID accrues, in advance of receipt of any cash payment thereof.

         APPLICABLE HIGH YIELD DISCOUNT OBLIGATIONS. The Notes will be "applicable high yield discount obligations" ("AHYDOs"), as defined in the Code, if the yield to maturity of such Notes exceeds the "applicable federal rate" in effect at the time of their issuance (the "AFR") plus five percentage points. The appropriate AFR depends on the weighted average maturity of the Notes. If the Notes are AHYDOs, a portion of the OID that accrues on the Notes will not be deductible by the Company at any time. The non-deductible portion of the OID will be an amount that bears the same ratio to such OID as (i) the excess of the yield to maturity of the Notes over the AFR plus six percentage points bears to
(ii) the yield to maturity of the Notes. To the extent that the non-deductible portion of OID would have been treated as a dividend if it had been distributed with respect to the Company's stock, it will be treated as a dividend to holders of the Notes for purposes of the rules relating to the dividends received deduction for corporate holders. Any remaining OID on the Notes will not be deductible by the Company until such OID is paid.

         SALE OR OTHER DISPOSITION. In general, a U.S. Holder of Notes will recognize gain or loss upon the sale, exchange, redemption, or other taxable disposition of such Notes measured by the difference between (i) the amount of cash and the fair market value of property received and (ii) the U.S. Holder's adjusted tax basis in the Notes. In general, the adjusted tax basis of a Note will equal the purchase price of the Note, increased by amounts of OID previously included in income by the U.S. Holder, and decreased by payments received by the U.S. Holder in respect of the Note. Any such gain or loss will generally be capital gain or loss, provided the Notes have been held as capital assets. U.S. Holders taxed as individuals will be subject to U.S. federal income tax in respect of capital gains at varying rates depending upon the holding period. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

         An exchange of Notes pursuant to the Exchange Offer and the assumption of the Notes by GST USA should not be considered taxable events.

TAX CONSEQUENCES TO NON-U.S. HOLDERS

         A Non-U.S. Holder will generally not be subject to United States federal income tax and/or United States federal withholding tax on interest paid on the Notes, provided that (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of the voting stock of either GST Network or GST USA, (ii) the Non-U.S. Holder is not a bank, or a controlled foreign corporation that is related to either GST Network or GST USA (actually or constructively) through stock ownership, (iii) such interest is not effectively connected with a United States trade or business and (iv) either (a) the beneficial owner of the Notes certifies to the Issuer (GST Network or GST USA, as the case may be) or its agent, under penalties of perjury, that it is not a U.S. Holder and provides a completed IRS Form W-8 or substantially similar substitute form ("Certificate of Foreign Status") or (b) a securities clearing organization, bank or other financial institution which holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Notes, certifies to the Issuer or its agent, under penalties of perjury, that it has received a Certificate of Foreign Status from the beneficial owner or that it has received from another financial institution a Certificate of Foreign Status and furnishes the payor with a copy thereof. A Non-U.S. Holder must inform GST Network, GST USA or any agent thereof of any change in the information provided on the Certificate of Foreign Status within 30 days of the change. A Non-U.S. Holder of a Note who does not meet these certification requirements generally would be subject to U.S. federal withholding at a flat rate of 30% (or a lower applicable treaty rate) on payments of interest on the Notes.

         If a Non-U.S. Holder of a Note is engaged in a trade or business in the United States and interest on the Note is effectively connected with the conduct of such trade or business, and, if a tax treaty applies, such interest is attributable to a U.S. permanent establishment maintained by such holder, such Non-U.S. Holder, although exempt from U.S. federal withholding tax (provided the Non-U.S. Holder delivers a properly completed IRS Form 4224 or applicable successor form), will be subject to U.S. federal income tax on such interest in essentially the same manner as a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a U.S. foreign branch profits tax equal to 30% of its effectively connected earnings and profits (subject to adjustment) for that taxable year, unless reduced or eliminated by an applicable income tax treaty.

         Subject to the discussion of backup withholding below, a Non-U.S. Holder generally will not be subject to United States federal income tax on any gain realized in connection with the sale, exchange, redemption or other disposition of Notes, unless (i) the gain is effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States (as evidenced by the delivery of a properly completed IRS Form 4224 or applicable successor form) and, if a treaty applies, the gain is generally attributable to the United States permanent establishment maintained by the Non-U.S. Holder, or
(ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied.

         Notes held by an individual who is neither a citizen nor a resident of the United States for U.S. federal estate tax purposes at the time of such individual's death will not be subject to U.S. federal estate tax, provided that the income from the Notes was not or would not have been effectively connected with a U.S. trade or business of such individual and that such individual qualified for the exemption from U.S. federal withholding tax (without regard to the certification requirements) that is described above.

         Non-U.S. Holders should consult with their tax advisers regarding U.S. and foreign tax consequences with respect to the Notes.

EARNING STRIPPING RULES

         Under Section 163(j) of the Code, no deduction is allowed for "disqualified interest" paid or accrued by a corporation during a taxable year if (i) such corporation has "excess interest expense" (as defined by the Code generally to mean the excess, if any, of the corporation's net interest expense over 50% of the "adjusted taxable income" of the corporation) for the taxable year, and (ii) the ratio of debt to equity of such corporation exceeds 1.5 to 1. "Disqualified interest" includes any interest paid or accrued by a corporation with respect to debt that is guaranteed by a foreign person that is related to such corporation to the extent that no gross basis United States tax is imposed with respect to such interest. GST USA expects that Section 163(j) of the Code may apply to limit the deductibility of interest by GST USA with respect to the Notes.

BACKUP WITHHOLDING AND INFORMATION REPORTING

         "Backup" withholding and information reporting requirements may apply to certain payments of principal and interest on a Note and to certain payments of proceeds of the sale or retirement of a Note. GST Network, GST USA, GST, any agent thereof, a broker, the Trustee or any paying agent, as the case may be, will be required to withhold tax from any payment that is subject to backup withholding at a rate of 31% of such payment if a U.S. Holder fails to furnish his taxpayer identification number (social security number or employer identification number), to certify that such U.S. Holder is not subject to backup withholding, or to otherwise comply with the applicable requirements of the backup withholding rules. Certain U.S. Holders are not subject to the backup withholding and reporting requirements.

         Under current Treasury Regulations, backup withholding and information reporting will not apply to payments made by GST Network, GST USA or GST or any agent thereof (in its capacity as such) to a Holder of a Note who has provided the required certification under penalties of perjury that it is not a U.S. Holder as set forth in clause (iv) in the first paragraph under "Tax Consequences to Non-U.S. Holders" or has otherwise established an exemption (provided that neither the company nor such agent has actual knowledge that the Holder is a U.S. Holder or that the conditions of any other exemption are not in fact satisfied).

         Payment of the proceeds from the sale by a non-U.S. Holder of a Note made to or through a foreign office of a broker will not be subject to U.S. information reporting or backup withholding, except that if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes, a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, or, (in the case of payments made after December 31, 1999 a foreign partnership with certain connections to the United States), U.S. information reporting, but not backup withholding, may apply to such payments. Payments of the proceeds from the sale of a Note to or through the United States office of a broker is subject to U.S. information reporting and backup withholding unless the Holder certifies as to its non-U.S. status or otherwise establishes an exemption from U.S. information reporting and backup withholding.

         Any amounts withheld under the backup withholding rules from a payment to a Holder may be claimed as a credit against such Holder's U.S. federal income tax liability, provided that the required information is provided to the Service.

         THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF NOTES IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM FROM THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES OR OTHER TAX LAWS.

                       CERTAIN CANADIAN TAX CONSIDERATIONS

         In the opinion of Thorsteinssons, Canadian tax counsel to GST, GST USA and GST Network, the following is a general summary of the principal Canadian federal income tax consequences to investors who acquire New Notes pursuant to the terms of this Exchange Offer.

         This summary is based upon the current provisions of the INCOME TAX ACT (CANADA) (the "Act") as in force from the date hereof, the regulations thereunder, any proposals to amend the Act or the Regulations announced by the date hereof by the federal Minister of Finance and counsel's understanding of the current administrative and assessing policies of Revenue Canada, Taxation. This description is not exhaustive of all Canadian federal income tax consequences and does not anticipate any changes in law whether by legislative, governmental or judicial action other than the passing of the proposed amendments in their present form, nor does it take into account provincial tax considerations that may differ significantly from those discussed herein.

         THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE NOR SHOULD IT BE CONSTRUED TO BE LEGAL OR TAX ADVICE TO ANY INVESTOR. ACCORDINGLY, INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR ADVICE WITH RESPECT TO THE CANADIAN INCOME TAX CONSEQUENCES ASSOCIATED WITH THEIR PARTICIPATION IN THIS OFFERING.

         The New Notes will be issued by GST Network in exchange for Old Notes having substantially identical terms. On May 1, 2003, the date by which the New Notes will accrete to their full principal amount at maturity, they will be unconditionally and irrevocably assumed by GST USA and guaranteed by GST. Neither GST nor GST USA will be liable on the New Notes until they are assumed. From and after May 1, 2003, each New Note will bear interest, payable in cash, at the rate specified in this Prospectus, payable on each May 1 and November 1.

A.       NON-RESIDENT NOTE HOLDERS

         This summary specifically does not apply to an investor who is a non-resident of Canada who holds the New Notes in the course of carrying on business in Canada.

         No Canadian income tax will be payable by an investor who is a non-resident of Canada who exchanges Old Notes for New Notes pursuant to the Exchange Offer.

         Provided that GST USA honors all of its obligations in respect of principal and interest payments due under the New Notes and GST USA does not carry on its business principally in Canada, no Canadian taxes will be payable in respect of such payments made by GST USA to holders of New Notes who are not residents of Canada for purposes of the Act. If, as a result of a default by GST USA, GST, as guarantor, makes payments under the New Notes, GST will be required to withhold and remit, on behalf of the holders of such New Notes, Canadian withholding tax at a rate of 25% of any amounts paid on account, in lieu of or in satisfaction of interest. In such circumstances, withholding tax will be payable in respect of both the interest that has accrued after May 1, 2003 and also the OID.

         The rate of withholding tax to be withheld and remitted by GST on behalf of the holders of New Notes may be reduced from 25% to some lesser rate in accordance with the provisions of any applicable tax treaty.

B.       CANADIAN RESIDENT NOTE HOLDERS

         This summary specifically does not apply to a Canadian resident investor that is a "financial institution" as defined in subsection 142.2(1) of the Act.

(I)  DISPOSITION OF OLD NOTES

         A Canadian resident holder of Old Notes who exchanges Old Notes for New Notes under the terms of the Exchange Offer and who holds the Old Notes as capital property will be deemed to have proceeds of the disposition of the Old Notes and a cost (measured in Canadian dollars) of the New Notes equal to the adjusted cost base (measured in Canadian dollars) of the Old Notes immediately before the exchange. As a result, no gain or loss will arise on the exchange. Some uncertainty attaches to this result as there is no determinative published administrative practice or jurisprudence relating to the exchange of accreting discount debts. If the exchange is not tax deferred, the investor will realize income and/or losses on the Old Notes similar to those described under the heading "Disposition of the New Notes," below and the cost of a New Note will be the Canadian dollar value of an Old Note at the time of the exchange.

(II)  INTEREST INCOME

         A Canadian resident holder of New Notes who is a corporation, partnership, unit trust or trust of which a corporation or partnership is a beneficiary is required to include in income for each taxation year the amount of interest accrued, deemed to accrue or paid on the New Note in that year, to the extent such interest was not included in income for a preceding taxation year. For these purposes, interest will be considered to accrue at a rate of 10 1/2% compounded annually with such accrual including the period in which the Old Notes were held by the investor. For taxation years in which an amount of interest not previously included in income is paid on the New Notes, such holders must include in income the amount of interest paid in the taxation year.

         A Canadian resident holder of New Notes who is an individual or a trust (other than one referred to above) that holds New Notes the day before each anniversary of the New Notes' issue is required to include in income each year interest that accrues or is deemed to accrue on the New Notes to that date to the extent such interest was not otherwise included in income for the year or a preceding year. For these purposes, interest will be considered to accrue at a rate of 10 1/2% compounded annually with such accrual including the period in which the Old Notes were held by the investor. For taxation years in which an amount of interest not previously included in income is paid on the New Notes, such holders must include in income the amount of interest paid in the taxation year.

         Any bonus or premium payable on New Notes held by Canadian residents will be deemed to be interest and will be required to be included in the holder's income.

(III)  INCOME DENOMINATED IN U.S. CURRENCY

         The amount of interest accrued or paid on a New Note that a Canadian resident holder is required to include in income will be the Canadian dollar equivalent of such interest at the time of accrual or payment. The terms of the New Notes require interest to be accrued and paid in U.S. currency. As a result, a Canadian resident holder of New Notes whose income inclusion in respect of accrued interest does not coincide with the stipulated payment dates for interest, may have a foreign exchange gain or loss when interest is paid. Any such gain or loss will be included in the holder's income on income account. Revenue Canada's administrative policy is to accept any method used to determine foreign exchange gains or losses on income transactions provided:

         (a) the method is in accordance with generally accepted accounting principles;

         (b) the same method is used for financial statement purposes and income tax purposes; and,

         (c) no reserve is claimed in respect of known or anticipated foreign exchange gains or losses that have occurred or may occur after the end of a taxation year.

(IV)  DISPOSITION OF THE NEW NOTES

         A Canadian resident holder of New Notes who assigns or transfers the New Notes or whose New Notes are redeemed or purchased by GST USA will be required to include in income for the year in which the disposition occurs the amount of interest accrued (including increases in Accreted Value) on the New Notes to the date of disposition, to the extent such amount has not been included in income for the year or a preceding year. Amounts received on the disposition in respect of interest that has previously been included in income will not be taxable (except that foreign exchange gains/losses may arise as described above). Where a Canadian resident holder of a New Note disposes of such New Note for proceeds equal to its fair market value and at the time of the disposition the total amount of interest previously included in the holder's income in respect of the New Note exceeds the amount that was received or became receivable by the holder at or prior to that time in respect of such interest, the holder is entitled to deduct from income an amount equal to the excess interest that was previously included in income and not received by the holder or recouped by him on the disposition of the New Note.

         In addition, a Canadian resident holder of New Notes who holds them as capital property may realize a capital gain (or capital loss) on the disposition of the New Notes equal to the amount by which the proceeds of disposition of such New Notes, excluding payments in respect of interest that has previously been included in income, net of any cost of disposition, exceeds (or is less than) the adjusted cost base of the New Notes to that holder. Generally, three-quarters of any capital gain realized on a disposition of the New Notes must be included in computing income for that year as a taxable capital gain. Three-quarters of any capital loss realized by a Canadian holder of New Notes on a disposition of such New Notes in a year may be deducted from the holder's taxable capital gains for that year.

         Any gain or loss to a Canadian resident who does not hold the New Notes as capital property will be on income account and will be fully included or deducted from income, as the case may be.

         The proceeds of disposition of New Notes to a Canadian resident holder thereof will be the Canadian dollar equivalent of the US dollar proceeds received as such amounts are determined at the time of the Notes' acquisition and disposition.

                              PLAN OF DISTRIBUTION

         Except as described below, (i) a broker-dealer may not participate in the Exchange Offer in connection with a distribution of the New Notes, (ii) such broker-dealer would be deemed an underwriter in connection with such distribution and (iii) such broker-dealer would be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transactions. A broker-dealer may, however, receive New Notes for its own account pursuant to the Exchange Offer in exchange for Old Notes when such Old Notes were acquired as a result of market-making activities or other trading activities. Each such broker-dealer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer (other than an "affiliate" of the Company) in connection with resales of such New Notes. GST Network has agreed that for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any such broker-dealer for use in connection with any such resale.

         GST Network will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of 180 days after the Expiration Date, GST Network will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in a Letter of Transmittal. GST Network has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and transfer taxes and will indemnify the Holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

         The Placement Agents have indicated to GST Network that they intend to effect offers and sales of the New Notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale, but is not obligated to do so and such market-making activities may be discontinued at any time. The Placement Agents may act as principal or agent in such transactions. There can be no assurance that an active market for the New Notes will develop.


                                  LEGAL MATTERS

         Certain legal matters in connection with the Notes are being passed upon for the Company by Olshan Grundman Frome & Rosenzweig LLP, New York, New York, counsel to the Company. Stephen Irwin, Esq. is of counsel to Olshan Grundman Frome & Rosenzweig LLP. Mr. Irwin, Vice Chairman of the Board and Secretary of the Company and Senior Vice President and Secretary of each of GST USA and GST Network, owns 76,345 Common Shares, and options and warrants to purchase 600,000 Common Shares. In addition, other attorneys at Olshan Grundman Frome & Rosenzweig LLP hold Common Shares and/or options to purchase Common Shares. Certain Canadian legal matters are being passed upon for the Company by McCarthy Tetrault, Vancouver, British Columbia. Certain Canadian tax matters are being passed upon for the Company by Thorsteinssons, Vancouver, British Columbia.

                                     EXPERTS

         The consolidated balance sheets of GST Telecommunications, Inc. and its subsidiaries as of December 31, 1997 and September 30, 1997 and 1996 and the consolidated statements of operations, shareholders' equity (deficit) and cash flows for the three month period ended December 31, 1997 and each of the years in the three-year period ended September 30, 1997, have been incorporated herein by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants. The consolidated balance sheet of GST USA, Inc. and its subsidiaries as of December 31, 1997 and September 30, 1997 and 1996 and the consolidated statements of operations, shareholder's equity (deficit) and cash flows for the three month period ended December 31, 1997 and each of the years in the three-year period ended September 30, 1997, have been incorporated herein by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants. The balance sheet of GST Network Funding, Inc. as of April 16, 1998 has been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants.

                          INDEX TO FINANCIAL STATEMENTS



                                                                                                            Page(s)

GST NETWORK FUNDING, INC.

Independent Auditors' Report....................................................................................F-2
Balance Sheets at April 16, 1998 (date of inception) and May 31, 1998 (unaudited)...............................F-3
Statement of Operation for the period from April 16, 1998 (date of inception) to May 31, 1998 (unaudited).......F-4
Statement of Shareholder's Equity for the period from April 16, 1998 (date of inception) to
  May 31, 1998 (unaudited)......................................................................................F-5
Statement of Cash Flows for the period from April 16, 1998 (date of inception) to May 31, 1998 (unaudited)......F-6
Notes to Financial Statements...................................................................................F-7

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Shareholder
GST Network Funding, Inc.:


We have audited the accompanying balance sheet of GST Network Funding, Inc. as of April 16, 1998. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of GST Network Funding, Inc. as of April 16, 1998, in conformity with generally accepted accounting principles.



/S/ KPMG PEAT MARWICK LLP




Portland, Oregon
April 16, 1998

                            GST NETWORK FUNDING, INC.

                                 Balance Sheets

                                 (In thousands)

                                                                    APRIL 16,   MAY 31,
                       ASSETS                                         1998       1998
                                                                  ---------   -----------
                                                                              (UNAUDITED)

Current assets:
     Cash                                                          $      1        --
                                                                   --------    --------

                  Total current assets                                    1       --

Restricted investments                                                 --      292,570
Commitment fee receivable from parent                                  --        1,688
Deferred financing costs, net                                          --       10,915
                                                                   --------    --------

                                                                   $      1    305,173
                                                                   ========    ========

                      LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
     Accrued liabilities                                           $   --          525
     Accrued income taxes payable to parent                            --          939
     Other payable to parent                                           --           75
                                                                   -------    --------

                  Total current liabilities                            --        1,539
                                                                   -------    --------

Long-term debt                                                         --      302,282

Shareholder's equity:
     Common stock, $.01 par value; authorized
        1,000 shares; 100 shares issued and outstanding                --         --
     Additional paid-in capital in excess of par value                    1      2,000
     Accumulated deficit                                               --         (648)
                                                                   --------    --------

                  Total shareholder's equity                              1      1,352
                                                                   --------    --------

                                                                   $      1    305,173
                                                                   ========    ========


See accompanying notes to financial statements.

                            GST NETWORK FUNDING, INC.

                             Statement of Operations

             For the period from April 16, 1998 (date of inception)
                           to May 31, 1998 (unaudited)

                                 (In thousands)



Revenues:
     Interest income                            $ 1,075
     Commitment fee income                        1,688
                                                -------

             Total revenues                       2,763

Operating expenses:
     Interest expense                             2,472
                                               --------

             Income before income taxes             291

Income tax expense:
     Current                                        939
     Deferred                                        --
                                              ---------

                  Net loss                    $    (648)
                                              ==========


See accompanying notes to financial statements.

                            GST NETWORK FUNDING, INC.

                        Statement of Shareholder's Equity

             For the period from April 16, 1998 (date of inception)
                           to May 31, 1998 (unaudited)

                      (In thousands, except share amounts)


                                          COMMON SHARES             ADDITIONAL                         TOTAL
                                 --------------------------------    PAID-IN        ACCUMULATED     SHAREHOLDER'S
                                     SHARES            AMOUNT        CAPITAL          DEFICIT         EQUITY
                                 -------------    ---------------  -------------    ------------    --------------

Balance at April 16, 1998
     (date of inception)                100         $    --              1              --                1

Capital investment by
     parent (unaudited)                  --              --          1,999              --            1,999
Net loss (unaudited)                     --              --             --            (648)            (648)
                                 -------------      ---------      -------------    ------------   -------------

Balance at May 31, 1998
     (unaudited)                        100         $    --          2,000            (648)           1,352
                                 =============      =========      =============    ============   =============

See accompanying notes to financial statements.

                            GST NETWORK FUNDING, INC.

                             Statement of Cash Flows

             For the period from April 16, 1998 (date of inception)
                           to May 31, 1998 (unaudited)

                                 (In thousands)

Operations:
     Net loss                                                   $    (648)
     Items not involving cash:
        Amortization of deferred financing costs                      185
        Accretion of interest                                       2,287
        Changes in non-cash working capital:
           Commitment fee receivable from parent                   (1,688)
           Accrued liabilities                                        525
           Accrued income taxes payable to parent                     939
           Other payable to parent                                     75
                                                                 ----------

                     Cash provided by operations                    1,675
                                                                 ----------

Investing:
     Change in investments restricted for fixed
        asset purchases                                          (292,570)
                                                                 ----------

                     Cash used in investing                      (292,570)
                                                                 ----------

Financing:
     Proceeds from issuance of long-term debt                     299,995
     Deferred financing costs                                     (11,100)
     Proceeds from investment by parent                             1,999
                                                                 ----------

                     Cash provided by financing                   290,894
                                                                 ----------

                     Decrease in cash and cash equivalents             (1)

Cash and cash equivalents, beginning of period                          1
                                                                 ----------

Cash and cash equivalents, end of period                        $      --
                                                                 ==========


See accompanying notes to financial statements.

                            GST NETWORK FUNDING, INC.

                          Notes to Financial Statements

                                 April 16, 1998

                                 (In thousands)


(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         DESCRIPTION OF THE COMPANY

         GST Network Funding, Inc. (the Company) was formed on April 16, 1998. The Company is a wholly-owned subsidiary of GST USA, Inc. (GST USA), which is a wholly-owned subsidiary of GST Telecommunications, Inc.
         (GST).

         The Company's operations are limited to (i) purchasing equipment, (ii) selling equipment to parent, (iii) receiving payments under intercompany notes, and (iv) making payments of interest and principal on senior secured notes.

         RESTRICTED INVESTMENTS

         The Company classifies its restricted investments, consisting exclusively of U.S. Treasury securities, as available-for-sale. These investments are restricted for the acquisition of equipment. Amortized cost approximates the market value of investment securities at May 31, 1998.

         DEFERRED FINANCING COSTS

         Deferred financing costs consisting of legal, accounting and underwriting fees related to the May 4, 1998 debt offering have been deferred and are being amortized to interest expense over the life of the note.

         INCOME TAXES

         The Company accounts for income taxes under the asset and liability method. Under the asset and liability method, deferred income taxes reflect the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end. Deferred tax assets and liabilities are measured using enacted tax rates expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

                            GST NETWORK FUNDING, INC.
                    Notes to Financial Statements, Continued

                                 (In thousands)

         FINANCIAL INSTRUMENTS

         The carrying amounts reported in the balance sheet for cash and cash equivalents, accounts payable and accrued liabilities approximate fair values due to the short maturity of those instruments.

         The carrying amount of the Company's long-term debt approximates its fair value. The fair value of the Company's long-term debt was determined based on quoted market prices for similar issues or on current rates available to the Company for debt of the same remaining maturities and similar terms.

         Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

         UNAUDITED FINANCIAL INFORMATION

         The financial data for the period from April 16, 1998 (date of inception) to May 31, 1998 is unaudited, but in the opinion of the management of the Company, reflects all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of results for interim periods.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


(2)      FINANCING ARRANGEMENTS

         LONG-TERM DEBT

         The Company's long-term debt consists of the following at May 31, 1998:

          Senior secured discount notes, interest at 10.5% with
               semiannual interest payments due commencing
               November 1, 2003, principal due May 1, 2008       $ 302,282
                                                                 =========

                            GST NETWORK FUNDING, INC.
                    Notes to Financial Statements, Continued

                                 (In thousands)

         ISSUANCE OF SENIOR SECURED DISCOUNT NOTES

         The Company completed a private placement (the May Offering) under an indenture (the Indenture) dated May 4, 1998 of $500,000 aggregate principal amount at maturity ($299,995 initial accreted value) of 10.5% senior secured discount notes due 2008 (the Notes). The Notes were sold at a substantial discount, and there will be no accrual of interest prior to May 2003 and no cash payment of interest until November 2003. The net proceeds from the sale of the Notes, approximately $288,900, are restricted for the acquisition of telecommunications equipment and other related costs as defined in the Indenture. The Notes are subject to certain debt covenants.

         Pursuant to the Indenture, all purchased equipment will be sold to GST USA for use in its telecommunications operations. In exchange for the purchased equipment, GST USA will issue to the Company intercompany notes due May 1, 2003 (the Intercompany Notes). Additionally, on each May 1 and November 1, GST USA will pay to the Company a commitment fee equal to 4.5% per annum of the amount by which the $500,000 principal amount at maturity exceeds the amount of Intercompany Notes then outstanding. At May 31, 1998, the Company had accrued $1,688 in commitment fees receivable from GST USA. The commitment fee will be paid semiannually, commencing November 1, 1998, by GST USA issuing promissory notes due May 1, 2003 (the Fee Notes) to the Company in the amount of such fees. The Fee Notes and Intercompany Notes will bear interest at 12.5% per annum, compounding semiannually, and will be guaranteed by GST. The Notes are secured by the restricted investment securities purchased with the proceeds from the sale of the Notes, and will be secured by any equipment purchased with such proceeds, the Fee Notes and the Intercompany Notes.

         The Indenture provides that GST USA will assume and become the direct obligor on the Notes and GST will guarantee the Notes on May 1, 2003 or earlier if permitted by the terms of their existing debt. Once assumed, the notes will be senior secured indebtedness of GST USA and the note guarantee will be senior unsecured indebtedness of GST.

         The Notes are redeemable, in whole or in part, at the option of GST USA on or after May 1, 2003, initially at 105.25% of their principal amount at maturity, plus accrued and unpaid interest, declining ratably to 100% on or after May 1, 2006. If on May 1, 2003, GST USA is prohibited from assuming all of the Notes, the Company will redeem the portion of the Notes that cannot be assumed at 105.25% of their principal amount at maturity, plus accrued and unpaid interest.

                            GST NETWORK FUNDING, INC.
                    Notes to Financial Statements, Continued

                                 (In thousands)


(3)      INCOME TAXES

         Income tax expense for the period from April 16, 1998 (date of inception) to May 31, 1998 consists of:

                                CURRENT          DEFERRED       TOTAL
                             -------------      ----------    ---------

          Federal            $    939                --           939
          State                    --                --            --
                               -----------      ----------     --------

                             $    939                --           939
                               ===========      ==========     ========

         The actual expense differs from the "expected" expense computed by applying the U.S. federal corporate rate as follows:

          Computed "expected" income tax expense         $   99
          Increase resulting from:
               Change in valuation allowance                840
                                                         ------

          Actual tax expense                             $  939
                                                         ======

         The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities at May 31, 1998 are derived primarily from interest expense not currently deductible for tax purposes. Gross deferred tax assets and liabilities amount of $840 and $-0-, respectively, at May 31, 1998.

         The valuation allowance for deferred tax assets as of May 31, 1998 was $840. The net change in the total valuation allowance for the period from April 16, 1998 (date of inception) to May 31, 1998 was an increase of $840.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

GST NETWORK

         The General Corporation Law of the State of Delaware (the "Delaware Law") permits indemnification of directors, employees and agents of corporations under certain conditions and subject to certain limitations. Pursuant to the Delaware Law, GST Network has included in its Certificate of Incorporation and bylaws a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care to the fullest extent permitted by the Delaware Law and to provide that GST Network shall indemnify its directors and officers to the fullest extent permitted by the Delaware Law.

GST USA

         Pursuant to the Delaware Law, GST USA has included in its Certificate of Incorporation and bylaws a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care to the fullest extent permitted by the Delaware Law and to provide that GST USA shall indemnify its directors and officers to the fullest extent permitted by the Delaware Law.

GST

         Except as hereinafter set forth, there is no statute, charter provision, by-law, contract or other arrangement under which any controlling person, director or officer of GST is insured or indemnified in any manner against liability which he may incur in his capacity as such.

         GST's authority to indemnify its directors and officers is governed by the provisions of Section 124 of the Canada Business Corporations Act (the "CBCA"), as follows:

              (1) INDEMNIFICATION. Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate, if

              (a) he acted  honestly  and in good  faith with a view to the best interests of the corporation; and

              (b) in  the  case  of  a  criminal  or  administrative  action  or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

              (2) INDEMNIFICATION IN DERIVATIVE ACTIONS. A corporation may with the approval of a court indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which he is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the conditions set out in paragraphs (1)(a) and
(b).

              (3) INDEMNITY AS OF RIGHT. Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity

              (a) was  substantially  successful on the merits in his defense of the action or proceeding, and

              (b) fulfills the conditions set out in paragraphs (1)(a) and (b).

              (4) DIRECTORS' AND OFFICERS' INSURANCE. A corporation may purchase and maintain insurance for the benefit of any person referred to subsection (1) against any liability incurred by him

              (a) in his  capacity as a director or officer of the  corporation, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the corporation; or

              (b) in his  capacity  as a director  or  officer  of another  body corporate where he acts or acted in that capacity at the corporation's request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.

              (5) APPLICATION TO COURT. A corporation or a person referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order it thinks fit.

              (6) NOTICE TO DIRECTOR. An applicant under subsection (5) shall give the Director appointed under the CBCA notice of the application and the Director is entitled to appear and be heard in person or by counsel.

              (7) OTHER NOTICE. On an application under subsection (5), the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel.

              GST's by-laws provide that, subject to Section 124 of the CBCA, every director and officer of GST and his heirs, executors, administrators and other legal personal representatives shall be indemnified and held harmless from and against (a) any liability and all costs, charges and expenses that he sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him for or in respect of anything done or permitted by him in respect of the execution of the duties of his office, and (b) all other costs, charges and expenses that he sustains or incurs in respect of the affairs of GST.

              GST maintains a $25,000,000 directors and officers liability insurance policy.

              GST also has agreements in place to indemnify certain directors and executive officers pursuant to indemnification agreements with such directors and executive officers from and against any and all expenses, losses, claims, damages and liability incurred by such director or executive officer for or as a result of action taken or not taken while such director or executive officer was acting in his capacity as a director, officer, employee or agent of the Company.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following is a complete list of Exhibits filed as a part of this Registration Statement, which are incorporated herein:

          1 Placement Agreement dated April 29, 1998, by and among GST Network, GST, GST USA, and the Placement Agents (incorporated by reference to Exhibit 10.1 to GST's Current Report on Form 8-K dated May 4, 1998 (the "May 8-K").

         *3.1     Certificate of Incorporation of GST Network.

         *3.2     By-laws of GST Network.

          3.3 Certificate of Incorporation of GST USA, as amended (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-4 (File No. 333-33601) (the "1997 S-4").

          3.4 By-laws of GST USA (incorporated by reference to Exhibit 3.4 to the 1997 S-4).

          3.5 Certificate of Incorporation of GST Telecommunications, Inc. (incorporated by reference to Exhibit 3(a) to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996).

          3.6 Amended and Restated By-laws of GST Telecommunications, Inc. (incorporated by reference to Exhibit 3.1 to the Company's Form S-3 (File No. 333-38091).

          4.1 Indenture dated as of May 4, 1998, by and among GST Network, GST USA, GST and United States Trust Company of New York (incorporated by reference to Exhibit 4.1 to the May 8-K).

         #5       Opinion of Olshan Grundman Frome & Rosenzweig LLP.

         #8.1     Opinion of Olshan Grundman Frome & Rosenzweig LLP (included in
                  Exhibit 5 to this Registration Statement).

         #8.2     Opinion of Thorsteinssons.


         *23.1    Consent by KPMG Peat Marwick LLP.

         *23.2    Consent of KPMG Peat Marwick LLP.

         *23.3    Consent of KPMG Peat Marwick LLP.

         #23.4    Consent of Olshan Grundman Frome & Rosenzweig LLP (included in
                  Exhibit 5 to this Registration Statement).

         *25      Statement of eligibility of trustee.

         99.1     Registration  Rights Agreement dated May 4, 1998, by and among
                  GST   Network,   GST  USA,  GST  and  the   Placement   Agents
                  (incorporated by reference to Exhibit 10.2 to the May 8-K).

         99.2 Collateral Pledge and Security Agreement dated May 4, 1998, from GST Network to United States Trust Company of New York (incorporated by reference to Exhibit 10.3 to the May 8-K).

         *99.3 Form of Letter of Transmittal for Tender of all outstanding 10 1/2% Senior Secured Discount Notes Due 2008 in exchange for 10 1/2% Senior Secured Discount Exchange Notes Due 2008 of GST Network Funding, Inc.

         *99.4 Form of Tender for all outstanding 10 1/2% Senior Secured Discount Notes Due 2008 in exchange for 10 1/2% Senior Secured Discount Exchange Notes Due 2008 of GST Network Funding, Inc.

         *99.5 Form of Instruction to Registered Holder from Beneficial Owner of 10 1/2% Senior Secured Discount Notes due 2008 of GST Network Funding, Inc.

         *99.6 Form of Notice of Guaranteed Delivery for outstanding 10 1/2% Senior Secured Discount Notes Due 2008 in exchange for 10 1/2% Senior Secured Discount Exchange Notes Due 2008 of GST Network Funding, Inc.

_______________
*        Filed herewith.
#        To be filed by amendment.

ITEM 22. UNDERTAKINGS.

(a)      The undersigned registrants hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (5) That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 under the Securities Act, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, enforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(e) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrants' annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, GST Network Funding, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, State of Washington, on August 4, 1998.


                                       GST NETWORK FUNDING, INC.


                                       By:     /S/ JOSEPH A. BASILE
                                               -----------------------
                                               Joseph A. Basile
                                               Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Joseph A. Basile, Clifford Sander, Daniel L. Trampush, Robert Ferchat and Jack
G. Armstrong, and each of them singly, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him, and his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) and supplements to this Registration
Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities on August 4, 1998.

          SIGNATURE                             TITLE
          ---------                             -----


     /S/ JOSEPH A. BASILE         Chief Executive Officer, President (Principal
---------------------------       Executive Officer) and Director
   (Joseph A. Basile)


    /S/ DANIEL L. TRAMPUSH        Senior Vice President and Chief Financial
---------------------------       Officer (Principal Financial Officer)
  (Daniel L. Trampush)


   /S/ CLIFFORD V. SANDER         Senior Vice President, Treasurer and Assistant
  (Clifford V. Sander)            Secretary (Principal Accounting Officer)


  /S/ ROBERT FERCHAT              Director
---------------------------
    (Robert Ferchat)


 /S/ JACK G. ARMSTRONG            Director
---------------------------
   (Jack G. Armstrong)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, GST USA, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, State of Washington, on August 4, 1998.


                                            GST USA, INC.


                                            By: /S/ JOSEPH A. BASILE
                                                ------------------------
                                                Joseph A. Basile
                                                Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Joseph A. Basile, Daniel Trampush, Clifford V. Sander, Robert Ferchat and Jack
G. Armstrong, and each of them singly, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him, and his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) and supplements to this Registration
Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on August 4, 1998.

         SIGNATURE                              TITLE

   /S/ JOSEPH A. BASILE          Chief Executive Officer, President and Director
---------------------------      (Principal Executive Officer)
       Joseph A. Basile

  /S/ DANIEL TRAMPUSH            Senior Vice President and Chief Financial
---------------------------      Officer (Principal Financial Officer)
        Daniel Trampush

  /S/ CLIFFORD V. SANDER         Senior Vice President, Treasurer, Chief
---------------------------      Accounting Officer and Assistant Secretary
     (Clifford V. Sander)        (Principal Accounting Officer)

 /S/ ROBERT FERCHAT              Director
---------------------------
       (Robert Ferchat)


/S/ JACK G. ARMSTRONG            Director
---------------------------
      (Jack G. Armstrong)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, State of Washington, on this 4th day of August 1998.

                                       GST TELECOMMUNICATIONS, INC.
                                       ----------------------------
                                              (Registrant)

                                       By: /S/ ROBERT FERCHAT
                                           ----------------------
                                           Robert Ferchat, Chairman of the Board


                       POWERS OF ATTORNEY AND SIGNATORIES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the undersigned officers and directors of GST Telecommunications, Inc. hereby constitutes and appoints Robert Ferchat, Joseph A. Basile, Stephen Irwin, Daniel L. Trampush, Clifford V. Sander and Jack G. Armstrong and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him in his name in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and to prepare any and all exhibits thereto, and other documents in connection therewith, and to make any applicable state securities law or blue sky filings, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done to enable GST Telecommunications, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


               SIGNATURE                                           TITLE                                        DATE
               ---------                                           -----                                        ----

/S/ ROBERT FERCHAT                         Chairman of the Board and Director                              August 4, 1998
----------------------------------
        (Robert Ferchat)


/S/ JOSEPH A. BASILE, JR.                                                                                  August 4, 1998
----------------------------------         President, Chief Executive Officer, Chief
    (Joseph A. Basile, Jr.)                Operating Officer (Principal Executive Officer)
                                           and Director


/S/ DANIEL TRAMPUSH
---------------------------------          Senior Vice President and Chief Financial                       August 4, 1998
  (Daniel Trampush)                        Officer (Principal Financial Officer)


/S/ CLIFFORD V. SANDER                     Senior Vice President, Treasurer, Chief                         August 4, 1998
--------------------------------           Accounting Officer and Assistant Secretary
   (Clifford V. Sander)                    (Principal Accounting Officer)

                                                                                                           August 4, 1998
/S/ STEPHEN IRWIN                          Vice Chairman of the Board, Secretary and
--------------------------------           Director
     (Stephen Irwin)


               SIGNATURE                                           TITLE                                        DATE
               ---------                                           -----                                        ----



/S/ JOHN WARTA                             Director                                                        August 4, 1998
--------------------------
   (John Warta)


/S/ ROY MEGARRY                            Director                                                        August 4, 1998
---------------------------
     (Roy Megarry)


/S/ PETER E. LEGAULT                       Director                                                        August 4, 1998
-------------------------
   (Peter E. Legault)


/S/ JACK G. ARMSTRONG                                                                                      August 4, 1998
-------------------------
   (Jack G. Armstrong)                     Director


/S/ MITSUHIRO NAOE                                                                                         August 4, 1998
--------------------------
   (Mitsuhiro Naoe)                        Director


/s/ Joseph G. Fogg, III                                                                                    August 4, 1998
----------------------------               Director
   (Joseph G. Fogg, III)



The Company's Authorized Representative
in the United States

/S/ DANIEL TRAMPUSH                                                                                        August 4, 1998
-------------------------
   Daniel L. Trampush

                                  EXHIBIT INDEX




     1 Placement Agreement dated April 29, 1998, by and among GST Network, GST, GST USA, and the Placement Agents (incorporated by reference to
         Exhibit 10.1 to GST's Current Report on Form 8-K dated May 4, 1998 (the "May 8-K").

    *3.1 Certificate of Incorporation of GST Network.

    *3.2 By-laws of GST Network.

     3.3 Certificate of Incorporation of GST USA, as amended (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-4 (File No. 333-33601) (the "1997 S-4").

     3.4 By-laws of GST USA (incorporated by reference to Exhibit 3.4 to the 1997 S-4).

     3.5 Certificate   of   Incorporation   of  GST   Telecommunications,   Inc.
         (incorporated by reference to Exhibit 3(a) to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996).

     3.6 Amended  and   Restated   By-laws  of  GST   Telecommunications,   Inc.
         (incorporated by reference to Exhibit 3.1 to the Company's Form S-3 (File No. 333-38091).

     4.1 Indenture dated as of May 4, 1998, by and among GST Network, GST USA, GST and United States Trust Company of New York (incorporated by reference to Exhibit 4.1 to the May 8-K).

    #5   Opinion of Olshan Grundman Frome & Rosenzweig LLP.

    #8.1 Opinion of Olshan  Grundman Frome & Rosenzweig LLP (included in Exhibit
         5 to this Registration Statement).

    #8.2 Opinion of Thorsteinssons.

   *23.1 Consent by KPMG Peat Marwick LLP.

   *23.2 Consent of KPMG Peat Marwick LLP.

   *23.3 Consent of KPMG Peat Marwick LLP.

   #23.4 Consent of Olshan  Grundman Frome & Rosenzweig LLP (included in Exhibit
         5 to this Registration Statement).

    *25  Statement of eligibility of trustee.

    99.1 Registration Rights Agreement dated May 4, 1998, by and among GST Network, GST USA, GST and the Placement Agents (incorporated by reference to Exhibit 10.2 to the May 8-K).

    99.2 Collateral Pledge and Security Agreement dated May 4, 1998, from GST Network to United States Trust Company of New York (incorporated by reference to Exhibit 10.3 to the May 8-K).

   *99.3 Form of Letter of  Transmittal  for Tender of all  outstanding  10 1/2%
         Senior Secured Discount Notes Due 2008 in exchange for 10 1/2% Senior Secured Discount Exchange Notes Due 2008 of GST Network Funding, Inc.

   *99.4 Form of Tender for all  outstanding  10 1/2%  Senior  Secured  Discount
         Notes Due 2008 in exchange for 10 1/2% Senior Secured Discount Exchange Notes Due 2008 of GST Network Funding, Inc.

   *99.5 Form of Instruction to Registered  Holder from  Beneficial  Owner of 10
         1/2% Senior  Secured  Discount  Notes due 2008 of GST Network  Funding,
         Inc.

   *99.6 Form of Notice of Guaranteed  Delivery for  outstanding  10 1/2% Senior
         Secured Discount Notes Due 2008 in exchange for 10 1/2% Senior Secured Discount Exchange Notes Due 2008 of GST Network Funding, Inc.




---------------------
*   Filed herewith.
#   To be filed by amendment.